UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Yum China Holdings, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

This document shall also serve as a circular to holders of the common stock of Yum China Holdings, Inc. for the purposes of the Rules (the “Hong Kong Listing Rules”) Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”).

Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution when dealing in the securities of Yum China Holdings, Inc. If you are in doubt about any of the contents of this document, you should obtain independent professional advice.

Hong Kong Exchanges and Clearing Limited and the Hong Kong Stock Exchange take no responsibility for the contents of this document, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this document.

Yum China Holdings, Inc.

101 East Park Boulevard, Suite 805 Plano, Texas 75074 United States of America	Yum China Building 20 Tian Yao Qiao Road Shanghai 200030 People’s Republic of China

April 11, 2024

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2024 Annual Meeting of Stockholders of Yum China Holdings, Inc. (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 23, 2024, at 8:00 a.m. local time, at Kerry Hotel, 38 Hung Luen Road, Hung Hom Bay, Kowloon, Hong Kong.

The attached notice of Annual Meeting and proxy statement contain details of the business to be conducted at the Annual Meeting. In addition, the Company’s 2023 annual report, which is being made available to you along with the proxy statement, contains information about the Company and its performance.

Your vote is important. We encourage you to vote promptly, whether or not you plan to attend the Annual Meeting. You may vote your shares over the Internet or via telephone. If you received a paper copy of the proxy materials, you may complete, sign, date and mail the proxy card in the postage-paid envelope provided.

If you plan to attend the meeting, you may also vote in person. If you hold your shares through a bank, broker or other nominee, you will be required to show the notice or voting instructions form you received from your bank, broker or other nominee or a copy of a statement (such as a brokerage statement or legal proxy) from your bank, broker or other nominee reflecting your stock ownership as of March 25, 2024 in order to be admitted to the meeting. All attendees must bring valid photo identification to gain admission to the meeting. Whether or not you attend the meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

Sincerely,

Joey Wat

Chief Executive Officer

Yum China Holdings, Inc.

Notice of Annual Meeting

of Stockholders

Time and Date:	8:00 a.m. (local time) on Thursday, May 23, 2024
Location:	Kerry Hotel, 38 Hung Luen Road, Hung Hom Bay, Kowloon, Hong Kong
Items of Business:	(1) To elect the 11 director nominees named in the accompanying proxy statement to serve for a one-year term expiring at the 2025 annual meeting of the Company’s stockholders.
(2) To approve and ratify the appointment of KPMG Huazhen LLP and KPMG as the Company’s independent auditors for 2024.
(3) To approve, on an advisory basis, the Company’s named executive officer compensation.

(4)   To approve, pursuant to the rules of the Hong Kong Stock Exchange, the Board’s continuing authority to approve the Company’s issuance of shares of its common stock or securities convertible into common stock in an amount not to exceed 20% of the total number of outstanding shares of common stock of the Company as of the date of the Annual Meeting, effective from date of the Annual Meeting until the earlier of the date the next annual meeting is held or June 23, 2025.

(5)   To approve, pursuant to the rules of the Hong Kong Stock Exchange, the Board’s continuing authority to approve the Company’s repurchase of shares of its common stock in an amount not to exceed 10% of the total number of outstanding shares of common stock of the Company as of the date of the Annual Meeting, effective from date of the Annual Meeting until the earlier of the date the next annual meeting is held or June 23, 2025.

(6) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Who Can Vote:	You can vote if you were a stockholder of record as of the close of business on March 25, 2024.
How to Vote:

You may vote over the Internet or via telephone by following the instructions set forth in the accompanying proxy statement. If you received a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the proxy card. If you attend the Annual Meeting, you may vote in person. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote promptly.

Date of Mailing:	This notice of Annual Meeting, the accompanying proxy statement and the form of proxy are first being mailed to stockholders on or about April 11, 2024.

By Order of the Board of Directors,

Pingping Liu

Chief Legal Officer

PROXY STATEMENT – TABLE OF CONTENTS

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

MEETING INFORMATION

Time and Date:	8:00 a.m. (local time) on Thursday, May 23, 2024

Location:	Kerry Hotel, 38 Hung Luen Road, Hung Hom Bay, Kowloon, Hong Kong

Record Date:	March 25, 2024

HOW TO VOTE

Stockholders of record as of the close of business on March 25, 2024 may vote by using any of the following methods:

Before the Annual Meeting:

•	Via Internet by following the instructions on www.proxyvote.com;

•	Via telephone by calling 1 (800) 690-6903 (toll-free in the U.S.) and following the instructions provided by the recorded message; or

•	Via mail, if you received your proxy materials by mail, by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 a.m. Beijing/Hong Kong time on May 22, 2024 / 11:59 p.m. U.S. Eastern time on May 21, 2024. Proxies submitted by mail must be received prior to the meeting.

At the Annual Meeting:

If you attend the Annual Meeting, you may vote in person.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares at the Annual Meeting even if you have previously voted by proxy.

If you hold your shares in the name of a bank, broker or other nominee, your ability to vote depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

YUM CHINA – 2024 Proxy Statement	1

PROXY STATEMENT SUMMARY

ITEMS OF BUSINESS

Proposal	Board Voting Recommendation	Page Reference

1. Election of the 11 Director Nominees Named in this Proxy Statement to Serve for a One-Year Term	FOR each nominee	26

2. Approval and Ratification of the Appointment of KPMG Huazhen LLP and KPMG as the Company’s Independent Auditors for 2024	FOR	33

3. Advisory Vote on Named Executive Officer Compensation	FOR	35

4. Authorization to Issue Shares up to 20% of Outstanding Shares	FOR	36

5. Authorization to Repurchase Shares up to 10% of Outstanding Shares	FOR	38

COMPANY OVERVIEW

Yum China Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) is the largest restaurant company in China in terms of 2023 system sales. We had $11 billion of revenues in 2023 and 14,644 restaurants as of December 31, 2023. Our growing restaurant network consists of our flagship KFC and Pizza Hut brands, as well as emerging brands such as Lavazza, Huang Ji Huang, Little Sheep and Taco Bell. We have the exclusive right to operate and sublicense the KFC, Pizza Hut and, subject to achieving certain agreed-upon milestones, Taco Bell brands in China, excluding Hong Kong, Macau and Taiwan. We own the intellectual property of the Little Sheep and Huang Ji Huang concepts outright.

The Company’s common stock is dual-primary listed on the New York Stock Exchange (the “NYSE”) and on the Main Board of the Hong Kong Stock Exchange.

2	YUM CHINA – 2024 Proxy Statement

PROXY STATEMENT SUMMARY

SUMMARY INFORMATION REGARDING NOMINEES

The following table provides summary information about each of the nominees to our board of directors (the “Board of Directors” or the “Board”).

Name	Age	Director Since	Primary Occupation	Independent	Board Committee Membership as of April 11, 2024
					AC	CC	NG	FSS
Fred Hu (Chairman)	60	2016	Chairman and founder of Primavera Capital Group	✓			Chair

Joey Wat	52	2017	Chief Executive Officer of the Company

Robert B. Aiken*	61	—	Executive Chairman of Monterey Bay Herb Co.

Peter A. Bassi	74	2016	Former Chairman of Yum! Restaurants International	✓	Chair			X

Edouard Ettedgui	72	2016	Non-Executive Chairman of Alliance Française, Hong Kong	✓		X	X	X

David Hoffmann	56	2023	Chairman and Chief Executive Officer of Mammoth Holdings	✓	X

Ruby Lu	53	2016	Venture capitalist	✓		Chair	X

Zili Shao	64	2016	Founder and Chairman of MountVue Capital Management Co. Ltd.	✓	X			Chair

William Wang	49	2017	Partner of Primavera Capital Group	✓		X

Min (Jenny) Zhang	50	2021	Former Vice-chairlady of Huazhu Group Limited	✓	X	X	X

Christina Xiaojing Zhu	51	2023	President and Chief Executive Officer of Walmart China	✓

AC – Audit Committee; CC – Compensation Committee; NG – Nominating and Governance Committee; FSS – Food Safety and Sustainability Committee;

Chair – Committee Chair

* Mr. Aiken is standing for election for the first time at the 2024 Annual Meeting.

The following charts summarize the diversity of our director nominees.

YUM CHINA – 2024 Proxy Statement	3

PROXY STATEMENT SUMMARY

GOVERNANCE HIGHLIGHTS

The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to stockholders. The Board believes that its principles and practices align management and stockholder interests. Highlights include:

Director Independence	• Independent Board Chairman • 9 of 11 director nominees are independent

Director Elections and Attendance

•  Annual election of all directors

•  Majority voting policy for elections of directors in uncontested elections

•  Proxy access for director nominees by stockholders

•  96% director attendance at Board and committee meetings in 2023

Board Refreshment and Diversity

•  Board Diversity Policy

•  Directors with experience, qualifications and skills across a wide range of public and private companies

•  Directors reflect diversity of age, gender, race and nationality

•  Average director nominee age of 58 as of April 11, 2024

•  Independent and non-management directors may generally not stand for re-election after age 75

Other Governance Practices

•  Stockholders holding at least 25% of the Company’s outstanding shares have the right to call special meetings

•  Active stockholder engagement

•  No shareholder rights plan (also known as a poison pill)

•  Director and executive officer stock ownership policies

•  Policy prohibiting hedging or other speculative trading of Company stock

•  Policy regarding resignation if any director experiences a significant change in professional roles and responsibilities

•  Board access to senior management and independent advisors

4	YUM CHINA – 2024 Proxy Statement

PROXY STATEMENT SUMMARY

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our Investor Relations website is located at ir.yumchina.com. Although the information contained on or connected to our website is not part of this proxy statement, you can view additional information on our website, such as our 2023 annual report, the charters of our Board committees, our Corporate Governance Principles, our Code of Conduct and reports that we file with the Securities and Exchange Commission (the “SEC”) and the HKEX. Copies of these documents may also be obtained free of charge by writing to Yum China Holdings, Inc., 101 East Park Boulevard, Suite 805, Plano, Texas 75074, or Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030 People’s Republic of China, Attention: Corporate Secretary.

YUM CHINA – 2024 Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

The Board of Directors of Yum China Holdings, Inc. solicits the enclosed proxy for use at the Annual Meeting to be held at 8:00 a.m., local time, on Thursday, May 23, 2024 at Kerry Hotel, 38 Hung Luen Road, Hung Hom Bay, Kowloon, Hong Kong. This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on several important Company matters. In addition, our management will report on the Company’s performance over the last fiscal year and, following the meeting, respond to questions from stockholders.

Why am I receiving these materials?

You received these materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a stockholder of record as of the close of business on March 25, 2024, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

As permitted by SEC rules, we are making this proxy statement and our 2023 annual report available to our stockholders electronically via the Internet. On or about April 11, 2024, we mailed to our stockholders the Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this proxy statement and our 2023 annual report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request a copy. The Notice contains instructions on how to access and review all of the important information contained in the proxy statement and the annual report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

6	YUM CHINA – 2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may attend the Annual Meeting?

The Annual Meeting is open to all stockholders as of the close of business on March 25, 2024. If you hold your shares through a bank, broker or other nominee, you will be required to show the notice or voting instructions form you received from your bank, broker or other nominee or a copy of a statement (such as a brokerage statement or legal proxy) from your bank, broker or other nominee reflecting your stock ownership as of March 25, 2024 in order to be admitted to the meeting.

All attendees must bring valid photo identification to gain admission to the meeting. Please note that computers, cameras, sound or video recording equipment, large bags, briefcases and packages will not be allowed in the meeting room.

Who may vote?

You may vote if you owned any shares of Company common stock as of the close of business on the record date, March 25, 2024. Each share of Company common stock is entitled to one vote. As of March 25, 2024, there were 392,027,941 shares of Company common stock outstanding.

What am I voting on?

You will be voting on the following five items of business at the Annual Meeting:

•	The election of the 11 director nominees named in this proxy statement to serve for a one-year term;

•	The approval and ratification of the appointment of KPMG Huazhen LLP and KPMG as the Company’s independent auditors for 2024;

•	The approval, on an advisory basis, of the Company’s named executive officer compensation;

•	The authorization to issue shares up to 20% of the total number of outstanding shares of common stock of the Company; and

•	The authorization to repurchase up to 10% of the total number of outstanding shares of common stock of the Company.

We will also consider other business that properly comes before the meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	FOR each of the 11 nominees named in this proxy statement for election to the Board;

•	FOR the approval and ratification of the appointment of KPMG Huazhen LLP and KPMG as our independent auditors for 2024;

•	FOR the proposal on named executive officer compensation;

YUM CHINA – 2024 Proxy Statement	7

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

•	FOR the authorization to issue shares up to 20% of the total number of outstanding shares of common stock of the Company; and

•	FOR the authorization to repurchase up to 10% of the total number of outstanding shares of common stock of the Company.

How do I vote before the Annual Meeting?

There are three ways to vote before the meeting:

•	By Internet—we encourage you to vote online at www.proxyvote.com by following instructions on the Notice or proxy card;

•	By telephone—you may vote by making a telephone call to 1 (800) 690-6903 (toll-free in the U.S.); or

•	By mail—if you received your proxy materials by mail, you may vote by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 a.m. Beijing/Hong Kong time on May 22, 2024 / 11:59 p.m. U.S. Eastern time on May 21, 2024. Proxies submitted by mail must be received prior to the meeting.

If you hold your shares in the name of a bank, broker or other nominee, your ability to vote before the Annual Meeting depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

Can I vote at the Annual Meeting?

Shares registered directly in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held through a bank, broker or other nominee may be voted in person only if you obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the Annual Meeting even if you have previously voted by proxy.

If you hold your shares in the name of a bank, broker or other nominee, your ability to vote at the Annual Meeting depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

Can I change my mind after I vote?

If you are a stockholder of record, you may change or revoke any previously cast vote, so long as the new vote or revocation is received before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy card with a later date and returning it to us for receipt prior to the Annual Meeting;

•	voting again through the Internet or by telephone prior to 11:59 a.m. Beijing/Hong Kong time on May 22, 2024 / 11:59 p.m. U.S. Eastern time on May 21, 2024;

8	YUM CHINA – 2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

•	giving written notice to the Corporate Secretary of the Company prior to the Annual Meeting; or

•	voting again at the Annual Meeting.

If you hold your shares in the name of a bank, broker or other nominee, your ability change your vote depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

Who will count the votes?

Representatives of Broadridge Financial Solutions will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you vote by proxy card, your shares will be voted as you instruct by the individuals named on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board set forth on page 2.

What does it mean if I receive more than one Notice or proxy card?

If you received more than one Notice or proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our U.S. transfer agent is Computershare Trust Company, N.A., which may be reached at 1 (877) 854-0865 (U.S.) and 1 (781) 575-3102 (International). Computershare Investor Services Limited, which can be reached at 852-2862-8500 (Hong Kong), acts as our co-transfer agent to maintain the Hong Kong share register.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted on certain matters if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to approve and ratify the appointment of KPMG Huazhen LLP and KPMG as our independent auditors for 2024 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other matters to be voted on at our Annual Meeting are not considered “routine” under applicable rules. When a matter is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that matter, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

YUM CHINA – 2024 Proxy Statement	9

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting in person or if you properly submit a proxy by Internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of the shares of Company common stock outstanding as of March 25, 2024 must be present in person or represented by proxy at the Annual Meeting. This is referred to as a “quorum.” Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

How many votes are needed to elect directors?

You may vote “FOR” each nominee or “AGAINST” each nominee, or “ABSTAIN” from voting on one or more nominees. Unless you mark “AGAINST” or “ABSTAIN” with respect to a particular nominee or nominees or for all nominees, your proxy will be voted “FOR” each of the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of “FOR” votes exceeds 50% of the number of votes cast with respect to that director’s election. Abstentions will be counted as present but not voted. Abstentions and broker non-votes will not affect the outcome of the election of directors. Full details of the Company’s majority voting policy are set out in our Corporate Governance Principles and are described under “Governance of the Company—Majority Voting Policy.”

How many votes are needed to approve the other proposals?

Proposals 2, 3, 4 and 5 must receive the “FOR” vote of a majority of the shares of our common stock, present in person or represented by proxy, and entitled to vote at the Annual Meeting. For each of these proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as shares present and entitled to vote at the Annual Meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” Proposals 2, 3, 4 and 5. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Because Proposal 2 is considered a routine matter, we do not expect there to be any broker non-votes for Proposal 2. Broker non-votes will not affect the outcome of Proposals 3, 4 and 5.

May stockholders ask questions?

Yes. Representatives of the Company will answer stockholders’ questions of general interest following the Annual Meeting.

When will the Company announce the voting results?

The Company will announce the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting. The voting results will also be filed with HKEX simultaneously.

10	YUM CHINA – 2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What if other matters are presented for consideration at the Annual Meeting?

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

YUM CHINA – 2024 Proxy Statement	11

GOVERNANCE OF THE COMPANY

The business and affairs of the Company are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to stockholders. The Board believes that its practices align management and stockholder interests.

The corporate governance section of our website makes available certain of the Company’s corporate governance materials, including our Corporate Governance Principles, the charters for each committee and our Code of Conduct. To access these documents on our Investor Relations website, ir.yumchina.com, click on “About Yum China” and then “Corporate Governance.”

Highlights of our corporate governance policies and practices are described below.

Director Independence	• Independent Board Chairman • 9 of 11 director nominees are independent
Director Elections and Attendance

•  Annual election of all directors

•  Majority voting policy for elections of directors in uncontested elections

•  Proxy access for director nominees by stockholders

•  96% director attendance at Board and committee meetings in 2023

Board Refreshment and Diversity

•  Board Diversity Policy

•  Directors with experience, qualifications and skills across a wide range of public and private companies

•  Directors reflect diversity of age, gender, race and nationality

•  Average director nominee age of 58 as of April 11, 2024

•  Independent and non-management directors may generally not stand for re-election after age 75

Other Governance Practices

•  Stockholders holding at least 25% of the Company’s outstanding shares have the right to call special meetings

•  Active stockholder engagement

•  No shareholder rights plan (also known as a poison pill)

•  Director and executive officer stock ownership policies

•  Policy prohibiting hedging or other speculative trading of Company stock

•  Policy regarding resignation if any director experiences a significant change in professional roles and responsibilities

•  Board access to senior management and independent advisors

12	YUM CHINA – 2024 Proxy Statement

GOVERNANCE OF THE COMPANY

What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of 10 directors, all of whom are standing for election at the Annual Meeting. Each director is elected for a one-year term. David Hoffmann, who was appointed to the Board in July 2023, will stand for election by our stockholders for the first time at the Annual Meeting. A new director nominee, Robert B. Aiken, is also standing for election for the first time at the Annual Meeting. The Board has determined to increase the number of directors constituting the Board from 10 to 11 following the Annual Meeting. Proxies may not be voted for more than 11 persons in the election of directors.

How often did the Board meet in 2023?

Directors are expected, absent extraordinary circumstances, to attend all Board meetings and meetings of committees on which they serve. Our Board met five times and the committees collectively met 27 times during 2023. In 2023, overall attendance at Board and committee meetings was 96% and all incumbent directors attended at least 75% of the aggregate total of meetings of the Board and committees on which the director served. Our independent directors meet privately in executive session without management present at each regularly scheduled Board meeting. Our independent Chairman leads these Board executive sessions.

What is the Board’s policy regarding director attendance at the Annual Meeting?

All directors are encouraged to attend the Annual Meeting. All of the then-incumbent directors attended the 2023 annual meeting of the Company’s stockholders.

How are director nominees selected?

The Nominating and Governance Committee is responsible for recommending director candidates to the full Board for nomination and election at the annual meetings of stockholders. The Nominating and Governance Committee’s charter provides that it may retain third-party search firms to identify candidates from time to time. When the Nominating and Governance Committee engages a search firm, it provides the firm with guidance as to the skills, experience and qualifications that it is seeking in potential candidates, which may include, among other things, new directors who would contribute to the collective diversity of the Board. After conducting skills mapping and interviewing candidates, the search firm then provides a candidate list to the Nominating and Governance Committee. The Nominating and Governance Committee then interviews the candidates before any candidate is presented to the full Board for consideration and approval. In accordance with this process, the Board appointed David Hoffmann to the Board in July 2023.

This year, with the assistance of a third-party search firm, the Nominating and Governance Committee identified potential candidates for the Board. After considering and evaluating a number of highly qualified candidates, the Nominating and Governance Committee recommended to the Board, and the Board determines that Robert B. Aiken be nominated to stand for election by our stockholders at the Annual Meeting.

YUM CHINA – 2024 Proxy Statement	13

GOVERNANCE OF THE COMPANY

The Nominating and Governance Committee will also consider director candidates recommended by stockholders or other sources in the same manner as nominees identified by the Committee. For a stockholder to submit a candidate for consideration by the Nominating and Governance Committee, a stockholder must notify the Company’s Corporate Secretary by mail at Yum China Holdings, Inc., 101 East Park Boulevard, Suite 805, Plano, Texas 75074 or at Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030, People’s Republic of China.

In accordance with the Corporate Governance Principles, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated, and are selected based upon contributions they can make to the Board and management. The Nominating and Governance Committee seeks to complete customary vetting procedures and background checks with respect to individuals suggested for potential Board membership by stockholders of the Company or other sources. We believe that each of our directors and director nominees has met the guidelines set forth in the Corporate Governance Principles.

The Company is party to a shareholders agreement with Primavera Capital Group (“Primavera”), pursuant to which Primavera has identified two director designees, Dr. Fred Hu and Mr. William Wang.

What are the director nominees’ qualifications and skills?

As listed below, our director nominees have experience, qualifications and skills across a wide range of public and private companies spanning many different industries, possessing a broad spectrum of experience both individually and collectively. They possess a diverse mix of regional, industry and professional expertise.

	Executive Leadership	Industry	Information Technology/ Cybersecurity	Regional (China/Asia Pacific)	Public Company Board
Fred Hu	✓		✓	✓	✓

Joey Wat	✓	✓	✓	✓	✓

Robert B. Aiken	✓	✓	✓		✓

Peter A. Bassi	✓	✓			✓

Edouard Ettedgui	✓	✓		✓	✓

David Hoffmann	✓	✓		✓	✓

Ruby Lu	✓		✓	✓	✓

Zili Shao	✓			✓	✓

William Wang	✓		✓	✓	✓

Min (Jenny) Zhang	✓	✓	✓	✓	✓

Christina Xiaojing Zhu	✓	✓	✓	✓	✓

How does the composition of our Board reflect diversity?

The Nominating and Governance Committee seeks to recommend nominees that bring a unique perspective to the Board in order to contribute to the collective diversity of the Board. The Board believes that having directors of diverse back-

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grounds helps the Board better oversee the Company’s management and operations and assess risk and opportunities for the Company’s business model from a variety of perspectives. Under our Board Diversity Policy, diversity is broadly construed to mean a variety of perspectives, skills, personal and professional experiences and backgrounds, and other characteristics represented in both visible and non-visible ways that include, but are not limited to, age, gender, race and nationality. As a part of the director nominating process, the Nominating and Governance Committee considers several factors to ensure the entire Board collectively embraces a wide variety of characteristics. Each director nominee will generally exhibit different and varying degrees of these characteristics. With respect to the Company’s current slate of director nominees, the Company also benefits from the diversity inherent from differences in Board member age, gender, race and nationality. Thirty-six percent of director nominees are women.

Can stockholders nominate directors for election to the Board?

Yes, under our Amended and Restated Bylaws (the “Bylaws”), stockholders may nominate persons for election as directors at an annual meeting by following the procedures described under “Additional Information.”

What is the Board’s leadership structure?

Our Board is currently led by an independent Chairman, Dr. Fred Hu. Our Board believes that Board independence and oversight of management are effectively maintained through a strong independent Chairman and through the Board’s composition, committee system and policy of having regular executive sessions of independent and non-management directors, all of which are discussed below this section. Further, separating the Chairman and Chief Executive Officer roles enables the Chairman to focus on corporate governance matters and the Chief Executive Officer to focus on the Company’s business. We find that this structure works well to foster an open dialogue and constructive feedback among the independent directors and management. It further allows the Board to effectively represent the best interests of all stockholders and contribute to the Company’s long-term success.

To promote effective independent oversight, the Board has adopted a number of governance practices discussed below.

What are the Company’s governance policies and ethical guidelines?

•

Board Committee Charters. The Audit Committee, Compensation Committee, Nominating and Governance Committee and Food Safety and Sustainability Committee of the Board of Directors operate pursuant to their respective written charters. These charters were approved by the Board of Directors and are reviewed annually by the respective committees. Each charter is available on the Company’s website at ir.yumchina.com.

•

Governance Principles. The Board of Directors has adopted Corporate Governance Principles, which are intended to embody the governance principles and procedures by which the Board functions. These principles are available on the Company’s website at ir.yumchina.com.

•

Ethical Guidelines. Yum China’s Code of Conduct was adopted to emphasize the Company’s commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees

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to report ethical or accounting concerns, misconduct or violations of the Code of Conduct in a confidential manner. The Code of Conduct applies to all directors and employees of the Company, including the chief executive officer, the chief financial officer and the principal accounting officer. All employees of the Company are required, on an annual basis, to complete the Yum China Code of Conduct Questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company’s website at ir.yumchina.com. The Company intends to post amendments to or waivers from the Code of Conduct (to the extent applicable to directors or executive officers and required by the rules of the SEC, NYSE or HKEX) on this website.

•

Conflicts of Interest Policy Applicable to Directors. As set out in Yum China’s Code of Conduct, Yum China’s conflicts of interest policy with respect to directors is designed to ensure adequate disclosure and consideration of the types of conflict of interest situations that are reasonably likely to be of concern to the Company.

Accordingly, directors are required to disclose to the Company all potential conflict of interest situations that could reasonably be expected to impact the independence and judgment of directors in performing their duties as members of the Board of Directors of the Company. Such disclosures are required to be made by the director at such time and in such manner as to provide adequate notice and sufficient information to the Company to enable the Company to fully and adequately consider the relevant facts and circumstances related to the potential conflict of interest and to determine the actions, if any, that should be taken to resolve such potential conflict of interest.

The Company’s governance policies are compliant with applicable rules and regulations of both the NYSE and the HKEX.

What other significant Board governance practices does the Company have?

•

Annual Election of Directors. In accordance with our Amended and Restated Certificate of Incorporation, our directors are elected to serve a one-year term and until their successors are elected and qualified or until their earlier death, resignation or removal.

•

Role of Lead Director. Our Corporate Governance Principles require the independent directors to appoint a Lead Director when the Chairman does not qualify as independent in accordance with the applicable rules of the NYSE. The Company currently does not have a Lead Director because the Chairman of the Board is independent.

•

Executive Sessions. Our independent and non-management directors meet regularly in executive session. The executive sessions are attended only by the independent and non-management directors and are presided over by the independent Chairman. Our independent directors also meet in executive session at least once per year.

•

Board and Committee Evaluations. The Board recognizes that a thorough, constructive evaluation process enhances our Board’s effectiveness and is an essential element of good corporate governance. Each year, the Nominating and Governance Committee oversees the design and implementation of the evaluation process, focused on the Board’s contribution to the Company and on areas in which the Board believes a better contribution could be made. In addition, each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Food Safety and Sustainability Committee also conducts a similar annual self-evaluation pursuant to their respective charters. Written questionnaires completed by each director, as well as discussions with selected directors, solicit feedback on a wide range of issues, including Board/committee composition and leadership, meetings,

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responsibilities and overall effectiveness. A summary of the Board and committee evaluation results is discussed with the Board and with the respective committees, and policies and practices are updated in response to the evaluation results. Director suggestions for improvements to evaluation questionnaires and processes are considered for incorporation for the following year.

•

Retirement Policy. Pursuant to our Corporate Governance Principles, independent or non-management directors may not stand for re-election to the Board after they have reached the age of 75, unless the Board unanimously elects to have the director stand for re-election.

•

Limits on Director Service on Other Public Company Boards. Our Corporate Governance Principles provide that directors may serve on no more than four other public company boards. The Company’s Chief Executive Officer, if a director, may serve on no more than one other public company board. All directors are expected to advise the Chairman and the Chair of the Nominating and Governance Committee prior to accepting any other public company directorship or any assignment to the audit committee or compensation committee of other public company boards.

•

Majority Voting Policy. Our Bylaws require majority voting for the election of directors in uncontested elections. This means that director nominees in an uncontested election for directors must receive a number of votes “FOR” their election in excess of 50% of the number of votes cast with respect to that director’s election. The Corporate Governance Principles further provide that any incumbent director who does not receive a majority of “FOR” votes will promptly tender to the Board his or her resignation from the Board. The resignation will specify that it is effective upon the Board’s acceptance of the resignation. The Board will, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, accept or reject the resignation and publicly disclose the Board’s decision regarding the resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.

•

Access to Management and Employees. Our directors have complete and open access to senior members of management. Our Chief Executive Officer invites key employees of the Company to attend Board sessions at which the Chief Executive Officer believes they can meaningfully contribute to Board discussion.

•

Access to Outside Advisors. The Board and Board committees have the right to consult and retain independent legal and other advisors at the expense of the Company. The Audit Committee has the sole authority to appoint and replace the independent auditors, subject to stockholder approval. The Compensation Committee has the sole authority to retain any advisor to assist it in the performance of its duties, after taking into consideration all factors relevant to the advisor’s independence from management. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Food Safety and Sustainability Committee has the authority to consult and retain any advisor to assist it in connection with the exercise of its responsibilities and authority.

What is the Board’s role in risk oversight?

The Board maintains overall responsibility for overseeing the Company’s risk management framework. The Board regularly reviews risks that may be material to the Company. In furtherance of its responsibility, the Board has delegated specific risk-related responsibilities to the Audit Committee, the Compensation Committee and the Food Safety and Sustainability Committee.

The Board and its committees consult with external advisors and internal experts regarding anticipated future threats, trends and risks that may be applicable to our Company, our industry and our operations.

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Audit Committee

The Audit Committee engages in substantive discussions with management regarding the Company’s major risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our Head of Corporate Audit reports directly to the Audit Committee, as well as our Chief Financial Officer. The Audit Committee also receives reports at committee meetings regarding legal and regulatory risks from management and meets periodically in separate executive sessions with our independent auditors and our Head of Corporate Audit. The Audit Committee periodically provides a summary to the full Board of the risk areas reviewed together with any other risk-related subjects discussed at the Audit Committee meeting. Alternatively, the Board may review and discuss directly with management the major risks arising from the Company’s business and operations.

The Company also maintains the Compliance Oversight Committee, a management-level committee, which is co-chaired by the Chief Legal Officer and the Chief Financial Officer of the Company and comprised of leaders from multiple functions. The Compliance Oversight Committee meets regularly to monitor and review the implementation of the Company’s compliance programs. The Chief Legal Officer reports regularly to the Audit Committee on the Company’s key risk areas and compliance programs.

Compensation Committee

The Compensation Committee considers the risks that may be implicated by our compensation programs through a risk assessment conducted by management and reports its conclusions to the full Board. This oversight helps ensure the Company’s compensation programs align with the Company’s goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive or inappropriate risk-taking.

Food Safety and Sustainability Committee

The Food Safety and Sustainability Committee assists the Board in its oversight of the Company’s practices, policies, procedures, strategies and initiatives relating to the protection of food safety. The Committee monitors trends, issues and concerns affecting the Company’s food safety practices, and the risks arising therefrom, in light of the Company’s overall efforts related to food safety.

The Food Safety and Sustainability Committee also assists the Board in its oversight of the Company’s practices, policies, procedures, strategies and initiatives relating to sustainability, including environmental and climate-related issues, supply chain and food nutrition and health. The Committee monitors trends, issues and concerns affecting the Company’s sustainability practices, policies, procedures, strategies and initiatives.

How does the Board oversee food safety risk?

The Board and the Food Safety and Sustainability Committee are involved in oversight of the Company’s food safety risk. The Food Safety and Sustainability Committee assists the Board in the oversight of food safety risk and regularly receives reports from management in connection with the Company’s practices, procedures, strategies and initiatives relating to food safety and the risks arising therefrom. The Board and the Food Safety and Sustainability Committee also monitor and evaluate significant changes in regulatory requirements on food safety, material food safety incidents that could potentially affect the Company, as well as any severe public health situations that could adversely affect the Company’s business and operations.

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How does the Board oversee cybersecurity risk?

The Board maintains overall responsibility for overseeing the Company’s risk management framework, and cybersecurity represents an important component of the Company’s overall risk management framework. The Board regularly reviews risks that may be material to the Company. The Audit Committee assists the Board in the oversight of cybersecurity and other technology risks. Through receiving regular reports from the Chief Technology Officer and the Chief Legal Officer, the Audit Committee discusses with management cybersecurity risk mitigation and incident management, and reviews management reports regarding the Company’s cybersecurity governance processes, incident response system and applicable cybersecurity laws, regulations and standards, status of projects to strengthen internal cybersecurity management, the evolving threat environment, vulnerability assessments, specific cybersecurity incidents and management’s efforts to monitor, detect and prevent cybersecurity threats. On top of that, significant cybersecurity incidents will be immediately reported to the Board in accordance with the Company’s incident response plan.

The Company regularly engages external consultants to assess and independently verify its cybersecurity risk management, striving for continuous optimization of our cybersecurity policies, cybersecurity risk management processes, and technical measures. These engagements assist the Company in ensuring our cybersecurity management practices and technical measures comply with applicable laws, regulations, industry standards and the Company’s policies. The Company has maintained ISO/IEC 27001:2013 certification since 2018 for certain online business.

To its knowledge, the Company has not experienced a material cybersecurity breach within the last three years, nor identified any risks from cybersecurity threats that have materially affected us, including our business strategy, results of operations or financial condition. The Company maintains cybersecurity insurance as part of its overall insurance programs.

How does the Board oversee sustainability risk?

The Company strives to establish a responsible ecosystem by building sustainable restaurants, creating a sustainable supply chain with partners, and building sustainable communities with all stakeholders. The Company has established sustainability management mechanisms all the way from the Board to the frontline restaurant teams. At the Board level, the Food Safety and Sustainability Committee assists the Board in its oversight of the Company’s practices, policies, procedures, strategies and initiatives relating to sustainability, including environmental and climate-related issues, supply chain and food nutrition and health. The Food Safety and Sustainability Committee monitors trends, issues and concerns affecting the Company’s sustainability practices, policies, procedures, strategies and initiatives. The Food Safety and Sustainability Committee obtains reports from management as the Committee deems necessary or desirable. The Company has also established a Sustainability Committee comprised of selected leadership team members, the sustainability officer, and cross-functional teams. The Sustainability Committee members meet quarterly to track the implementation of material topics, evaluate sustainability risks, and develop risk management strategies and measures. The Board considers these sustainability matters at least annually in connection with the strategic plan.

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GOVERNANCE OF THE COMPANY

What is the Board’s role in management development and succession planning?

The Board considers management development and succession planning to be a critical part of our Company’s long-term strategy. In accordance with our Corporate Governance Principles, the Board reviews the Company’s succession planning, including succession planning in the case of retirement of the Chief Executive Officer of the Company. The Chief Executive Officer periodically reports to the Board with regard to his or her recommendations for potential successors to senior executive positions and development plans for such individuals. In addition, the Board reviews recommendations from an independent committee with regard to the performance evaluation of the Chief Executive Officer, which the committee conducts annually, in accordance with its charter.

How does the Board determine which directors are considered independent?

The Company’s Corporate Governance Principles, adopted by the Board, require that a majority of the directors qualify as independent in accordance with the applicable rules of the NYSE. The Board also considers independence requirements of the Hong Kong Listing Rules. The Board determines on an annual basis whether each director qualifies as independent pursuant to the applicable rules of the NYSE and the Hong Kong Listing Rules.

Pursuant to the Corporate Governance Principles, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Corporate Governance Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of the review, the Board affirmatively determined that all of the directors and director nominees are independent of the Company and its management under NYSE rules and the Hong Kong Listing Rules, with the exception of Joey Wat and Robert B. Aiken. Ms. Wat is not considered an independent director because she is the current Chief Executive Officer of the Company. Mr. Aiken is not considered independent because he has a brother-in-law who currently serves as a principal at KPMG LLP in the United States, which operates under the same KPMG global organization with the Company’s independent auditors to be approved by stockholders. Mr. Aiken’s brother-in-law is not involved in the auditing of the Company’s financial statements or otherwise providing services to the Company, and works out of a different office in a different country than the Company’s auditors.

In reaching this conclusion, the Board determined that Dr. Hu, Messrs. Bassi, Ettedgui, Hoffmann, Shao and Wang and Mess. Lu, Zhang and Zhu had no material relationship with the Company other than their relationship as a director.

How do stockholders communicate with the Board?

Stockholders or other parties who wish to communicate directly with the non-management directors, individually or as a group, or the entire Board may do so by writing to the Nominating and Governance Committee, c/o the Corporate Secretary, Yum China Holdings, Inc., 101 East Park Boulevard, Suite 805, Plano, Texas, 75074. The Nominating and Governance Committee of the Board has approved a process for handling correspondence received by the Company and

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addressed to non-management members of the Board or the entire Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated member of the Nominating and Governance Committee copies of all such correspondence (except commercial correspondence and correspondence that is duplicative in nature) and a summary of all such correspondence. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from stockholders relating to accounting, internal controls or auditing matters are brought to the attention of the Chairperson of the Audit Committee and to the internal audit department and are handled in accordance with procedures established by the Audit Committee with respect to such matters (described below). Correspondence from stockholders relating to Compensation Committee matters are referred to the Chairperson of the Compensation Committee.

How do the Board and management engage with stockholders?

Our Board and management are committed to regular engagement with our stockholders. We conduct an annual engagement program with stockholders to solicit their feedback on governance, executive compensation, sustainability and other matters. We have consistently reached out to our top 25 stockholders representing more than 50% of the outstanding shares of Company common stock since 2017. We may also reach out to other select shareholders if warranted by the circumstances. Additionally, our directors directly engage with stockholders from time to time upon stockholders’ request. Our senior management team, including our Chief Executive Officer and Chief Financial Officer, regularly engage in meaningful dialogue with our stockholders, including through our quarterly earnings calls and investor conferences and meetings. Our senior management team regularly reports to our Board and, as applicable, committees of our Board, regarding stockholder views.

We regularly evaluate and respond to the views voiced by our stockholders. In 2023, we bolstered our regular stockholder engagement program and conducted broad stockholder outreach in May and November to solicit and understand our stockholders’ feedback regarding our executive compensation program. We reached out to our top 50 stockholders representing over 70% of the outstanding shares of Company common stock both before and after the annual general meeting, and engaged with shareholders representing over 50% of the total outstanding shares. After considering common themes of stockholder feedback and the Company’s long-standing compensation philosophy, the Compensation Committee responded with meaningful commitments and changes to the Company’s executive compensation program.

In response to the continuous stockholder focus on environmental, social and governance (“ESG”) matters, we discussed with our stockholders our commitment to environmental sustainability and our enhanced sustainability performance. We are committed to reaching net-zero value chain greenhouse gas emissions (“GHG”) emissions by 2050, and have set near-term science-based targets (SBTs) by 2035. We continuously enhance disclosure transparency through our Sustainability Report, Task Force on Climate-Related Financial Disclosure Report and CDP Questionnaires (including Climate Change, Water Security and Forests).

In addition, beginning with the 2021 annual incentive program, ESG measures have been incorporated into the key performance indicators that are used to determine the individual performance factor for the leadership team members. The performance measures for our 2023 and 2024 performance share units (“PSUs”) awards applicable to the leadership team members also include ESG measures, underscoring the importance of ESG-related goals to the Company’s long-term strategy.

See “Compensation Design Guiding Principles,” “Stockholder Engagement and Board Responsiveness” and “2024 Executive Compensation Program to Support Business Strategy” under “Executive Compensation” for more information.

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What are the Company’s policies on reporting of concerns regarding accounting and auditing matters?

The Audit Committee has established policies on reporting concerns regarding accounting and auditing matters in addition to our policy on communicating with our non-management directors. Any employee may, on a confidential or anonymous basis, submit complaints or concerns regarding accounting or auditing matters to the Chief Legal Officer of the Company through the Company’s Employee Hotline or by e-mail or regular mail. If an employee is uncomfortable for any reason contacting the Chief Legal Officer, the employee may contact the Chairperson of the Audit Committee. The Chief Legal Officer maintains a log of all complaints or concerns, tracking their receipt, investigation and resolution and prepares a periodic summary report thereof for the Audit Committee.

What are the Committees of the Board?

The Board of Directors has standing Audit, Compensation, Nominating and Governance and Food Safety and Sustainability Committees. Set forth below is a summary of the functions of each committee, the members of each committee as of April 11, 2024 and the number of meetings each committee held in 2023.

Audit Committee Peter A. Bassi, Chair David Hoffmann Zili Shao Min (Jenny) Zhang Number of meetings held in 2023: 12

•  Possesses sole authority regarding the selection and retention of the independent auditors, subject to stockholder approval

•  Reviews and has oversight over the Company’s internal audit function

•  Reviews and approves all auditing services, internal control-related services and permitted non-audit services to be performed for the Company by the independent auditors

•  Reviews the independence, qualification and performance of the independent auditors

•  Reviews and discusses with management and the independent auditors any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting

•  Reviews and discusses with management and the independent auditors the annual audited financial statements, results of the review of the Company’s quarterly financial statements and significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements

•  Reviews and discusses with the independent auditors any critical audit matter (“CAM”) addressed in the audit of the Company’s financial statements and the relevant financial statement accounts and disclosures that relate to each CAM

•  Reviews the Company’s accounting and financial reporting principles and practices, including any significant changes thereto

•  Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct

•  Discusses with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures; and assists the Board in the oversight of cybersecurity and other technology risks. Further detail about the role of the Audit Committee in risk assessment and risk management is included in the sections entitled “What is the Board’s role in risk oversight?” and “How does the Board oversee cybersecurity risk?”

•  Reviews and approves or ratifies related party transactions in accordance with the Company’s Related Person Transaction Policies and Procedures, as described below

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The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and listing standards of the NYSE. The Board has also determined that each member of the Audit Committee is financially literate within the meaning of the listing standards of the NYSE and that each of Messrs. Bassi and Hoffmann and Ms. Zhang is qualified as an audit committee financial expert within the meaning of SEC regulations.

Compensation Committee Ruby Lu, Chair Edouard Ettedgui William Wang Min (Jenny) Zhang Number of meetings held in 2023: 8

•  Oversees the Company’s executive compensation plans and programs and reviews and recommends changes to these plans and programs

•  Monitors the performance of the Chief Executive Officer and other senior executives in light of corporate goals set by the Committee

•  Reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer’s and other senior executives’ compensation and evaluates their performance in light of those goals and objectives

•  Determines and approves, either as a committee or together with the other independent Board members, the compensation level of the Chief Executive Officer and other senior executive officers based on this evaluation

•  Reviews the Company’s compensation plans, policies and programs to assess the extent to which they encourage excessive or inappropriate risk-taking or earnings manipulation

The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE.

Nominating and Governance Committee Fred Hu, Chair Edouard Ettedgui Ruby Lu Min (Jenny) Zhang Number of meetings held in 2023: 5

•  Identifies and proposes to the Board individuals qualified to become Board members and recommends to the Board director nominees for each committee

•  Advises the Board on matters of corporate governance

•  Reviews and reassesses from time to time the adequacy of the Company’s Corporate Governance Principles and recommends any proposed changes to the Board for approval

•  Receives comments from all directors and reports annually to the Board with assessment of the Board’s performance

•  Reviews annually and makes recommendations to the Board with respect to the compensation and benefits of directors

•  Reviews management succession planning and makes recommendations to the Board

•  Reviews emerging corporate governance issues and best practices

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GOVERNANCE OF THE COMPANY

The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.

Food Safety and Sustainability Committee Zili Shao, Chair Peter A. Bassi Edouard Ettedgui Number of meetings held in 2023: 2

•  Reviews, evaluates and advises the Board regarding the practices, procedures, strategies and initiatives to protect food safety

•  Reviews, evaluates and advises the Board regarding trends, issues and concerns which affect or could affect the Company’s food safety practices, and the risks arising therefrom, in light of the Company’s overall efforts related to food safety

•  Reviews and evaluates any corrective action taken by management to address any food safety related risks or incident, if any, and advises the Board regarding any proposed action in relation thereto

•  Reviews, evaluates and advises the Board regarding the Company’s practices, policies, procedures, strategies and initiatives relating to sustainability, including environmental and climate-related issues, supply chain and food nutrition and health

•  Reviews and evaluates the trends, issues and concerns which affect or could affect the Company’s sustainability practices, policies, procedures, strategies and initiatives

•  Reviews and oversees the development and implementation of the goals the Company may establish from time to time with respect to its sustainability initiatives

•  Oversees the reporting and communication with stakeholders with respect to sustainability

What are the Company’s policies and procedures with respect to related person transactions?

Under the Company’s Related Person Transaction Policies and Procedures, the Audit Committee reviews the material facts of all related person transactions that require the Audit Committee’s approval and either approves or disapproves of the entry into the related person transaction. In determining whether to approve or ratify a related person transaction, the Audit Committee will determine whether such transaction is in, or not opposed to, the best interest of the Company and will take into account, among other factors it deems appropriate, whether such transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships in which (i) a related person has or will have a direct or indirect material interest, (ii) the Company is a participant and (iii) that exceed $120,000 in any calendar year are subject to the Audit Committee’s review. Any director who is a related person with respect to a transaction under review may not participate in any discussion or approval of the transaction, except that the director will provide all material information concerning the transaction to the Audit Committee.

Related persons are directors, director nominees, executive officers, beneficial owners of 5% or more of the outstanding shares of Company common stock and their immediate family members. An immediate family member includes a person’s children, stepchildren, parents, stepparents, spouse, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone sharing such person’s household (other than a tenant or employee).

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After its review, the Audit Committee may approve or ratify the transaction. The policies and procedures provide that certain transactions are deemed to be pre-approved even if they will exceed $120,000. These transactions include employment of executive officers, director compensation and transactions with other companies if the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of that company’s total consolidated gross revenues and the related person is not an executive officer of the other company.

There were no transactions considered to be a related person transaction from January 1, 2023 through the date of this proxy statement.

Does the Company require stock ownership by directors?

The Board believes that the number of shares of Company common stock owned by each director is a personal decision. However, the Board strongly supports the position that directors should own a meaningful number of shares of Company common stock and expects that a director will not sell any shares received as director compensation until at least 12 months following the director’s retirement or departure from the Board.

The Company’s non-employee directors receive a significant portion of their annual compensation in shares of Company common stock. The Company believes that the emphasis on the equity component of director compensation serves to further align the interests of directors with those of our stockholders.

Does the Company require stock ownership by executive officers?

The Board has adopted Stock Ownership Guidelines, which require executive officers to own a substantial amount of Company common stock in order to promote an ownership mentality among management and align their interests with those of stockholders. See “Executive Compensation—Compensation Policies—Stock Ownership Guidelines and Retention Policy” for more information.

How many shares of Company common stock do the directors and executive officers own?

Stock ownership information for our directors and executive officers is shown under “Stock Ownership Information.”

Does the Company have a policy on hedging or other speculative trading in Company common stock?

Directors, executive officers and certain other designated employees are prohibited from speculative trading in Company common stock, including trading in puts, calls or other hedging or monetization transactions.

How are directors compensated?

Employee directors do not receive additional compensation for serving on the Board of Directors. The annual compensation for each director who is not an employee of the Company is discussed under “2023 Director Compensation.”

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MATTERS REQUIRING STOCKHOLDER ACTION

ITEM 1. Election of Directors

Who are the director nominees?

Each of the director nominees, other than Robert B. Aiken, currently serves as a director of the Company. Robert B. Aiken is being nominated as a director for election at the Annual Meeting following a search process undertaken by the Nominating and Governance Committee, as described above under “Governance of the Company—How are director nominees selected?”

Each nominee has been nominated by the Board for election at the Annual Meeting to hold office for a one-year term. If elected, the nominees will hold office until the 2025 annual meeting of the Company’s stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal.

The biographies of each of the nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board. Ages and other biographical information provided for all directors are as of April 11, 2024.

There are no family relationships among any of the directors, director nominees and executive officers of the Company.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies may be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

A nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes with respect to his or her election.

The Board of Directors recommends that you vote FOR the election of the 11 director nominees.

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Director Nominees

Fred Hu Age 60 Director Since 2016

Fred Hu has served as the chairman and founder of Primavera, a China-based global investment firm, since its inception in 2011. Prior to Primavera, Dr. Hu served in various roles at Goldman Sachs from 1997 to 2010, including as partner and chairman of Greater China at Goldman Sachs Group, Inc. From 1991 to 1996, he served as an economist at the International Monetary Fund (IMF) in Washington D.C. Dr. Hu currently is a member of the board of directors of Industrial and Commercial Bank of China Limited, a company listed on both the Hong Kong Stock Exchange (stock code: 1398) and the Shanghai Stock Exchange (SHA: 601398), and UBS Group AG, a company listed on both the SIX Swiss Stock Exchange (SIX: UBSG) and the New York Stock Exchange (NYSE: UBS). From May 2011 to May 2018, Dr. Hu served as an independent non-executive director of Hang Seng Bank Limited, a company listed on the Hong Kong Stock Exchange (stock code: 0011). From November 2014 to April 2021, he served as an independent non-executive director of Hong Kong Exchanges and Clearing Limited, a company listed on the Hong Kong Stock Exchange (stock code: 0388). From August 2020 to March 2022, he served as an independent non-executive director for Ant Group. Dr. Hu serves as a co-director of the National Center for Economic Research and a professor at Tsinghua University. Dr. Hu obtained his doctoral degree in economics from Harvard University. Dr. Hu brings to our Board extensive expertise in international affairs and the Chinese economy. In addition, Dr. Hu brings valuable business, strategic development and corporate leadership experience as well as expertise in economics, finance and global capital markets.

Joey Wat Age 52 Director Since 2017

Joey Wat has served as a director of our Company since July 2017 and as the Chief Executive Officer of our Company since March 2018. She served as our President and Chief Operating Officer from February 2017 to February 2018 and the Chief Executive Officer, KFC from October 2016 to February 2017, a position she held at Yum! Restaurants China, from August 2015 to October 2016. Ms. Wat joined Yum! Restaurants China in September 2014 as President of KFC China and was promoted to Chief Executive Officer for KFC China in August 2015. Before joining Yum! Restaurants China, Ms. Wat served in both management and strategy positions at A.S. Watson Group (“Watson”), an international health, beauty and lifestyle retailer, in the U.K. from 2004 to 2014. Her last position at Watson was managing director of Watson Health & Beauty U.K., which operates Superdrug and Savers, two retail chains specializing in the sale of pharmacy and health and beauty products, from 2012 to 2014. She made the transition from head of strategy of Watson in Europe to managing director of Savers in 2007. Before joining Watson, Ms. Wat spent seven years in management consulting including with McKinsey & Company’s Hong Kong office from 2000 to 2003. Ms. Wat obtained a master in management degree from Kellogg School of Management at Northwestern University in 2000. Ms. Wat brings to our Board extensive knowledge of the Company’s business and her industry acumen acquired in the course of a career that included several leadership roles in retail companies.

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Robert B. Aiken Age 61

Robert B. Aiken has served as the Executive Chairman of Monterey Bay Herb Co., a bulk herb and spice supplier, since 2021. Mr. Aiken served as Chief Executive Officer of Diversified Foodservice Supply, a foodservice supply company, from 2017 to 2020, and as President and Chief Executive Officer of Essendant Inc., a wholesale distribution company, from 2015 to 2017. Mr. Aiken served as the Chief Executive Officer of Feeding America, a hunger relief charity organization, from 2012 until 2015. Mr. Aiken was the Chief Executive Officer of Bolder Foods, a private equity firm, from 2010 to 2012. Prior to entering the private equity business in 2010, Mr. Aiken held various positions in U.S. Foodservice (now known as US Foods Holding Corp., NYSE: USFD), including as the President and Chief Executive Officer from 2007 to 2010, as President and Chief Operating Officer from 2005 to 2007, and as Executive Vice President of Sales/Marketing & Supply Chain from 2004 to 2005. Prior to that, Mr. Aiken held several positions from 1994 through 2000 at Specialty Foods Corp., including Chief Executive Officer of its Metz Baking Company subsidiary. From 2000 to 2004, Mr. Aiken also served as President and Principal of Milwaukee Sign Co. and early in Mr. Aiken’s career, he worked as a business lawyer, first with the firm Sidley & Austin and then with Wilson, Sonsini, Goodrich & Rosati. Mr. Aiken also served as an independent director and a member of compensation, nominating and governance, and finance committees of Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) from 2010 to 2017. Mr. Aiken obtained a bachelor of Science in Business Administration degree in 1985 and a Juris Doctor degree in 1989, both from Georgetown University. Mr. Aiken will bring to our Board extensive leadership, operations and logistics experience in the restaurant and food industry.

Peter A. Bassi Age 74 Director Since 2016

Peter A. Bassi served as Chairman of Yum! Restaurants International from 2003 to 2005 and as its President from 1997 to 2003. Prior to that position, Mr. Bassi spent 25 years in a wide range of financial and general management positions at PepsiCo, Inc., Pepsi-Cola International, Pizza Hut (U.S. and International), Frito-Lay and Taco Bell. Mr. Bassi currently serves as lead independent director and chairman of the governance and nominating committee of BJ’s Restaurant, Inc. (NASDAQ: BJRI), where he also serves on the audit committee and compensation committee. He has been a member of the board of BJ’s Restaurant, Inc. since 2004. From January 2009 to May 2019, Mr. Bassi held various positions on the board of Potbelly Corporation (NASDAQ: PBPB). From June 2015 to December 2018, Mr. Bassi served on the value optimization board for Mekong Capital Partners, a private equity firm based in Vietnam. He also served on the board of supervisors of AmRest Holdings SE (WSE: EAT) from 2013 to 2015, and served on the board of the Pep Boys—Manny, Moe & Jack from 2002 to 2009. Mr. Bassi received his master’s degree of business administration (MBA) from the University of Rhode Island in 1972. Mr. Bassi brings to our Board knowledge of the restaurant industry and global franchising, as well as financial expertise and extensive public company board and corporate governance experience.

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Edouard Ettedgui Age 72 Director Since 2016

Edouard Ettedgui has served as the non-executive chairman of Alliance Française, Hong Kong since 2016. He also served as a non-executive director of Mandarin Oriental International Limited from April 2016 to May 2020, the company for which he was the group chief executive from 1998 to 2016. Prior to his time at Mandarin Oriental International, Mr. Ettedgui was the chief financial officer for Dairy Farm International Holdings, and he served in various roles for British American Tobacco (“BAT”), including as the business development director, group finance controller and group head of finance. From 1990 to 1996, he spent around six years with BAT Industries PLC in London, initially as the head of finance and later as the group finance controller and director for new business development. Mr. Ettedgui graduated from ESSEC Business School (France) in 1975. Mr. Ettedgui brings to our Board senior management experience in various international consumer-product industries, extensive financial expertise and public company board experience.

David Hoffmann Age 56 Director Since 2023

David Hoffmann has served as the chairman and chief executive officer of Mammoth Holdings, a Dallas-based conveyor car wash operator since October 2021. Prior to joining Mammoth Holdings, Mr. Hoffmann held a variety of top leadership positions in the global quick service restaurant industry. Mr. Hoffmann served as Director and CEO of Dunkin’ Brands from 2018 to 2020 and as President, Dunkin’ U.S. from 2016 to 2018. Prior to joining Dunkin’ Brands, Mr. Hoffmann served as an executive for McDonald’s Corporation for 20 years in increasing areas of international responsibility, including as President of High Growth Markets, President of Asia Pacific, Middle East & Africa (APMEA), Senior Vice President and Restaurant Support Officer for APMEA, Vice President of Strategy, Insights and Development for APMEA, and Executive Vice President of McDonald’s Japan. Mr. Hoffmann received his master’s degree of business administration (MBA) from the University of Chicago in 1996. Mr. Hoffmann brings to our Board leadership experience in the global restaurant industry, strong operational expertise, and deep knowledge about doing business in China and Asia Pacific.

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Ruby Lu Age 53 Director Since 2016

Ruby Lu is a venture capitalist investing in technology start-ups in the U.S. and China. Ms. Lu founded Atypical Ventures, an early-stage technology venture investment firm, in 2019. In 2006, she co-founded DCM China, a venture capital firm. During her more than 12-year tenure at DCM, she invested in, and served as a board member for, many leading technology companies, including BitAuto Holdings Limited, Ecommerce China Dangdang Inc. and Pactera Technology International Ltd. Prior to joining DCM in 2003, Ms. Lu was a vice president in the investment banking group of technology, media and telecommunications at Goldman Sachs & Co. in Menlo Park, California. She is currently an independent director on the boards of Unilever (NYSE: UL), Uxin Limited (NASDAQ: UXIN) and Volvo Car AB (STO: VOLCAR-B). She also served as an independent director and on the audit committee of iKang Healthcare Group, Inc. and as an independent director and Chairman of the special committee for iDreamSky Technologies Limited before these two companies were taken private, as well as an independent director of Blue City Holdings Limited (NASDAQ: BLCT). Ms. Lu obtained her master of arts from Johns Hopkins University in 1996. Ms. Lu brings to our Board public company board experience as well as extensive financial and global market experience.

Zili Shao Age 64 Director Since 2016

Zili Shao is the founder and chairman of MountVue Capital Management Co. Ltd. Mr. Shao also serves as an independent non-executive director of Bank of Montreal (China) Co., Ltd. and an independent member of the general and supervisory board of EDP – Energias de Portugal, S.A., a multinational energy company listed on the Euronext Lisbon Stock Exchange (stock code: EDP). Mr. Shao also served as co-chairman and partner at King & Wood Mallesons China from April 2015 to May 2017. From 2010 to 2015, Mr. Shao held various positions at JP Morgan Chase & Co. (“JP Morgan”), including roles such as chairman and chief executive officer of JP Morgan China and vice chairman of JP Morgan Asia Pacific. Prior to JP Morgan, he was a partner at Linklaters LLP, a leading international law firm, for 12 years. He acted as managing partner of Linklaters of Greater China and was subsequently appointed managing partner of the Asia Pacific region. Mr. Shao obtained his master’s degree in law from the University of Melbourne in 1994. Mr. Shao brings to our Board extensive professional experience in Asia and public company board and corporate governance experience.

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William Wang Age 49 Director Since 2017

William Wang is one of the founding partners of Primavera. Prior to Primavera, Mr. Wang served as a managing director of Goldman Sachs Merchant Banking/Principal Investment Area, where he led significant successful investments in China for the group. Prior to that, Mr. Wang worked in the investment banking division and private equity group of China International Capital Corporation Limited. Mr. Wang currently serves as a director on the board of Geely Automobile Holdings Limited, a company listed on the Hong Kong Stock Exchange (stock code: 0175), and Sunlands Technology Group, a company listed on the New York Stock Exchange (NYSE: STG), in addition to directorships at Primavera’s portfolio companies. Mr. Wang obtained a master of management degree in management science and engineering from Shanghai Jiao Tong University in 2000. Mr. Wang brings to our Board deep knowledge and investment insights of the Chinese market.

Min (Jenny) Zhang Age 50 Director Since 2021

Min (Jenny) Zhang held various leadership positions in Huazhu Group Limited, a multi-brand hotel group listed on both the Nasdaq Stock Market (NASDAQ: HTHT) and the Hong Kong Stock Exchange (stock code: 1179) from September 2007 to August 2021, including as vice-chairlady from July 2020 to August 2021, executive vice-chairlady from November 2019 to July 2020, chief executive officer from May 2015 to November 2019, president from January 2015 to May 2015, chief financial officer from March 2008 to May 2015, chief strategic officer from November 2013 to January 2015 and senior vice president of finance from September 2007 to February 2008. Ms. Zhang served as an independent director of LAIX Inc., an artificial intelligence company listed on the New York Stock Exchange (NYSE: LAIX), from May 2020 to October 2022. She served as an independent non-executive director of Genscript Biotech Corporation, a company listed on the Hong Kong Stock Exchange (stock code: 1548), from August 2015 to November 2018, and an independent director of OneSmart Education Group Limited, a company listed on the New York Stock Exchange (NYSE: ONE), from March 2018 to February 2020. Ms. Zhang received a master of business administration degree from Harvard Business School in 2003. Ms. Zhang brings to our Board leadership experience in a consumer-focused industry in China, extensive financial expertise and public company board experience.

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Christina Xiaojing Zhu Age 51 Director Since 2023

Christina Xiaojing Zhu is the president and chief executive officer of Walmart China. Prior to joining Walmart Group in May 2020, Ms. Zhu served as the president of Fonterra Greater China, a global dairy exporter and milk processor, where she led Fonterra group’s businesses in mainland China, Hong Kong and Taiwan region, from August 2016 to December 2019, and served as a managing director and vice president from September 2011 to July 2016. Prior to joining Fonterra, Ms. Zhu served as a vice president of Honeywell International Inc., a NYSE-listed technology company, where she was responsible for strategy and development, from January 2005 to May 2008, and served as director for strategy and business development from February 2003 to January 2005. Prior to that, Ms. Zhu worked as an engagement manager of McKinsey & Company with a focus on serving financial institutions from 1999 to 2003. Ms. Zhu currently serves as a director of Dada Nexus Limited (NASDAQ: DADA), a platform of local on-demand retail and delivery in China listed on the Nasdaq Global Select Market. Ms. Zhu also serves as a non-voting observer of JD.com, Inc., an e-commerce company that is listed on the Nasdaq Stock Market (NASDAQ: JD) and the Hong Kong Stock Exchange (stock code: 9618). Ms. Zhu received a bachelor’s degree in western studies from Beijing Foreign Studies University and an MBA from Columbia Business School. Ms. Zhu brings to our Board leadership, operational and digital experience in a customer-centric industry in China.

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ITEM 2. Approval and Ratification of Independent Auditors

What am I voting on?

We are asking stockholders to approve and ratify the appointment of KPMG Huazhen LLP and KPMG as our independent auditors for U.S. financial reporting and Hong Kong financial reporting purposes, respectively, for the year 2024. KPMG Huazhen LLP has served as our independent auditor since 2016. KPMG has served as our independent auditor since 2020 after our listing on the Hong Kong Stock Exchange (KPMG Huazhen LLP and KPMG shall hereafter collectively referred to as “KPMG”).

As part of its audit engagement process, the Audit Committee considers on at least an annual basis the engagement of independent auditors. In deciding to engage KPMG as independent auditors for 2024, the Audit Committee considered:

•	KPMG’s performance in 2023;

•	KPMG’s independence;

•	The depth and expertise of the KPMG’s audit teams, including their understanding of the Company’s industry, business, operations and systems, as well as accounting policies and processes;

•	The appropriateness of KPMG’s fees;

•	A consideration of KPMG’s known legal risks and significant proceedings that may impair its ability to perform the audit; and

•	KPMG’s tenure as the Company’s independent auditors.

KPMG rotates its lead audit engagement partner every five years. The Audit Committee is directly involved in the evaluation of the lead audit engagement partner to ensure that the he or she is appropriately qualified to lead the Company’s audit. After considering the criteria set forth above, the Audit Committee believes that retaining KPMG as the Company’s independent auditors is in the best interests of the Company and its stockholders.

Will a representative of KPMG attend the Annual Meeting?

Representatives of KPMG will attend the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event this proposal is not approved, the Audit Committee will reconsider the selection of KPMG as the Company’s independent auditors.

The Audit Committee and the Board of Directors recommend that you vote FOR the approval of this proposal.

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What were KPMG’s fees for audit and other services for 2023 and 2022?

The following table presents fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements, and fees billed for audit-related services, tax services and all other services for 2023 and 2022. All KPMG services for 2023 and 2022 were approved in advance by the Audit Committee specifically or pursuant to procedures outlined below.

In US$ thousands	2023	2022
Audit fees(1)	$2,914	$2,857
Audit-related fees(2)	41	40
Tax fees(3)	20	31
All other fees	—	—

TOTAL FEES	$2,975	$2,928

(1)

Audit fees include fees for the audit of the annual consolidated financial statements, reviews of the interim condensed consolidated financial statements, and services related to statutory filings or engagements.

(2)	Audit-related fees consist principally of fees for the attestation services related to certain employee benefit plans and key data as defined in the Sustainability Report of the Company.

(3)	Tax fees consist principally of fees for tax filling assistance.

What is the Company’s policy regarding the approval of audit and non-audit services?

The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services, including tax services, proposed to be provided to the Company by its independent auditors. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements on a categorical basis pursuant to the Audit Committee’s pre-approval policy. The Audit Committee may delegate pre-approval authority to one of its independent members and has currently delegated pre-approval authority up to certain amounts to its Chairperson.

In considering pre-approvals, the Audit Committee considers the nature, scope and fees of the service to be provided to the Company as well as the principles and guidance established by the SEC and the Public Company Accounting Oversight Board (“PCAOB”) with respect to auditor independence. Services as to which a general pre-approval has been granted on an annual basis are effective for the applicable year. Any proposed service for which the estimated fees would cause the total fees for that class of service to exceed the applicable estimated fee threshold requires specific approval by the Audit Committee or its delegate.

The Principal Accounting Officer monitors the performance of all services provided by the independent auditors and determines whether such services are in compliance with this policy. The Principal Accounting Officer reports periodically to the Audit Committee with respect to compliance with this policy and the status of outstanding engagements, including actual services provided by the independent auditors and associated fees, and must promptly report to the Chairperson of the Audit Committee any non-compliance (or attempted non-compliance) with this policy of which the Principal Accounting Officer becomes aware.

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ITEM 3. Advisory Vote on Named Executive Officer Compensation

What am I voting on?

In accordance with SEC rules, we are asking stockholders to approve, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement. This non-binding advisory vote is also known as the “Say on Pay” vote. This is not a vote on the Company’s general compensation policies or the compensation of the Board. At the 2023 annual meeting of the Company’s stockholders, approximately 67% of the votes cast by our stockholders were voted in approval of the compensation of our named executive officers as disclosed in the 2023 proxy statement.

Our performance-based executive compensation program is designed to attract, reward and retain the talented leaders necessary for our Company to succeed in the highly competitive market for talent, while maximizing stockholder returns. This approach has made our management team a key driver in the Company’s strong performance over both the long and short term. We believe that our compensation program has attracted and retained strong leaders, and is closely aligned with the interests of our stockholders.

In deciding how to vote on this proposal, we urge you to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in detail how our compensation policies and procedures operate and are designed to meet our compensation goals and how our Compensation Committee makes compensation decisions under our programs.

Accordingly, we ask our stockholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related materials included in the proxy statement, is hereby approved.”

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Compensation Committee will review the voting results and consider stockholder concerns in its continuing evaluation of the Company’s compensation program.

The Board of Directors recommends that you vote FOR the approval of this proposal.

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ITEM 4. Authorization to Issue Shares up to 20% of Outstanding Shares

Prior to the voluntary conversion of our secondary listing status to a primary listing status on the HKEX, the Board’s authority included the ability to issue shares. Such authority is generally on par with other NYSE-listed U.S. companies. However, under the Hong Kong Listing Rules, a primary-listed company must have authority from its stockholders to issue any shares, including shares that are part of the company’s authorized but unissued share capital, unless they are offered to existing stockholders pro-rata to their existing holdings. Approval of this proposal will permit the Board the authority to authorize the Company to issue shares in compliance with the Hong Kong Listing Rules to the same extent already authorized under our Amended and Restated Certificate of Incorporation and the rules of the NYSE. We are not asking stockholders to approve an increase in our authorized share capital.

In light of the dynamics of the China market in which it operates, the Company has always believed in maintaining a strong balance sheet and maximum financial flexibility. This authority will enable the Company to address business contingencies and capture growth opportunities, in accordance with its long-term strategic goals, in a timely manner. Consistent with its past practice, the Board will authorize future issuances of securities only if it determines that such issuances are in the best interests of the Company and its stockholders. The Board has no immediate plans to issue any shares pursuant to this authorization and we are not asking stockholders to approve a specific issuance of shares.

Furthermore, the Company does not intend to issue any shares under this authority at a discount of more than 10% to the “benchmarked price” (as described in Rule 13.36(5) of the Hong Kong Listing Rules), which is more restrictive than the maximum discount of 20% permitted under the Hong Kong Listing Rules.

Granting the Board this authority is an annual, routine matter for primary-listed companies on the Hong Kong Stock Exchange. In accordance with the Hong Kong Listing Rules, it is a customary practice for primary-listed companies on the Hong Kong Stock Exchange to seek stockholder authority to issue up to 20% of a company’s outstanding shares and for such authority to be effective until the next annual meeting of stockholders, unless otherwise earlier revoked or modified by a duly adopted resolution of the stockholders. Therefore, consistent with this market practice, and as allowed under the Hong Kong Listing Rules, we are seeking approval for continuing authority for the Board to authorize the Company to issue common stock or securities convertible into common stock up to a maximum of 20% of our outstanding shares as of the date of the Annual Meeting, for a period from the Annual Meeting until the earlier of the 2025 annual meeting of stockholders or June 23, 2025. June 23, 2025 is the 13-month anniversary of the Annual Meeting and reflects the end date of the authorization, after which the authorization cannot extend. We expect to propose a renewal of this authorization annually. Pursuant to this proposal, assuming for illustrative purposes that our outstanding shares remain unchanged from March 25, 2024 to the date of the Annual Meeting, the Company will be allowed to issue a maximum of 78,405,588 shares of common stock.

Accordingly, we ask our stockholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, to approve the Board’s continuing authority to approve the Company’s issuance of shares of its common stock or securities convertible into common stock in an amount not to exceed 20% of the total number of outstanding shares of common stock of the Company as of the date of the Annual Meeting, effective from date of the Annual Meeting until the earlier of the date the next annual meeting is held or June 23, 2025.”

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For clarity, this authority will include the authority to issue securities convertible into shares of common stock, or options, warrants or similar rights to subscribe for shares of common stock or such convertible securities of the Company and to make or grant offers, agreements and/or options (including bonds, warrants and debentures convertible into shares of common stock), subject to the limitations described in the resolution set forth above.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote FOR the approval of this proposal.

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ITEM 5. Authorization to Repurchase Shares up to 10% of Outstanding Shares

This section serves as the explanatory statement pursuant to Rule 10.06(1)(b) of the Hong Kong Listing Rules to provide information for our stockholders to make a reasonably informed decision on whether to vote for or against the resolution with respect to the authorization to repurchase shares to be proposed at the Annual Meeting.

We have historically used share repurchases as a means of returning cash to stockholders. The Board believes that it is in the best interests of the Company and our stockholders to continue have a general authority from our stockholders to enable our Company to purchase shares of common stock in the markets. As a dual-primary listed company on the NYSE and HKEX, the Company prioritizes the equality of our stockholders, regardless of the exchange on which the shares they hold trade. Our goal is to maintain that priority and ensure that our stockholders holding our shares that trade on the Hong Kong Stock Exchange are also allowed the benefit of our share repurchase program.

The Company first adopted a share repurchase program in the U.S. in 2017 and has increased the authorization thereunder from time to time. The Company may repurchase shares under this program from time to time in the open market or, subject to applicable regulatory requirements, through privately negotiated transactions, block trades, accelerated share repurchase transactions and the use of Rule 10b5-1 trading plans.

Under the Hong Kong Listing Rules, a primary-listed company must obtain authority from its stockholders to repurchase its shares on the Hong Kong Stock Exchange if it wishes to conduct share repurchases on the Hong Kong Stock Exchange. Granting the Company this authority is a routine matter for primary-listed companies on the Hong Kong Stock Exchange and is consistent with market practice. Without this authority, the Company’s ability to repurchase shares would be limited to the repurchase of shares that trade on the NYSE and would not include repurchases on the Hong Kong Stock Exchange. Granting the Company this authority will ensure continuous parity between investors who hold our shares that trade on the NYSE and investors that hold our shares that trade on the Hong Kong Stock Exchange. Any repurchases made in Hong Kong or the United States will reduce the available authority under the repurchase mandate and the repurchase authorization.

In connection with the authorizations established by the Board regarding our share repurchase programs, these repurchases would be made only at price levels that the Company would consider to be in the best interests of the stockholders generally, after taking into account the Company’s overall financial position. Our Board of Directors has authorized an aggregate of $3.4 billion for our share repurchase program, including its most recent increase in authorization on November 2, 2023. As of December 31, 2023, approximately $1.5 billion remained available under that program. As a Delaware corporation, we are bound by the requirements of the Delaware General Corporation Law, which prohibits a corporation from purchasing its shares of capital stock when the purchase would cause any impairment of our capital, as well as applicable SEC and NYSE requirements.

Share Capital

As of March 25, 2024, the total number of outstanding shares of common stock of the Company was 392,027,941. Pursuant to this proposal, and assuming for illustrative purposes that our outstanding shares remain unchanged from March 25, 2024 to the date of the Annual Meeting, we are seeking continuing authority to repurchase up to a maximum of 39,202,794 shares of common stock, representing 10% of our outstanding shares as of the date of the Annual Meeting. The authority will be effective for a period from the Annual Meeting until the earlier of the 2025 annual meeting of stockholders or June 23, 2025, unless earlier revoked or modified by a duly adopted resolution of the stockholders. As noted above, June 23, 2025 is the 13-month anniversary of the Annual Meeting and reflects the end date of the authorization, after which the authorization cannot extend.

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Funding of Repurchase

The repurchases may depend on market conditions and funding arrangements at the time and will be made only when the Company believes that such repurchases will benefit the Company and our stockholders. Repurchases of shares of common stock will be funded out of funds legally available for such purposes in accordance with the Company’s Bylaws, the Hong Kong Listing Rules, applicable U.S. federal law, Delaware law, the NYSE listing standards, and other applicable laws and regulations in U.S. and Hong Kong.

Impact of Repurchases

The repurchase of common stock pursuant to this proposal may have a material adverse impact on the working capital or leverage of the Company as compared with the position as at December 31, 2023 in the event that the proposed repurchases were to be carried out in full at any time during proposed repurchase period. However, our directors are subject to fiduciary duties to the Company and are bound by the requirements the Delaware General Corporation Law, which prohibits a corporation from purchasing its shares of capital stock when the purchase would cause any impairment of our capital.

The Code on Takeovers and Mergers

If, as a result of a repurchase pursuant to the authorization to repurchase shares, a stockholder’s proportionate interest in the voting rights of our Company increases, such increase will be treated as an acquisition of voting rights for the purposes of the Code on Takeovers and Mergers (the “Takeovers Code”). Accordingly, a stockholder, or a group of stockholders acting in concert (within the meaning under the Takeovers Code), depending on the level of increase in the stockholder’s interest, could obtain or consolidate control of our Company and thereby become obliged to make a mandatory offer in accordance with Rule 26 of the Takeovers Code.

As of March 25, 2024, to the best knowledge and belief of our Board of Directors, our largest stockholder beneficially owned 31,408,527 shares of common stock, representing approximately 8% of our outstanding shares, based on Amendment No. 5 to the Schedule 13G filed on February 12, 2024 with the SEC by the stockholder. In the event that our Board of Directors should exercise in full the authorization to repurchase shares, and the shareholding of our largest stockholder remains the same, the beneficial ownership of our largest stockholder will be increased to approximately 8.9% of our outstanding shares.

To the best knowledge and belief of our Board of Directors, such increase would not give rise to an obligation to make a mandatory offer under the Takeovers Code. Our Board of Directors has no present intention to repurchase shares of common stock to the extent that will trigger the obligations under the Takeovers Code for our largest stockholder to make a mandatory offer. Our Board of Directors is not aware of any other consequences which may arise under the Takeovers Code as a result of a repurchase pursuant to the authorization to repurchase shares. The Hong Kong Listing Rules prohibit a company from buying back shares on the Hong Kong Stock Exchange if the result of the repurchases would be that less than 25% (or such other prescribed minimum percentage as determined by the Hong Kong Stock Exchange) of our outstanding shares would be in public hands. Our Board of Directors does not propose to repurchase shares which would result in less than the prescribed minimum percentage of shares of common stock in public hands.

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Market Prices of Shares

This section includes information required to be provided pursuant to Rule 10.06(1)(b) of the Hong Kong Listing Rules. While our shares are dual-primary listed on the NYSE and HKEX, the information set forth below relates exclusively to our listing on the Hong Kong Stock Exchange and is therefore provided in Hong Kong dollars. The below values do not represent trading prices of our shares on the NYSE.

Our common stock was listed on the Hong Kong Stock Exchange on September 10, 2020. The following table sets forth the highest and lowest closing prices at which the shares of common stock traded on the Hong Kong Stock Exchange during each month of the previous 12 months and until March 2024:

Yum China’s Highest and Lowest Monthly Close Price (March 2023 – March 2024)

	Share Price
	Highest	Lowest
	(HK$)	(HK$)
2023
March	500	452.2
April	505	473.6
May	504	436.6
June	476	436.8
July	477	430.8
August	475.4	407
September	453.4	406.8
October	435	403.8
November	368.6	330.2
December	335.6	309

2024
January	336.6	264
February	342	272.8
March	343	298.4

Undertaking

None of our directors, nor, to the best of our directors’ knowledge after having made all reasonable inquiries, any of their close associates (as defined in the Hong Kong Listing Rules), have any present intention, in the event that the authorization to repurchase shares is approved, to sell any shares of common stock to our Company.

No core connected person (as defined in the Hong Kong Listing Rules) has notified our Company that he/she/it has a present intention to sell shares of common stock to our Company pursuant to the authority being sought in this proposal, if the authorization to repurchase shares is exercised.

Our directors will exercise the authorization to repurchase shares in accordance with the Hong Kong Listing Rules and the applicable laws of the State of Delaware (being the jurisdiction of the Company’s incorporation).

40	YUM CHINA – 2024 Proxy Statement

MATTERS REQUIRING STOCKHOLDER ACTION

Repurchases of Shares

For the year ended December 31, 2023, we repurchased approximately 12.4 million shares of our common stock in open market transactions on the NYSE for a total cost of approximately $617 million.

Details of shares repurchased on the NYSE in the previous six months are as follows:

	Number of Shares	Price Paid Per Share
	Repurchased	Highest	Lowest
	(thousands)	(US$)	(US$)
2023
October	601	56.10	50.87
November	5,519	47.45	41.25
December	1,369	43.59	38.99

2024
January	1,349	43.30	33.59
February	7,272	44.24	34.81
March	5,348	44.00	37.44

Starting from 2024, we also repurchased our common stock through open market transactions on the Hong Kong Stock Exchange.

Details of shares repurchased on the Hong Kong Stock Exchange in the previous three months are as follows:

	Number of Shares	Price Paid Per Share
	Repurchased	Highest	Lowest
	(thousands)	(HK$)	(HK$)
2024
January	346	337.20	260.40
February	1,189	347.60	268.40
March	1,049	345.20	297.60

Accordingly, we ask our stockholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, to approve the Board’s continuing authority to approve the Company’s repurchase of shares of its common stock in an amount not to exceed 10% of the total number of outstanding shares of common stock of the Company as of the date of the Annual Meeting, effective from date of the Annual Meeting until the earlier of the date the next annual meeting is held or June 23, 2025.”

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote FOR the approval of this proposal.

YUM CHINA – 2024 Proxy Statement	41

STOCK OWNERSHIP INFORMATION

Who are our largest stockholders?

The following table sets forth the number of shares of Company common stock beneficially owned as of March 25, 2024, except as otherwise noted, by (i) beneficial owners of more than 5% of the outstanding shares of Company common stock, (ii) each of the Company’s named executive officers, (iii) each of the Company’s directors and director nominees and (iv) all of the Company’s directors and executive officers as a group.

In accordance with SEC rules, beneficial ownership includes all shares the stockholder actually owns beneficially or of record, all shares over which the stockholder has or shares voting or dispositive control and all shares the stockholder has the right to acquire within 60 days of March 25, 2024. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares owned beneficially by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares(1)
More Than 5% Owners

Invesco Ltd.	31,408,527	(2)	8.0%
1331 Spring Street NW, Suite 2500
Atlanta, GA 30309

BlackRock, Inc.	23,544,525	(3)	6.0%
50 Hudson Yards
New York, NY 10001

GIC Private Limited	21,749,837	(4)	5.5%
168 Robinson Road, #37-01 Capital Tower
Singapore 068912

Named Executive Officers

Joey Wat	568,296	(5)	*

Andy Yeung	78,191		*

Warton Wang	37,513	(6)	*

Johnson Huang	80,414	(7)	*

Joseph Chan	55,897		*

Non-Employee Directors

Peter A. Bassi	50,246		*

Edouard Ettedgui	41,548		*

David Hoffmann	5,590		*

Fred Hu	53,539		*

Ruby Lu	48,902		*

42	YUM CHINA – 2024 Proxy Statement

STOCK OWNERSHIP INFORMATION

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares(1)

Zili Shao	42,087		*

William Wang	40,560		*

Min (Jenny) Zhang	7,430		*

Christina Xiaojing Zhu	5,513		*

Ownership of all directors and executive officers as a group (18 total)	1,156,685	(8)	*

*	Represents less than one percent

(1)	Percentage ownership is determined based on a total of 392,027,941 shares of Company common stock outstanding as of March 25, 2024.

(2)

Based on Amendment No. 5 to the Schedule 13G filed by Invesco Ltd. on February 12, 2024, which indicated that, as of December 29, 2023, Invesco Ltd. had sole voting power over 31,300,772 shares of Company common stock and sole dispositive power over 31,408,527 shares of Company common stock.

(3)

Based on Amendment No. 8 to the Schedule 13G filed by BlackRock, Inc. on February 7, 2024, which indicated that, as of December 31, 2023, BlackRock, Inc. had sole voting power over 21,106,054 shares of Company common stock and sole dispositive power over 23,544,525 shares of Company common stock.

(4)

Based on Amendment No. 1 to the Schedule 13G filed by GIC Private Limited on February 8, 2024, which indicated that, as of December 31, 2023, GIC Private Limited had sole voting power over 17,569,557 shares of Company common stock, shared voting power over 4,180,280 shares, sole dispositive power over 17,569,557 shares and shared dispositive power over 4,180,280 shares of Company common stock.

(5)	Includes 24,986 shares issuable upon the exercise of vested stock appreciation rights (“SARs”).

(6)	Includes 14,497 shares issuable upon the exercise of vested SARs and 3,761 shares issuable upon the vesting of restricted share units (“RSUs”).

(7)	Includes 29,482 shares issuable upon the exercise of vested SARs.

(8)	Includes 88,661 shares issuable upon the exercise of vested SARs and 3,761 shares issuable upon the vesting of RSUs.

YUM CHINA – 2024 Proxy Statement	43

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program, practices and processes, focusing in particular on the executive pay decisions for our 2023 named executive officers (“NEOs”) listed below:

Name	Title
Joey Wat	Chief Executive Officer (“CEO”)
Andy Yeung	Chief Financial Officer (“CFO”)
Warton Wang	General Manager, KFC
Johnson Huang(1)	Former Chief Customer Officer
Joseph Chan(2)	Former Chief Legal Officer

(1)

In connection with Mr. Huang’s retirement from the Company after 17 years’ service, Mr. Huang served as Chief Customer Officer through December 31, 2023 and will retire from the Company effective June 30, 2024. Ms. Maggie Chen assumed the role of Chief Customer Officer effective January 1, 2024.

(2)

Mr. Chan served as Chief Legal Officer through December 31, 2023, and resigned from the Company effective February 29, 2024. Ms. Pingping Liu assumed the role of Chief Legal Officer effective January 1, 2024.

This CD&A is divided into four sections:

44	YUM CHINA – 2024 Proxy Statement

EXECUTIVE COMPENSATION

EXECUTIVE SUMMARY

2023 Performance Highlights

Record breaking operating results delivered by our highly committed teams in successfully executing our strategic and operational plans

Operating over 14,000 restaurants under six brands across over 2,000 cities in China, Yum China is the largest restaurant company in China in terms of 2023 system sales. After demonstrating strong resilience during the pandemic, the Company seized opportunities following the change in COVID-19 policies in late 2022, and delivered strong results. In 2023:

•	The Company hit record breaking total revenues of $11 billion.

•

The Company grew system sales 21% year-over-year excluding foreign currency translation (“F/X”). The Company’s system sales grew at a compound annual growth rate (“CAGR”) of 5% from 2019 to 2023, compared to a CAGR of 3% for the total revenue of the China restaurant industry over the same period.

•	The Company’s operating profit and adjusted operating profit reached $1.1 billion, with adjusted operating profit at an all-time high.

•	The Company opened a record 1,697 net new stores and expanded total store count to 14,644 stores at the end of 2023.

•	The Company’s return to stockholders through cash dividends and share repurchases amounted to $833 million in 2023, which was the highest since spinoff.

2023 was a pivotal year for the Company. The transformation of our business in the past few years has enabled the Company to capitalize on opportunities arised following the change in COVID-19 policies and adapt to evolving market conditions. Today, we are actively executing strategic plans to achieve our 2024 - 2026 growth targets announced at our investor day held in September 2023. We believe that our compensation program has been playing an instrumental role in sustaining Yum China’s leadership position, enabling us to generate long-term sustainable value for our stockholders.

YUM CHINA – 2024 Proxy Statement	45

EXECUTIVE COMPENSATION

The following graph illustrates our 2023 performance highlights. YoY growth in the graph below refers to year-over-year growth.

See the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for a reconciliation of the most directly comparable financial measure reported in accordance with the Generally Accepted Accounting Principles in the United States of America to adjusted operating profit.

46	YUM CHINA – 2024 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Design Guiding Principles

The Compensation Committee believes the Company’s executive compensation program should reward actions and behaviors that support the achievement of the Company’s long-term business strategy and which drive sustainable, profitable growth and stockholder value creation.

Executive compensation structured to support sustainable growth and stockholder value creation

The Company’s executive compensation program is centered around its pay-for-performance objective and is designed to align the long-term interests of our executives with those of our stockholders, demonstrating the following features:

•	Our executive compensation program focuses predominantly on variable, performance-based incentives.

•	With a majority of the performance-based incentives granted through long-term incentive awards, our executive compensation program creates a balanced focus on our short-term and long-term goals.

•

Our executives’ performance goals are aligned with the strategic, financial and operating goals of the Company, through which the Compensation Committee seeks to motivate entrepreneurial and innovative thinking and drive above-market results.

As such, the Compensation Committee reviews and endorses performance goals that are deemed central to the Company’s business performance, long-term strategy and stockholder value creation. Specifically, the Compensation Committee selected performance goals under the Company’s 2023 incentive programs that are based on metrics such as adjusted operating profit, same-store sales, system net new builds, member activity, rTSR, ESG metrics and other KPIs described in greater detail below. These performance goals comprise an overall executive compensation program that the Compensation Committee believes appropriately reflects the Company’s emphasis on increasing profitability and revenue and creating stockholder value, while at the same time supporting key ESG initiatives.

Executive compensation designed to attract, retain and incentivize talent

Our Compensation Committee has approved the following compensation objectives:

•

Pay-for-Performance: NEO annual target total direct compensation is predominantly performance-based and at-risk, in order to reward short- and long-term performance measured against pre-established objectives, including the overall performance of the Company and individual performance and contributions. In 2023, 90% of the annual target total direct compensation for Ms. Wat and, on average, 75% of the annual target total direct compensation for our other NEOs, was variable and at-risk.

•

Align with Stockholder Interests: Executives’ interests should be aligned with stockholder interests through the risks and rewards of equity ownership, including a focus on using long-term incentive awards and imposing stock ownership requirements. In 2023, 70% of the annual target total direct compensation for Ms. Wat and, on average, 53% of the annual target total direct compensation for our other NEOs, consisted of LTI awards, the value of which fluctuates based on the Company’s stock price.

•

Attract and Retain the Right Talent: We need to attract and retain executives with the specific skillset required for large-scale operations in China amid the evolving Chinese regulatory and operating environment, including the challenges and complexities of managing the extensive supply chain, store and digital operations, as well as deep

YUM CHINA – 2024 Proxy Statement	47

EXECUTIVE COMPENSATION

knowledge of complex regulatory regimes in the U.S. and China, and NYSE and HKSE governance requirements. The Company’s executive compensation program may differ from our U.S. peers to reflect the need to attract, retain and incentivize global talent with specific skillset required by the unique features of the Company.

Comprehensive review led by the Compensation Committee to assess the appropriateness and competitiveness of the compensation program

The Compensation Committee at least annually reviews the Company’s executive compensation program to evaluate whether the program continues to drive pay-for-performance and support the attraction and retention of highly-qualified executives necessary to achieve superior results and support the long-term sustainable growth of the Company while simultaneously holding them accountable to our high standards of ethical behavior and corporate governance.

-	The Compensation Committee engages an independent compensation consultant to advise on compensation matters and establishes an executive compensation peer group for evaluating NEO pay competitiveness.

The Compensation Committee engages an independent compensation consultant to advise on the appropriateness and competitiveness of the target compensation levels for our NEOs and the design of our executive compensation program and policies. The Compensation Committee uses a peer group of publicly listed companies as recommended by its independent compensation consultant, supplemented by survey data provided by the independent compensation consultant for NEOs other than the CEO, to assess the levels of different components of our overall compensation program and our short-term incentive (“STI”) and long-term incentive (“LTI”) program design and structure. The Compensation Committee conducted a rigorous review of the market data provided by the independent compensation consultant and set the target total direct compensation to be competitive with the market data, while taking into account internal pay equity, each executive officer’s experience, leadership impact and criticality to our strategy and mission, as well as competitive recruiting and retention pressures. For further details, please refer to the section headed “How Compensation Decisions Are Made” below.

-	The Compensation Committee takes into account stockholder feedback when evaluating executive program design.

We conduct an annual engagement program with stockholders to solicit their feedback on governance, executive compensation, sustainability and other matters. We have consistently reached out to our top 25 stockholders representing more than 50% of the outstanding shares of Company common stock since 2017. We may also reach out to other select stockholders if warranted by the circumstances. The Compensation Committee continuously evaluates program design and considers adjustments to the Company’s compensation program based on stockholder feedback, market practices, operating environment and other considerations in order to deliver a program designed to be aligned with our business strategy, the creation of long-term value and our stockholders’ interests. Our 2023 stockholder engagement efforts are summarized below.

48	YUM CHINA – 2024 Proxy Statement

EXECUTIVE COMPENSATION

Stockholder Engagement and Board Responsiveness

We engaged with stockholders representing over 50% of our total outstanding shares during 2023.

The Company has received an average of 94% stockholder support on our “say on pay” proposal since 2017, the first annual meeting to occur after the Company’s listing on the NYSE. At our 2023 annual meeting of stockholders (“2023 AGM”), we received support of approximately 67% of the votes cast for the Company’s “say on pay” vote. The Compensation Committee has taken the outcome of this vote seriously. We bolstered our regular stockholder engagement program and conducted broad stockholder outreach in May 2023 and November 2023, both before and after the 2023 AGM, to solicit and understand our stockholders’ feedback regarding our executive compensation program. Executive officers and other senior members of our Human Resources, Legal, and Investor Relations teams participated in these meetings, with members of the Compensation Committee attending a majority of the meetings.

The Compensation Committee responded with meaningful commitments and changes, considering common themes of stockholder feedback and the Company’s long-standing compensation philosophy.

During the stockholder engagement, we heard that the 67% support rate for the 2023 “say on pay” vote was primarily due to stockholder concerns about the Compensation Committee’s decision to modify the weighting of the performance metrics applicable to the 2020 annual PSU awards (“2020 Annual PSU Awards”). As previously disclosed, the Compensation Committee placed more emphasis on the pre-established relative total shareholder return (“rTSR”) measure in recognition of the difficulty of measuring performance against absolute growth goals set before the onset of the COVID-19 pandemic and recognizing actions and performance that would enable the Company to navigate the pandemic and emerge stronger.

YUM CHINA – 2024 Proxy Statement	49

EXECUTIVE COMPENSATION

In evaluating potential changes to our executive compensation programs and enhance disclosures, the Compensation Committee and the full Board considered common themes that emerged from our stockholder engagement meetings. The table below summarizes key themes we heard from our stockholders and our Compensation Committee’s response to this feedback.

What we heard	What we did
• Concern on the mid-flight changes to performance metrics applicable to the 2020 Annual PSU Awards

✓   The Compensation Committee commits to not modifying in-flight long-term equity incentive awards held by executive officers, except in the event of extraordinary and unforeseen circumstances.

✓   Consistent with our compensation program philosophy that emphasizes pay for performance, the Compensation Committee did not make any discretionary adjustments to the payouts under our 2020 Partner PSU Awards and 2021 Annual PSU Awards (as described below) which vested in 2023, with payouts for those awards based entirely on formulaic results.

• Desire for limited use of one-time awards

✓   The Compensation Committee commits to not granting future one-time awards to executive officers outside of the annual STI and LTI programs, except in the cases of new hires, promotions or in the event of extraordinary and unforeseen events.

• Support for the pre-pandemic STI program structure

✓   The 2023 and 2024 STI program structure approved by the Compensation Committee reverted back to the STI program structure before the COVID-19 pandemic.

✓   The adjustments to the 2020 to 2022 STI programs in response to the COVID-19 pandemic which the Compensation Committee deemed necessary due to the circumstances are not expected to recur in the absence of extraordinary and unforeseen circumstances.

• Desire for at least 50% of performance-based awards	✓ 50% of the grant value of the 2023 and 2024 LTI awards were in PSUs.
• Support for the inclusion of ESG metric into the LTI with moderate weighting

✓   The Compensation Committee approved the inclusion of quantifiable ESG metrics for both the 2023 and 2024 annual PSU awards.

•  ESG metrics (weighted 15%) for the 2023 annual PSU awards (“2023 Annual PSU Awards”) relate to food wastage reductions and energy indirect greenhouse gas emission reductions, aligned with our public commitment in climate action.

•  For the ESG metrics (weighted 10%) of the 2024 annual PSU awards, the Compensation Committee selected nutrition targets relating to salt and sugar reductions in our products, in response to the growing focus on nutrition relating to restaurant companies, and the metrics chosen are aligned with our public commitment in nutrition.

50	YUM CHINA – 2024 Proxy Statement

EXECUTIVE COMPENSATION

• Desire for the inclusion of a capital efficiency metric into the LTI	✓ The Compensation Committee approved the inclusion of a return on invested capital (“ROIC”) metric for the 2024 annual PSU awards.
• Desire for no overlapping metrics between the LTI and STI programs	✓ The structures of the 2023 and 2024 STI and LTI programs reverted to the Company’s pre-pandemic practice of avoiding overlap between the metrics under the STI and LTI programs.
• Desire for evaluating rTSR benchmark beyond the MSCI China Index

✓   For the 2024 annual PSU awards, the Compensation Committee approved an rTSR performance metric against both the constituents of the MSCI China Consumer Discretionary Index and the S&P 500 Consumer Discretionary Index.

•  The Compensation Committee changed the rTSR benchmark group from the constituents of the MSCI China Index to the MSCI China Consumer Discretionary Index to enhance the industry relevance and size comparability in terms of market capitalization and revenues of the benchmark group.

•  Even though we do not operate restaurants in the United States, the Compensation Committee added the constituents in the S&P 500 Consumer Discretionary Index as an additional benchmark group to provide an additional reference of our rTSR performance against select industry peers.

• Desire for more quantifiable individual performance goals and transparent disclosure

✓   The Company has also reviewed and enhanced the overall CD&A disclosure in order to facilitate a better understanding of the Company’s executive compensation program, including enhanced disclosure on individual performance factors.

The Compensation Committee expresses gratitude to the Company’s stockholders who shared their views with the Company. The Compensation Committee found the feedback to be constructive and will continue to solicit stockholder feedback and consider input from our independent compensation consultant and the outcomes of future “say on pay” votes when assessing our executive compensation program and policies and making compensation decisions regarding our executive officers.

YUM CHINA – 2024 Proxy Statement	51

EXECUTIVE COMPENSATION

2024 Executive Compensation Program to Support Business Strategy

In furtherance of our efforts to enhance our executive compensation program, the Compensation Committee approved a number of changes to the Company’s 2024 executive compensation program.

The combination of the changes are intended to complement each other and support, on a holistic basis, the Company’s “RGM” strategy, which stands for “Resilience, Growth and Moat,” for the long term, and the 2024 - 2026 growth targets announced at its investor day held in September 2023, while at the same time responding to common themes heard during our stockholder engagement.

2024 - 2026 Target	2024 STI and LTI Metrics Aligned with Strategy	STI	LTI
Stockholder Returns[1]	Approximately $3 billion[1]	rTSR percentile ranking against the constituents of MSCI China Consumer Discretionary Index and S&P 500 Consumer Discretionary Index		✓
Total Store Count	20,000 stores by 2026	System net new builds	✓	
System Sales Growth[2]	High single to double digits	Same-store sales growth	✓	
		System sales		✓
Operating Profit Growth[2]	High single to double digits	Adjusted operating profit growth	✓	
EPS Growth[2]	Double digits	Return on invested capital, or ROIC		✓
Other Strategic Imperatives		Active member spending index	✓	
		ESG - salt and sugar reductions		✓

No overlap

(1) Indicating stockholder returns though share repurchases and cash dividends.

(2) Excluding F/X.

2024 LTI Program

After considering stockholder feedback, the Compensation Committee approved the 2024 Annual PSU Awards which are scheduled to vest based on the achievement of the following performance measures:

Performance Measure for 2024 Annual PSU Awards	Weighting

rTSR percentile ranking - against the constituents of MSCI China Consumer Discretionary Index (30%) - against the constituents of S&P 500 Consumer Discretionary Index (15%)	45%

System sales (3-year CAGR)	25%

ROIC (2026)	20%

ESG — salt and sugar reduction (3-year cumulative)	10%

52	YUM CHINA – 2024 Proxy Statement

EXECUTIVE COMPENSATION

•

The Compensation Committee changed the rTSR benchmark group from the constituents of the MSCI China Index to the MSCI China Consumer Discretionary Index to enhance the industry relevance and size comparability in terms of market capitalization and revenues of the benchmark group.

•

Even though we do not operate restaurants in the United States, the Compensation Committee added the constituents in the S&P 500 Consumer Discretionary Index as an additional rTSR benchmark group to provide an additional reference of our rTSR performance against select industry peers.

•

In addition, the Compensation Committee added an ROIC metric after considering the Company’s strategic priorities and stockholder feedback expressing a desire to incorporate a capital efficiency measure into the LTI program, to incentivize management to focus on investment for longer-term returns and to provide accountability with respect to investment performance.

•

In recognition of the support of our ESG goals, and in furtherance of our commitment to nutrition, 10% of the 2024 Annual PSU Awards will be subject to quantifiable goals relating to reducing salt and sugar in our products. The Compensation Committee selected such targets in response to the growing focus on nutrition relating to restaurant companies, and the metrics chosen are aligned with our public commitment in nutrition.

•	We believe that the design of the 2024 Annual PSU Awards emphasizes the creation of stockholder value over the longer term and the importance of ESG-related goals to the Company’s long-term strategy.

2024 STI Program

In 2023, the Company has already reverted to its pre-pandemic practice of avoiding overlap between the goals under the STI and LTI programs. For the 2024 STI program, the Compensation Committee selected performance goals that it believes are key indicators of the Company’s success in executing against its business plans, with the goals aligned with the Company’s “RGM” strategy, which stands for “Resilience, Growth and Moat,” to drive growth in our footprint, sales and profits, and with each of the goals consistent with our publicly communicated targets. The performance metrics under the 2024 STI program are as follows:

Performance Measure for 2024 STI Program	Weighting

Adjusted operating profit growth	50%

Same-store sales growth	20%

System net new builds	20%

Active member spending index	10%

•

The Compensation Committee increased the weighting of same-store sales growth from 15% to 20%, and decreased the weighting of system net new builds from 25% to 20%, in order to balance the focus on revenue growth of existing stores and the organic expansion.

•	After considering stockholder feedback, the Compensation Committee approved more quantitative individual performance goals for the 2024 STI program.

In early 2024, after reviewing the peer group compensation data provided by its independent compensation consultant, the Compensation Committee determined not to increase the base salary, target STI opportunity and grant value of LTI awards of our CEO and CFO for 2024, as compared to 2023.

YUM CHINA – 2024 Proxy Statement	53

EXECUTIVE COMPENSATION

CEO Pay-for-Performance Analysis

Ms. Wat’s 2023 target total direct compensation (which includes base salary, target STI opportunity and LTI grant value) was weighted significantly toward variable and performance-based incentive pay, because the Compensation Committee desired to tie a significant level of Ms. Wat’s compensation to the performance of the Company and the interest of the stockholders. Specifically, for 2023, 90% of Ms. Wat’s target total direct compensation was variable compensation and therefore at-risk, and 70% was LTI awards. By tying a significant portion of Ms. Wat’s target total direct compensation to variable and performance-based incentive pay, we are able to implement our pay-for-performance compensation objective. The following chart illustrates that over the 2021 - 2023 performance period:

•

Ms. Wat’s compensation actually paid, based on the base salary, STI and LTI value as detailed under the section headed “Pay Versus Performance” in this proxy statement, and excluding amounts reported as All Other Compensation in the Summary Compensation Table for the reporting year (“Compensation Actually Paid (excluding All Other Compensation))”, was aligned with the TSR performance of the Company.

•	The Company’s stock price and overall performance significantly impacted the value of Ms. Wat’s Compensation Actually Paid (excluding All Other Compensation).

•

The Company’s TSR outperformed that of the MSCI China Consumer Discretionary Index by 34.4 percentage points over the three-year period from 2021 to 2023, which we believe illustrates our strong performance against companies in our operating environment and which are subject to similar market performance factors as us, such as the extended period of COVID-19 impact and the timing of the lifting of the COVID-19 restrictions.

•

The macro conditions and operating market in China can vary significantly as compared to the U.S. In assessing the performance of the Company and our executive team, the Compensation Committee considers an array of factors, including the operating environment in China, performance of both China-based and U.S.-based peers, competitive market and retention constraints.

54	YUM CHINA – 2024 Proxy Statement

EXECUTIVE COMPENSATION

(1)	Target Total Direct Compensation, or TDC, in the graph above includes base salary, target STI opportunity and grant value of annual LTI awards (excluding one-time grants).

(2)

Compensation actually paid, or CAP, refers to compensation actually paid, as detailed under the section headed “Pay Versus Performance.” The CAP amount adjusts compensation for a particular year as reported under the Summary Compensation Table (“SCT”) on page 80 by removing the values mandated by the SCT for equity awards granted during the year and instead including the value of equity awards granted during the year as at the indicated year end, the change in value of unvested equity awards granted in prior years as at the indicated year end compared to prior year end, and the change in value of equity awards vested during the year compared to prior year end. For details, please refer to the “Pay Versus Performance” disclosure beginning on page 96. Compensation Actually Paid (excluding All Other Compensation), or CAP (excluding All Other Compensation), further excludes all other compensation from the CAP amount.

(3)

TSR is based on the assumption that the value of the investment in our common stock and the MSCI China Consumer Discretionary Index was $100 on December 31, 2020 and that all dividends were reinvested.

While the Compensation Actually Paid (excluding All Other Compensation) for Ms. Wat is based on the compensation actually paid calculation in the Company’s “Pay Versus Performance” disclosure, this chart provides supplemental disclosure and should not be viewed as a substitute for the “2023 Summary Compensation Table” or the “Pay Versus Performance” disclosures.

YUM CHINA – 2024 Proxy Statement	55

EXECUTIVE COMPENSATION

Executive Compensation Practices

Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation philosophy and objectives:

Executive Compensation Best Practices

What We Do

•  We deliver a significant percentage of annual target compensation in the form of variable compensation tied to pre-established performance goals, with 90% of Ms. Wat’s 2023 annual target compensation in variable pay elements and therefore at-risk

•  We deliver a significant portion of target total direct compensation in the form of equity awards

•  We have multi-year vesting periods for equity awards

•  Maximum payout opportunity for STI and PSUs

•  The vesting of the rTSR portion of the PSU awards will be capped at target if our TSR performance is negative over the performance period

•  We have double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plans

•  We maintain an equity-based awards grant policy specifying pre-determined dates for annual equity grants

•  We maintain a compensation recovery policy

•  We use an independent compensation consultant reporting directly to the Compensation Committee

•  We perform market comparisons of executive compensation against a relevant peer group, reflecting our competitive market as we globally compete for executive talent

•  We maintain Stock Ownership Guidelines, which includes a retention requirement until the guideline is achieved

•  We hold an annual “say on pay” vote

•  We maintain an annual stockholder engagement process

•  Our Compensation Committee regularly meets in executive session without any members of management present

What We Don’t Do

•  We do not pay dividends or dividend equivalents on PSUs unless and until they vest

•  We do not allow repricing of underwater SARs under our long-term incentive plan without stockholder approval

•  We do not allow backdating of SARs

•  We do not allow hedging, short sales or pledging of our securities

•  We do not provide for tax gross-ups relating to a change in control

56	YUM CHINA – 2024 Proxy Statement

EXECUTIVE COMPENSATION

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

The Company’s executive compensation program has three primary pay components: (i) base salary; (ii) STI consisting of annual performance-based cash bonus; and (iii) LTI awards. These three components form our annual target total direct compensation for our NEOs. We believe that these key elements are aligned with the Company’s compensation philosophy and objectives of incentivizing and rewarding performance, attracting and retaining the right talent and aligning the interests of our executive officers with our stockholders.

The following charts demonstrate that 2023 annual target total direct compensation for Ms. Wat, our CEO, and the other NEOs was predominantly weighted toward variable, at-risk pay elements. Such elements (consisting of the target STI opportunity and grant value of the annual LTI awards) represented approximately 90% of the 2023 annual target total direct compensation for Ms. Wat and, on average, 75% of the 2023 annual target total direct compensation for our other NEOs. In addition, 70% of the 2023 annual target total direct compensation for Ms. Wat and, on average, 53% of the 2023 annual target total direct compensation for our other NEOs, consisted of LTI awards (including PSUs and RSUs), the value of which fluctuates based on the Company’s stock price.

2023 CEO Target Total Direct Compensation Mix	2023 Other NEOs Average Target Total Direct Compensation Mix

Base Salary

The Company provides a fixed level of cash compensation to attract and retain high-caliber talent. Base salary in the form of cash compensates executives for their primary roles and responsibilities. An executive’s actual salary is dependent on factors such as the executive’s role (including the market value of the role), level of responsibility, experience, individual performance and future potential. The Compensation Committee annually reviews salary levels of the Company’s executive officers to maintain market competitiveness and reflect their evolving responsibilities.

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EXECUTIVE COMPENSATION

Short-Term Incentives, or STI

The principal purpose of our short-term incentive, consisting of annual performance-based cash bonus, is to motivate and reward short-term team and individual performance. The following is the formula used to calculate 2023 STI payout:

Base Salary	×	Target Bonus Percentage (As a % of Base Salary)	×	Team Performance Factor (0%-200%)	×	Individual Performance Factor (0%-150%)	=	Final STI Payout (Cash Bonus)

The Compensation Committee believes that the above design has worked well for the Company as it allows the Company to tie the annual performance-based cash bonuses to the Company’s achievement of key financial and operational objectives, with payout determined on a formulaic basis, while also allowing the Compensation Committee to differentiate payouts to recognize key individual achievements that contribute to our overall performance and support stockholder value creation. The Compensation Committee believes that this is a balanced approach allowing us to incentivize the achievement of Company performance goals and motivate stretch individual performance. For illustration, as discussed further below, the Compensation Committee approved an overall team factor of 150% based on our formulaic results and the exercise of negative discretion, which was then adjusted by the application of the individual performance factor determined for each NEO (ranging from 90% to 135%) and which had the impact of either reducing or increasing the bonus commensurate with individual performance results.

Team Performance Factors

The Compensation Committee reviewed the performance measures used in the annual incentive plan to assess the program’s alignment of the incentive payouts with key performance measures of the Company’s overall business and operating segments. The Compensation Committee established the team performance measures, targets and weights for the 2023 STI program at the beginning of the year after receiving input and recommendations from management and the Compensation Committee’s compensation consultant. The team performance objectives and targets in 2023 were developed through the Company’s annual financial planning process, which took into account growth strategies, historical performance, and the existing and expected future operating environment of the Company, including the continued uncertainty resulting from the COVID-19 pandemic which presented challenges to forecasting future business results.

Compared to the performance metrics that were approved for the 2022 STI program, the Compensation Committee determined to remove delivery sales growth and increase the weighting of the system net new builds performance metric in order to support the Company’s overall operational plan, including to drive sales growth from dine-in, takeaway and delivery. Consistent with prior years, the performance metrics were established as growth rate goals with 2022 as the base line measure. This methodology required performance better than in 2022 in order to receive a target payout. In addition, under the STI program design, performance below the threshold performance level would result in no bonus associated with the related metric to be paid, with bonuses subject to a maximum payout cap for performance at or above the maximum performance levels.

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The 2023 team performance targets and weights for each measure applicable to the NEOs are outlined below.

Company

Team Performance Measures	Threshold	Target	Maximum	Actual	Earned as a % of Target	Weighting	Final Team Performance
Adjusted Operating Profit Growth(1)	10%	18%	50%	87%	200%	50%	100%
Same-Store Sales Growth	0%	2%	10%	7%	165%	15%	25%
System Net New Builds	1,000	1,200	1,500	1,697	200%	25%	50%
Member Activity(2)	—	—	—	—	—	10%	20%
FORMULAIC COMPANY TEAM FACTOR RESULT							195%
FINAL COMPANY TEAM FACTOR AFTER NEGATIVE DISCRETION							150%
KFC
Team Performance Measures	Threshold	Target	Maximum	Actual	Earned as a % of Target	Weighting	Final Team Performance
Adjusted Operating Profit Growth(1)	5%	11%	32%	60%	200%	50%	100%
Same-Store Sales Growth	0%	2%	10%	7%	169%	15%	25%
System Net New Builds	800	900	1,000	1,202	200%	25%	50%
Member Activity(2)	0%	8%	18%	22%	200%	10%	20%
FORMULAIC KFC TEAM FACTOR RESULT							195%
FINAL KFC TEAM FACTOR AFTER NEGATIVE DISCRETION							150%

(1)

Adjusted Operating Profit Growth as a team performance factor is the operating profit growth, further adjusted to exclude special items (which is the share-based compensation expenses recognized in 2022 and 2023 for the 2020 Partner PSU Awards) and the effects of F/X (either positive or negative) because we believe that changes in the foreign exchange rate can cause operating profit growth to appear more or less favorable than business results indicate.

(2)

Member Activity as a Company team performance factor is defined as the weighted average results of KFC and Pizza Hut active member spending indices. The active member spending index of each of KFC and Pizza Hut measures the year-over-year growth rate of member sales, excluding F/X.

(3)

The 2023 team factor targets for the NEOs other than Mr. Wang were based entirely on Company-wide performance. In recognition of his role as General Manager, KFC, the 2023 team factor targets for Mr. Wang were based 25% on Company-wide performance and 75% on the performance of KFC, in order to directly tie a significant portion of his STI to his area of responsibility.

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EXECUTIVE COMPENSATION

As noted above, the Company had a record year in total revenues, adjusted operating profit and system net new builds, illustrating the Company’s successful execution against its operating plan in 2023, particularly in the context of an uncertain business recovery following the change in COVID-19 policies in December 2022.

Based on our strong performance during 2023, the Company team factor and KFC team factor were achieved at 195% based on the formulaic performance results. While management was pleased with these results, management recommended that the Compensation Committee consider a reduction in the 2023 Company team factor to take into account that the Company’s operating plan was established in late 2022, immediately following the change in COVID-19 policies. At the time the goals were set, the overall business recovery and industry recovery were highly uncertain. While the Company was able to leverage the improvements it had implemented since the onset of the COVID-19 pandemic to deliver record-breaking revenues and adjusted operating profit, the Company’s 2023 results were not only driven by the strong absolute performance of the Company, but also attributable to a quicker market recovery than expected. After considering the Company’s results and management’s recommendations, the Compensation Committee exercised negative discretion to reduce the Company team factor and KFC team factor payout percentage of 195% to 150%.

Individual Performance Factors

In February 2023, the Compensation Committee approved the performance goals that would be used to determine the individual performance factor for the CEO and provided input on the performance goals recommended by the CEO for the other NEOs. As part of the Company’s annual performance evaluation process, the CEO, after having received input from the Compensation Committee and after discussion with each NEO, establishes that NEO’s performance objectives for the coming year, which are ultimately approved by the Compensation Committee. The 2023 performance objectives served as the framework upon which the overall performance of the NEOs is evaluated. Under this design, the use of individual performance factors provides the Company with a degree of flexibility to recognize performance and reward contributions to strategic business initiatives and the building of organizational capabilities supportive of the creation of long-term value.

The annual performance goals used to determine the 2023 individual performance factor are within the following performance categories:

•	Driving long-term stockholder value creation;

•	Accelerating the growth of our brands;

•	Strengthening business resilience;

•	Expanding strategic moat; and

•	Driving ESG and other strategic initiatives.

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EXECUTIVE COMPENSATION

Under each performance goal category, each NEO has a number of underlying pre-established goals against which the NEO’s performance is assessed to determine whether the NEO has achieved the overall performance goal. The above evaluation provides the basis for the CEO’s recommendation to the Compensation Committee for the executive’s individual performance factor. The Compensation Committee then meets with the CEO and discusses the CEO’s recommendations, and meets separately in executive session and makes a determination of the individual performance factor for the NEOs, excluding the CEO. The Compensation Committee applies similar factors in determining the individual performance factor for the CEO. The Compensation Committee meets in executive session to discuss the CEO’s individual performance and then consults with other independent Board members for their collective determination of the CEO’s individual performance factor.

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EXECUTIVE COMPENSATION

2023 CEO Performance Assessment

Our CEO, Ms. Wat, is instrumental in leading Yum China in its commitment to delivering strong financial and operating results in 2023. Our Board continues to recognize her exceptional leadership. Below are some of the performance highlights of Ms. Wat noted by the Compensation Committee in determining her individual performance factor for 2023.

In setting individual performance goals, we use additional factors that are relevant to the Company’s operating metrics. The individual performance factor goals are designed to be stretch, and aligned with the individual’s respective roles and responsibilities, thereby fostering a disciplined performance-driven culture throughout the organization.

Joey Wat Chief Executive Officer

Pillar	Goal	Achievement	Assessment
Drive Business Growth and Stockholder Value Creation	• Drive business recovery by 8% revenue growth and 18% adjusted operating profit growth in 2023, which targets were set in 2022 Q4 in mid of COVID	• Significantly surpassed 2023 business operational targets with full-year results of 21% total revenue growth and 87% adjusted operating profit growth, excluding F/X	Outperformed significantly
	• Increase stockholder return	• Increased stockholder returns to $833 million through share repurchases and cash dividends	Met target
Accelerate Growth	Overall • Enhance food innovation	Overall • Rolled out more than 500 new or upgraded products in 2023	Outperformed
	• Drive online transactions	• Captured over 1.7 billion transactions through innovative menus, value-for-money and effective online channels
	KFC • Expand beef burger and whole chicken line	KFC • Whole chicken and beef burgers combined contributed close to 6% of sales mix, more than Original recipe chicken	Outperformed significantly
	• Open over 800 net new stores	• Opened 1,202 net new stores, reaching 10,296 stores across 2,000+ cities in China
	• Expand new franchise stores to account for over 15% of system net new stores	• Franchise stores comprised 15% of our system net new store development
	• Grow delivery sales by 12%	• Successfully drove delivery sales by 13% even with dine-in recovery

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Pillar	Goal	Achievement	Assessment
Pizza Hut • Open 350 net new stores • Develop new Pizza Hut store model for further penetration

Pizza Hut

•  Opened 409 net new stores, reaching 3,312 stores by year-end

•  Pizza Hut’s new store model reduced upfront investment by 11% compared with normal stores, leading to improved restaurant margins and a record-high net new store openings

Outperformed
	• Develop at least one new category	• Developed and piloted a new burger category in select cities with encouraging results
	Emerging brands/businesses	Emerging brands/businesses	Met target
	• Implement new store models	• Piloted innovative store models for Little Sheep and Huang Ji Huang
	• Drive business turnaround	• Achieved profit improvement for Lavazza, Little Sheep and Huang Ji Huang
Strengthen Business Resilience	• Achieve lower commodity costs compared to industry average	• While slightly below the stretch target set for the CEO, our commodities cost was below the industry average, showcasing our efficiency and competitive edge in procurement	Below target slightly
• Optimize rents from fixed to variable, and reduce the rent-to-sales ratio to approximately 9%

•  Met our target for rental cost reduction through strategic partnerships with a strong effort to secure variable lease terms and proactive cost-saving initiatives, achieving a rent-to-sales ratio of 8.7% in 2023, the lowest level in the past 10 years

Met target
• Strengthen partnership with appliance suppliers, target to achieve savings of approximately RMB 17 million

•  Partnered with China’s leading suppliers to successfully develop new in-store appliances, with savings of approximately RMB 34 million through collaborative efforts and optimized procurement strategies

Outperformed significantly
Expand Strategic Moat	• Lead end-to-end digitalization

•  Realized integrated data bank and AI deployment, with additional achievement in sales uplift, labor cost reduction and productivity

•  Exceeded $9.2 billion digital sales, or approximately 89% of total Company sales

Outperformed significantly
	• Enhance membership recruitment and engagement	• Exceeded 470 million total membership of KFC and Pizza Hut, up 14% versus the prior year • Achieved member sales of approximately 65% of KFC and Pizza Hut’s system sales in the aggregate	Outperformed

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EXECUTIVE COMPENSATION

Pillar	Goal	Achievement	Assessment
	• Secure prime locations for new stores	• Forged strategic partnerships to secure prime locations for new stores, such as in shopping malls, highway service centers, and universities	Met target
	• Maintain RGM (Restaurant General Manager) turnover at approximately 9%	• Achieved an RGM turnover rate of approximately 9%, highlighting effective leadership in talent retention and operational stability	Met target
Drive ESG Initiatives	• Expand Food Bank program to 90 cities	• Expanded Food Bank program coverage to 826 restaurants in 118 cities	Outperformed
	• Reduce food waste	• Slightly surpassed 2022 food waste levels, due to normalized operating hours and modified order patterns after the change in COVID-19 policies	Below target slightly
• Develop and implement roadmap to achieve 2035 and 2050 science-based targets

•  Attained a 26% decrease in average indirect energy GHG emissions per Company-owned store in 2023 relative to 2020 baseline, consuming approximately 8,000 MWh of renewable energy generated through deployment of distributed photovoltaic systems and green power trading

Met target

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2023 Other NEOs Performance Assessment

In 2023, our team of NEO remained committed to creating long-term value for our stockholders while striving to achieve our financial and operational goals. The Compensation Committee believes the overall performance of the executive officer team was pivotal to many achievements for 2023, and as such, recognized the team for exceptional performance for the year. The determination of the individual performance factor for each NEO follows a similar robust review approach for determining the CEO individual performance factor. Based on the recommendation from the CEO on each NEO’s individual performance factor, the Compensation Committee reviews and discusses the NEO’s performance against the underlying pre-established goals. Below are some of the performance highlights of the other NEOs noted by the Compensation Committee in determining the individual performance factor for 2023.

Andy Yeung Chief Financial Officer	Warton Wang General Manager, KFC	Johnson Huang Former Chief Customer Officer	Joseph Chan Former Chief Legal Officer

•  Drove 21% system sales growth and 87% adjusted operating profit growth, excluding F/X

•  Drove network expansion, achieving 14,644 stores in more than 2,000 cities across China

•  Continued to rebase cost structures, contributing to 270 basis-point margin growth on comparable basis

•  Committed to stockholder engagement and contributed to stockholder return strategy

•  Met targets for return on investment for cash holdings

•  Drove 20% system sales growth and 60% operating profit growth for KFC, excluding F/X

•  Reached 10,296 stores with 1,202 net new stores for KFC

•  Maintained new store payback periods at approximately two years with improved fundamental capabilities

•  Advanced food innovation, with new products contributed to the product category reaching “$100 million club” in sales

•  Advanced ESG initiatives focusing on Food Bank program and community support

•  Exceeded 470 million members in loyalty programs, contributing approximately 65% of KFC and Pizza Hut’s system sales

•  Drove active member spending index for both KFC and Pizza Hut by over 20%

•  Capitalized on membership base by attracting target consumers, and leveraging emerging channels

•  Strengthened collaborations with strategic partners

•  Launched cross-brand ESG campaigns and nutrition initiatives

•  Adapted the Company’s governance and compliance policies and practices in response to evolving regulatory requirements

•  Enhanced compliance and risk management especially in high-risk areas

•  Led innovation initiatives within the legal team to enhance efficiency

•  Supported strategic projects and growth opportunities

•  Provided strategic counsel on sustainability oversight, strategy implementation and disclosures

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EXECUTIVE COMPENSATION

Long-Term Equity Incentives, or LTI

The Company provides long-term equity compensation to its executives to encourage decision-making that creates long-term sustainable stockholder value. In determining the size of the annual equity awards, the Compensation Committee considers the following:

•	Prior year individual and team performance;

•	Expected contributions in future years;

•	The market value of the executive’s role compared with similar roles in the Company’s peer group or based on compensation survey data; and

•	Achievement of the Company’s Stock Ownership Guidelines.

2023 LTI Awards

Compared to 30% of PSUs in 2022, the Compensation Committee determined to increase the percentage of annual equity awards granted in the form of PSUs to 50% of the LTI grant value in order to increase the portion of the annual long-term incentive awards that are tied to pre-established performance goals. The remaining 50% of the 2023 LTI awards was granted in the form of the RSUs in order to further align with market practices and to support retention during the vesting period while maintaining the at-risk nature of the LTI program. With this change, the Company’s LTI program remains entirely at-risk as the values of the awards fluctuate based on our stock price performance and 50% of the LTI awards are granted in the form of performance-based equity.

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The following table sets forth details of the annual equity awards granted to the NEOs in 2023.

PSUs
• Performance period: January 1, 2023 to December 31, 2025 • Performance measures, weighting and vesting schedule:
Performance Measure	Weight	Threshold (40% Payout)	Target (100% Payout)	Maximum (200% Payout)
rTSR Percentile Ranking(1)	70%	25th	55th	85th
Strategic Imperative – cost transformation(2)	15%
Company average commodity inflation index relative to China CPI Food Index		0.99	0.97	0.95
Strategic Imperative – ESG(2)	15%
Food wastage percentage (three-year average)		1.89%	1.69%	1.49%
Energy indirect greenhouse gas emission reductions per Company owned store (2025 versus 2020)		15%	20%	27%

(1)   The rTSR is measured as the Company’s achievement of total shareholder return against the constituents of the MSCI China Index. This index was selected as the companies included are generally impacted by the same market conditions as the Company. TSR is calculated based on the average closing prices over the 20 trading days up to and including the start and end of the performance period and assumes reinvestment of dividends. The payout for the rTSR measure will be capped at target if the Company’s TSR performance is negative.

(2)   The Compensation Committee believed at the time that the targets for the ESG and cost transformation performance goals were rigorous yet achievable, and therefore established the targets so that they would be achieved at the target performance level, if the Company successfully executed against its operating plan during the 2023 - 2025 performance period.

RSUs

•  Vest in three equal annual installments, beginning on the first anniversary of the grant date, subject to continued employment through the applicable vesting date.

•  Support the Company’s compensation philosophy of providing market-competitive compensation in order to attract and retain executive talent.

•  The Compensation Committee reduced the duration of the vesting schedule for the annual RSU awards from four years in 2022 to three years in 2023 in order to match the duration of the performance period for the annual PSU awards.

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EXECUTIVE COMPENSATION

2023 NEO Compensation

2023 CEO Target Total Direct Compensation and STI Payout

After considering the advice of its independent compensation consultant and Ms. Wat’s individual performance, strategic impact, tenure and level of pay relative to the executive compensation peer group, the Compensation Committee made the following 2023 CEO compensation decisions.

Based on the recommendation of the independent compensation consultant of the Compensation Committee, the Compensation Committee approved an increase in the grant value of Ms. Wat's LTI awards. In approving such increase, the Compensation Committee considered the fact that the grant value of her LTI awards was under-competitive (positioned at approximately the lower quartile of that of the compensation peer group companies approved by the Compensation Committee), with target total direct compensation below the median before the change. Following the change, Ms. Wat's target total direct compensation was positioned slightly above the median of the executive compensation peer group.

P20
Median (P50)
P80
Ms. Wat

The proportion of Ms. Wat's LTI awards was increased from 60% in 2022 to 70% in 2023 of target total direct compensation, with variable, at-risk compensation element increased from 87% in 2022 to 90% in 2023.

At-risk 90%
LTI 70%
Base 10.0%
STI 20.0%
RSUs 35.0%
PSUs 35.0%

The Compensation Committee believes that the increase is consistent with our pay-for-performance philosophy and aligns the interests of the CEO with the interests of our stockholders.

Set forth below is the 2023 CEO target total direct compensation and STI payout.

2023 Base Salary ($)	2023 Target Bonus Percentage (as a % of Base Salary)	2023 Target STI Opportunity (Cash Bonus) ($)	2023 Team Factor	2023 Individual Performance Factor	Final 2023 STI Payout (Cash Bonus) ($)	2023 LTI Grant Value ($)
1,425,000(1)	200%(1)	2,850,000(1)	150%	115%	4,916,250	10,000,000(2)

(1)	No change compared to 2022.

(2)	An increase of $3,500,000 from $6,500,000 in 2022. Please refer to the above disclosure regarding the factors considered by the Compensation Committee in approving such change.

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-	Impact of the Contractual, Grandfathered Tax Equalization Benefit on the CEO’s 2023 Total Compensation

The amount reported in the 2023 Summary Compensation Table for the CEO includes the tax reimbursement of $3.6 million in connection with Ms. Wat’s exercise of SARs granted prior to 2018. Ms. Wat’s contractual entitlement to tax equalization benefits represents a legacy benefit extended to certain NEOs by YUM! Brands, Inc. (“YUM”) prior to the spin-off, which was intended to put the individual in the same tax position as if he/she were located in his/her country of residence. After the spin-off, the Compensation Committee phased out tax equalization benefits for the NEOs (other than certain grandfathered benefits pursuant to the legacy arrangements).

In 2023, Ms. Wat exercised her 2015 and 2016 SARs as well as part of her 2017 SARs. As shown in the Outstanding Equity Awards at 2023 Fiscal-Year End table, Ms. Wat held 80,197 shares of 2017 SARs with an exercise price of $26.56, which remains subject to the tax equalization benefits. By way of illustration, if these SARs were exercised at $42.43 per share (the closing price of the Company common stock on December 29, 2023), the remaining tax equalization benefit would be approximately $650,000.

2023 Other NEOs Target Total Direct Compensation and STI Payout

As demonstrated by this chart, 2023 annual target total direct compensation for the other NEOs was predominantly weighted toward variable, at-risk pay elements. Such elements (consisting of the target STI opportunity and grant value of LTI awards) represented, on average, 75% of the 2023 annual target total direct compensation for the other NEOs.

Set out below is the 2023 target total direct compensation and STI payout for each of the other NEOs.

Name	2023 Base Salary ($)		2023 Target Bonus Percentage (as a % of Base Salary)		2023 Target STI Opportunity (Cash Bonus) ($)		2023 Team Factor	Individual Performance Factor	Final 2023 STI Payout (Cash Bonus) ($)	2023 LTI Grant Value ($)
Mr. Yeung	840,000	(1)	100	%(1)	840,000	(1)	150%	100%	1,260,000	2,500,000	(2)
Mr. Wang(3)	600,000		90%		540,000		150%	135%	1,047,221	1,300,000
Mr. Huang	762,200	(1)	80	%(4)	609,760	(1)	150%	100%	934,060	1,000,000	(4)
Mr. Chan	630,000	(1)	80	%(1)	504,000	(1)	150%	90%	680,400	1,200,000

(1)	No change compared to 2022.

(2)

Mr. Yeung’s LTI opportunity increased from $1,580,000 in 2022. The Compensation Committee approved an increase in the grant value of Mr. Yeung’s LTI awards in 2023, considering the fact that the grant value of his LTI awards was under-competitive. Following the change, Mr. Yeung’s target total direct compensation was positioned at around the median of the executive compensation peer group approved by the Compensation Committee.

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EXECUTIVE COMPENSATION

(3)	The Compensation Committee approved the following changes with respect to Mr. Wang’s compensation to reflect his increased responsibilities following his promotion to General Manager, KFC in 2022:

•	an increase in base salary from $460,747 in 2022;

•	target STI opportunity increased from 75% to 90% of base salary;

•	an increase in the LTI grant value from $750,000 in 2022; and

•

Mr. Wang’s team factor achievement was based 25% on the Company team factor results and 75% on the KFC team factor results, in order to directly tie a significant portion of his STI to his area of responsibility.

(4)	Mr. Huang’s 2023 target STI opportunity decreased from 100% to 80%. Mr. Huang’s 2023 LTI grant value decreased from $1,330,000 in 2022.

Other Elements of Executive Compensation Program

As with all Company employees, Company executive officers receive certain employment benefits. We believe the benefits we offer are an important part of retention for all levels of employees. Our benefits are designed to protect against unexpected catastrophic losses of health and earnings potential and provide a means to save and accumulate assets for retirement.

Post-Termination and Change in Control Compensation. The Company provides certain post-termination and change in control compensation to help accomplish the Company’s compensation philosophy of attracting and retaining executive talent.

The Company maintains a change in control severance plan that covers all NEOs. Severance benefits are payable only upon a qualifying termination, which is defined as a termination by the Company without cause or by the participant due to good reason, within 24 months following the consummation of a change in control of the Company. The Compensation Committee believes change in control compensation promotes management independence and helps retain, stabilize, and focus the executive officers in the event of a change in control.

The Company also maintains the Executive Severance Plan, which provides severance benefits to certain key management employees of the Company and its affiliates who are selected by the Compensation Committee to participate in the plan, including each of the NEOs, and who experience a qualifying termination under the terms of the plan. The Executive Severance Plan aids in recruitment and retention and promotes smooth succession planning, while providing transitional pay for a limited period of time to executives whose employment is involuntarily terminated. Payments are conditioned upon the executive’s execution of a release of claims in favor of the Company and compliance with restrictive covenants. The terms of the Change in Control Severance Plan and Executive Severance Plan were determined after considering market data and the input of the compensation consultant. The award agreements with respect to the Company’s outstanding equity awards also provide for pro-rata vesting in the event of certain qualifying terminations of employment. Please see the “Potential Payments upon a Termination or a Change in Control” section below for a quantification of the amounts that would be payable to each of the NEOs in connection with a termination of employment or change in control as of December 31, 2023.

Huang and Chan Transitions. In connection with each of their separations from the Company, the Company entered into transition and advisor agreements with each of Mr. Huang and Mr. Chan. Under the transition and advisor agreements, each served in their respective positions through December 31, 2023 and then assumed the role as an advisor to assist on various transition matters relating to their roles (through June 30, 2024 in the case of Mr. Huang and February 29, 2024 in

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the case of Mr. Chan). Under the transition and advisor agreements, each received a monthly advisory fee for their service, remained eligible to receive a payout with respect to the 2023 STI program based on their service through December 31, 2023. Mr. Huang and Mr. Chan’s outstanding awards continued to vest based on their continued service during their respective advisory periods and, in the case of Mr. Huang, in accordance with the terms of the underlying award agreements based on his retirement eligibility status. Mr. Huang will also remain eligible to participate in the 2024 STI program with a target bonus opportunity equal to 30% of his base salary and any payout to be determined based on actual performance for the year and pro-rated for his service during the year. Under the terms of the transition agreements, neither Mr. Huang nor Mr. Chan will receive any cash severance benefits in connection with their separations, other than a lump sum amount equivalent to five times of the average monthly base salary in the past 12 months which reflects statutory requirements for reasonable consideration under PRC law, in exchange for their agreeing to be bound by covenants relating to post-termination non-competition covenant. They also agreed to be bound by covenants relating to non-solicitation, non-disparagement and non-disclosure. If either executive violates and/or fails to comply with the non-compete or non-solicitation terms in the transition agreement, they will be required to pay the Company liquidated damages of three times the amount of such payment.

Retirement Plans. The Company offers certain executives working in China retirement benefits under the Bai Sheng Restaurants China Holdings Limited Retirement Scheme (“BSRCHLRS”). Under the BSRCHLRS, executives may make personal contributions, and the Company provides a Company-funded contribution of 10% of a participating executive’s base salary. During 2023, all of our NEOs, except for Mr. Wang, were participants in the BSRCHLRS, and each NEO received a Company-funded contribution.

Medical, Dental, and Life Insurance and Disability Coverage. The Company provides benefits such as medical, dental, and life insurance and disability coverage to its executive officers through the same benefit plans that are provided to eligible China-based employees.

Perquisites. As noted earlier in the CD&A, the Company’s executive compensation program may differ from our U.S. peers to reflect the competitive market in China, the need to attract a global skillset with deep knowledge of both U.S. and Chinese regulatory regimes and the Company’s desire to incentivize an entrepreneurial mindset to encourage actions that support our long-term growth and strategy. Because the Company is designing an executive compensation program that attracts, retains and incentivizes global talent, the Company provides certain perquisites relating to overseas assignments as part of a competitive compensation package to attract and retain globally mobile executives. These perquisites are governed by the Company’s formal mobility policy, are offered on a case-by-case basis and reflect each executive’s particular circumstances while also generally reflecting market practices for similarly situated, globally mobile executives working in international companies based in mainland China. For example, the Company may offer perquisites such as housing cost subsidies, dependent education, and home leave payments to executives performing services in China.

See the 2023 All Other Compensation Table for details regarding the perquisites received by our NEOs during 2023.

Tax Equalization Benefits Grandfathered from YUM. Prior to our spin-off from YUM, two of our NEOs, Ms. Joey Wat and Mr. Johnson Huang, were offered tax equalization benefits by our former parent as an element of their compensation. These tax equalization benefits represent legacy arrangements entered into with our former parent that are intended to put the NEO in the same position, from a tax-liability perspective, that he or she would be in if they were located in their country of residence. After the spin-off, the Compensation Committee phased out tax equalization benefits for the NEOs (other than certain grandfathered benefits pursuant to the legacy arrangements). Although these are legacy arrangements entered into prior to the spin-off, compensation attributable to such arrangements will be reflected as compensation for services to the Company and will be included as compensation in the Summary Compensation Table for the applicable year. See the 2023 All Other Compensation Table for compensation attributed to these legacy compensation arrangements during 2023.

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EXECUTIVE COMPENSATION

Payout of Prior PSU Awards

2020 Partner PSU Awards Payout

As previously disclosed in the Company’s 2021 Proxy Statement, in February 2020, the Compensation Committee granted PSU awards (the “2020 Partner PSU Awards”) to select employees of the Company and its subsidiaries who were deemed critical to the Company’s execution of its strategic operating plan, including each of the NEOs. The 2020 Partner PSU Awards were scheduled to vest based on the Company’s achievement of performance goals relating to stock price, growth in adjusted total revenue and adjusted EBITDA, and transformational objectives over a four-year performance period commencing on January 1, 2020 and ending on December 31, 2023. Based on performance, vesting could range from 0% to 200% of the target number of shares subject to the 2020 Partner PSU Awards. The 2020 Partner PSU Awards were one-time in nature and were granted to (i) address increased competition from new retail platform companies in China as well as other startup companies and the pay gap between the Company’s executive compensation program and the relevant competitive market, (ii) incentivize an entrepreneurial mindset and transformational performance that the Compensation Committee believes will contribute to business growth and exceptional stockholder value creation, and (iii) facilitate long-term retention, which had become increasingly important in light of senior leadership changes over the several years preceding the granting of the 2020 Partner PSU Awards.

The table below sets forth the threshold, target and maximum achievement levels, weights and actual results for each measure of the 2020 Partner PSU Awards:

Performance Measure	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual	Earned as a % of Target	Weighting	Final Team Performance
Stock Price(1)	$60	$80	$100	$65.55	63.9%	55%	35.1%
Adjusted Total Revenue CAGR(2)	5%	8%	12%	7.5%	91.2%	20%	18.2%
Adjusted EBITDA CAGR(3)	4%	7%	10%	4.7%	62.0%	15%	9.3%
Transformational Objectives(4)	—	—	—	—	200%	10%	20%
Final Payout Ratio							82.6%

(1)

Stock Price represents the highest rolling average (i.e., the arithmetic mean) of the closing prices of a share of the Company’s common stock for any sixty (60) consecutive trading days during the performance period.

(2)

Adjusted Total Revenue represents total revenues as reported in the Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2023 (the “Audited Financial Statements”), but adjusted to exclude (i) revenues from transactions with franchisees and unconsolidated affiliates; (ii) revenues generated from certain emerging brands; and (iii) the impact of foreign currency fluctuations. The performance goal is measured from 2019 year-end results, which is the base year for measuring CAGR.

(3)

Adjusted EBITDA represents adjusted EBITDA presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, but further adjusted to exclude (i) EBITDA generated from certain emerging brands; (ii) certain non-recurring adjustments; and (iii) the impact of foreign currency fluctuations. The performance goal is measured from 2019 year-end results, which is the base year for measuring CAGR.

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(4)

Transformational objectives for the 2020 Partner PSU Awards related to end-to-end digitalization, which is measured based on the progress and achievements of end-to-end digitalization projects spanning from farm to table for the purpose of integrating key operational and supplier data, improving operational efficiency, and enhancing customer experience. The Compensation Committee regularly reviewed the progress of the end-to-end projects during the performance period. In determining a payout of 200% of this performance metric, the factors considered by the Compensation Committee included the following:

•

The scope of end-to-end digitalization projects completed had expanded compared to the pre-set goals, among which the Intelligent Food Safety, a food safety and quality management system leveraging big data and algorithms, won the “First Prize of Science and Technology Innovation” of the Chinese Food Science and Technology Award.

•

The end-to-end digitalization was instrumental in driving the growth of our membership program and digital sales, including through the deployment of artificial intelligence technology. The loyalty program of KFC and Pizza Hut exceeded 470 million members by the end of 2023, nearly doubled compared to approximately 240 million by the end of 2019. Member sales accounted for approximately 65% of KFC and Pizza Hut’s system sales in the aggregate in 2023. Digital sales more than doubled from $4.3 billion in 2019 to $9.2 billion in 2023.

•

The Company’s investment in end-to-end digitalization greatly contributed to operational efficiency, including through real-time inventory visibility from logistics centers to stores, sales forecasting, smart inventory replenishment at our stores and labor scheduling, which we believe will support the Company in achieving its future growth goals.

Based on the Company’s performance against the pre-established performance objectives, the Compensation Committee certified a payout level of 82.6% of target. As noted above, the Compensation Committee did not make any discretionary adjustments to the formulaic payout results under the 2020 Partner PSU Awards.

2021 Annual PSU Awards Payout

2023 represented the final year of the 2021-2023 performance period for the 2021 annual PSU awards (the “2021 Annual PSU Awards”) previously disclosed in the Company’s 2022 proxy statement. Under the 2021 Annual PSU program, PSUs would be settled in shares of our common stock based on continued service and the achievement of the underlying performance goals relating to rTSR, growth in adjusted total revenue and adjusted diluted earnings per common share, during the three-year performance period from January 1, 2021 to December 31, 2023. Based on performance, vesting could range from 0% to 200% of the target number of shares subject to the 2021 Annual PSU Awards, with vesting for the PSUs subject to the rTSR performance goal capped at target if the Company’s absolute TSR during the performance period was negative.

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EXECUTIVE COMPENSATION

The table below sets forth the threshold, target and maximum achievement levels, weights and actual results for each measure of the 2021 Annual PSU Awards:

Performance Measure	Threshold (50% Payout)	Target (100% Payout)	Maximum (200% Payout)	Actual	Earned as a % of Target	Weighting	Final Team Performance
rTSR Percentile Ranking(1)	30th	55th	80th	57th	100.0%	50%	50.0%
Adjusted Total Revenue CAGR(2)	8%	11%	14%	12.7%	156.8%	25%	39.2%
Adjusted Diluted EPS CAGR(3)	10%	14%	18%	18.7%	200.0%	25%	50.0%
Final Payout Ratio							139.2%

(1)

The rTSR is measured as the Company’s achievement of total shareholder return against the constituents of the MSCI China Index. TSR was calculated based on the average closing prices over the 20 trading days up to and including the start and end of the performance period and assumes reinvestment of dividends. The payout for the rTSR measure would be capped at target if the Company’s TSR performance is negative.

(2)

Adjusted Total Revenue represents total revenues as reported in the Audited Financial Statements, but adjusted to exclude (i) revenues from transactions with franchisees and unconsolidated affiliates; (ii) revenues generated from certain emerging brands; and (iii) the impact of foreign currency fluctuations. The performance goal is measured from 2020 year-end results, which is the base year for measuring CAGR.

(3)	Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Weighted-Average Common and Diluted Potential Common Shares Outstanding, where:

•

Adjusted Net Income represents adjusted net income presented in the Company’s Annual Report on Form 10-K, but further adjusted to exclude: (i) income generated from certain emerging brands; (ii) income tax expense impact of planned or actual repatriations; (iii) investment gains or losses for equity investments measured at fair value; (iv) certain non-recurring adjustments; (v) the impact of foreign currency fluctuations; and (vi) the income tax effect of the above adjustments. The performance goal is measured from 2020 year-end results, which is the base year for measuring CAGR.

•

Adjusted Weighted-Average Common and Diluted Potential Common Shares Outstanding represents weighted-average common and diluted potential common shares outstanding presented in Note 5 to the Audited Financial Statements, and adjusted to exclude: (i) impact on share count associated with certain share repurchases; (ii) impact on share count as a result of the Company’s global offering and secondary listing on the HKEX; (iii) impact on outstanding shares held by employees of YUM; and (iv) diluted shares associated with the 2020 Partner PSU Awards.

Based on the Company’s performance against the pre-established performance goals, the Compensation Committee certified a payout level of 139.2% of target. As noted above, the Compensation Committee did not make any discretionary adjustments to the formulaic payout results under the 2021 Annual PSU Awards.

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EXECUTIVE COMPENSATION

HOW COMPENSATION DECISIONS ARE MADE

Executive Compensation Philosophy

The Compensation Committee at least annually reviews the Company’s executive compensation program to evaluate whether the program continues to be aligned with the compensation objectives adopted by the Compensation Committee below:

•

Pay-for-Performance: NEO annual target total direct compensation is predominantly performance-based and at-risk, in order to reward short- and long-term performance measured against pre-established objectives, including the overall performance of the Company and individual performance and contributions.

•

Align with Stockholder Interests: Executives’ interests should be aligned with stockholder interests through the risks and rewards of equity ownership, including a focus on using long-term incentive awards and imposing stock ownership requirements.

•

Attract and Retain the Right Talent: We need to attract and retain executives with the specific skillset required for large-scale operations in China amid the evolving Chinese regulatory and operating environment, including the challenges and complexities of managing the extensive supply chain, store and digital operations, as well as deep knowledge of complex regulatory regimes in the U.S. and China, and NYSE and HKSE governance requirements. The Company’s executive compensation program may differ from our U.S. peers to reflect the need to attract, retain and incentivize global talent with specific skillset required by the unique features of the Company.

Role of the Compensation Committee

The Compensation Committee reviews and approves goals and objectives relevant to the compensation of the CEO and other executive officers, sets the compensation levels of each of the executive officers, and together with the other independent directors of the Board, approves the compensation of the CEO. The Compensation Committee’s responsibilities under its charter are further described in the “Governance of the Company” section of this proxy statement. While not members of the Compensation Committee, the CEO, the CFO, the Chief People Officer, and the Chief Legal Officer, when necessary, also attended meetings of the Compensation Committee in 2023 to contribute to and understand the Compensation Committee’s oversight of, and decisions relating to, executive compensation. The CEO, the CFO, the Chief People Officer, and the Chief Legal Officer did not attend portions of the meetings relating to their own compensation. The Compensation Committee regularly conducts executive sessions without management present. The Compensation Committee also engages in an ongoing dialogue with its compensation consultant, the CEO, and the Chief People Officer for the evaluation and establishment of the elements of our executive compensation program.

Role of the Independent Compensation Consultant

The Compensation Committee sought advice and counsel from its independent compensation consultant Mercer (Hong Kong) Limited (“Mercer”) on the appropriateness and competitiveness of 2023 target compensation levels for our NEOs, the design of our executive compensation program and policies, and compensation related governance items, including policy positions of institutional stockholders and their advisors. Mercer attended all Committee meetings, including executive sessions without management and addressed various other matters as requested by the Committee. The Compensation Committee has assessed the independence of Mercer pursuant to NYSE rules and conflicts of interest specifically enumerated by the SEC’s six factors, and the Company has concluded that Mercer’s work for the Compensation Committee does not raise any conflicts of interest. The Compensation Committee annually reviews its relationship with Mercer and determines whether to renew the engagement. Only the Compensation Committee has the right to approve the services to be provided by, or to terminate the services of, its compensation consultant.

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EXECUTIVE COMPENSATION

Executive Compensation Peer Group

One of the key objectives of our executive compensation program is to motivate and retain the right talent by providing reasonable and competitive compensation that reflects our business and the geography in which we operate. We use a peer group of publicly listed companies to assess the levels of different components of our overall compensation program to evaluate whether they remain competitive and to evaluate our annual and long-term incentive program design and structure.

The peer group approved by the Compensation Committee based on a recommendation from the independent compensation consultant is based on objective screening criteria and consists in general of similarly sized companies in the restaurant, hospitality and food products sectors in the United States, Greater China and Europe as well as companies that proxy advisory firms consider to be peers of the Company which have publicly available compensation data disclosure. While we do not operate restaurants in the United States or Europe, consistent with the recommendation of Mercer, we have included companies from those regions in the peer group to reflect our competitive market as we globally compete for executive talent from those markets.

In September 2022, following discussion, the Compensation Committee decided to maintain the same peer group of 17 U.S. and nine non-U.S. companies that was used to evaluate 2022 compensation decisions and reapproved the following peer group for assessing 2023 compensation. Yum China ranked at the 50th percentile on revenue and market capitalization among the peer group.

For NEOs other than our CEO, data from our 2023 peer group was supplemented by composite data from companies included in three executive compensation surveys conducted by Mercer in China, Hong Kong, and the U.S., size-adjusted to reflect the Company’s revenue. The survey information provided us with broader information regarding pay levels in the geographies in which we operate and compete for executive talent. During 2023, the Compensation Committee reviewed a report summarizing compensation levels at the 25th, 50th and 75th percentiles of the peer group and, as applicable, of the survey data for positions comparable to our NEOs. The report compared target and actual total cash compensation (base salary and annual incentives) and total direct compensation (base salary plus annual incentives plus long-term incentives) for each of the NEOs against these benchmarks. The Compensation Committee also reviewed detailed tally sheets that captured comprehensive compensation, benefits and stock ownership details, and comparisons of the CEO’s realized total direct compensation and realizable equity vis-à-vis that of the peer group. The Compensation Committee considered this information, as well as the peer group data described above when making compensation decisions.

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EXECUTIVE COMPENSATION

Competitive Positioning

At the beginning of 2023, the Compensation Committee considered executive compensation peer group data as a frame of reference for establishing target compensation levels for base salary and annual and long-term incentive opportunities for each NEO. The Compensation Committee conducted a consistent and rigorous review of the market data provided by the independent compensation consultant and set target total direct compensation to be competitive with the market data, while taking into account internal pay equity, each executive’s experience, leadership impact and criticality to our strategy and mission, as well as competitive recruiting and retention pressures.

COMPENSATION POLICIES

Compensation Recovery Policy

Pursuant to the Company’s Compensation Recovery Policy, and as required by Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and related NYSE listing rules, in the event of any restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will recover or cancel any “performance awards” that were awarded to a current or former executive officer as a result of achieving performance targets that would not have been met under the restated results. The Company’s recovery authority applies to any performance award received by a current or former executive officer during the three most-recently completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement (the “Recovery Period”). Under the terms of the policy, a “performance award” means any cash or equity-based award that is granted, earned or vested based wholly or in part on the results of a financial reporting measure. In addition, the Company’s Compensation Recovery Policy provides that the Compensation Committee may recover or cancel any performance awards that were received during the Recovery Period by a current or former non-executive officer employee if such individual’s misconduct completely or partially caused the restatement and such individual would unfairly profit if the recovery or cancellation did not occur.

Equity-Based Awards Grant Policy

The Company’s Equity-Based Awards Grant Policy provides for certain procedures with respect to the granting of equity awards, including specifying pre-determined dates for annual and off-cycle grants and specifying that the Company will not purposely accelerate or delay the public release of material information in consideration of pending equity grants. Generally, annual equity grants are effective as of the date that is two business days after the Company publicly discloses its results for the previous fiscal year.

Stock Ownership Guidelines and Retention Policy

To align the efforts of our executives with the long-term interests of our stockholders and to reinforce their commitment to the Company’s long-term objectives, the Compensation Committee established a stock ownership and retention policy that applies to our Section 16 Officers and all members of our leadership team. Under the stock ownership and retention policy, the executives have a five-year period from the date of appointment to a covered position to attain the required ownership level. During the five-year phase-in period, the executives must retain, until the required ownership guideline levels have been achieved, at least 50% of the after-tax shares resulting from the vesting or exercise of equity awards, including PSUs. If the guideline is not achieved after such five-year compliance period, the executive officer will be required to retain 100% of after-tax shares resulting from the vesting or exercise of equity awards until the guideline is achieved.

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EXECUTIVE COMPENSATION

The chart below shows stock ownership requirements as a multiple of annual base salary for our NEOs. As of the record date, each NEO is in compliance with the Company’s stock ownership requirements and retention policy.

NEO	Stock Ownership Requirement as a Multiple of Annual Base Salary
CEO	6X
CFO	3X
General Manager, KFC	2X
Former Chief Customer Officer	2X
Former Chief Legal Officer	2X

What Count Toward the Guideline	What Does Not Count Toward the Guideline
✓ Unvested RSUs ✓ Shares owned, jointly or separately, by the individual, spouse and / or dependent children	× SARs, whether vested or unvested × Unearned performance share awards

Hedging and Pledging of Company Stock

Under the Company’s Code of Conduct, no employee or director is permitted to engage in securities transactions that would allow such employee or director either to insulate himself or herself from, or profit from, a decline in the Company’s stock price. Similarly, no employee or director may enter into hedging transactions in Company stock. Such transactions include, without limitation, short sales as well as any hedging transactions in derivative securities (e.g., puts, calls, swaps or collars) or other speculative transactions related to the Company’s stock. Pledging of Company stock by executive officers and directors is also prohibited.

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EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on such review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Compensation Committee:

Ruby Lu (Chair)

Edouard Ettedgui

William Wang

Min (Jenny) Zhang

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EXECUTIVE COMPENSATION

2023 SUMMARY COMPENSATION TABLE

The following table and footnotes summarize the total compensation awarded to, earned by or paid to the NEOs for fiscal year 2023 and, to the extent required by SEC executive compensation disclosure rules, fiscal years 2022 and 2021. The Company’s NEOs for the 2023 fiscal year are its CEO, CFO, and the three other most highly compensated executive officers who were serving as executive officers as of December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option/ SAR Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)(4)	Adjusted Total Compensation Without Legacy Tax Reimbursements ($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Joey Wat	2023	1,425,000	—	10,000,132	—	4,916,250	3,994,410	20,335,792	16,706,971

Chief Executive Officer	2022	1,418,750	—	6,035,116	3,250,011	4,788,000	401,002	15,892,879	15,892,879
	2021	1,341,667	—	5,703,920	3,000,004	3,607,246	2,902,835	16,555,672	13,993,639

Andy Yeung	2023	840,000	—	2,500,076	—	1,260,000	219,992	4,820,068	—

Chief Financial Officer	2022	836,667	—	1,458,490	790,010	1,411,200	198,795	4,695,162	—
	2021	791,512	—	2,401,075	750,014	1,032,164	135,769	5,110,534	—

Warton Wang	2023	565,360	—	1,300,132	—	1,047,221	99,679	3,012,392	—

General Manager, KFC

Johnson Huang	2023	762,200	—	1,000,068	—	934,060	330,604	3,026,932	—

Former Chief Customer Officer	2022	760,350	—	1,333,522	665,014	970,896	305,908	4,035,690	—
	2021	740,000	—	667,558	625,000	847,441	320,245	3,200,244	—

Joseph Chan	2023	630,000	—	1,200,069	—	680,400	199,946	2,710,415	—

Former Chief Legal Officer	2022	627,500	—	1,045,708	600,004	483,840	172,256	2,929,308	—
	2021	595,000	—	2,100,748	562,502	619,967	177,468	4,055,685	—

(1)

The amounts reported in this column for 2023 represent the grant date fair value of the 2023 Annual PSU Awards and RSU awards granted to each Named Executive Officer, calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”), Compensation—Stock Compensation. The grant date fair value for the RSU awards was calculated by multiplying the number of RSUs granted by the closing price of a share of Company common stock on the date of grant. With respect to the 2023 Annual PSU Awards, the fair value of rTSR performance measures was determined based on the outcome of a Monte-Carlo simulation model, and the fair value of other performance measures was based on the closing price of our common stock on the date of grant, and the number of PSUs granted. See Note 14 to the Audited Financial Statements for further discussion of the relevant assumptions used in calculating the grant date fair value of RSU and PSU awards. The maximum value of the 2023 Annual PSU Awards at the grant date assuming that the highest level of performance conditions will be achieved is as follows: Ms. Wat, $6,500,159; Mr. Yeung, $1,625,083; Mr. Wang, $845,143; Mr. Huang, $650,033; and Mr. Chan, $780,065.

(2)

Amounts in this column reflect the annual incentive awards earned for the applicable fiscal year performance periods under the annual bonus program, which is described further in our CD&A under the heading “Short-Term Incentives, or STI.”

(3)	The amounts in this column for 2023 are detailed in the 2023 All Other Compensation Table and footnotes to that table, which follow.

(4)

Certain compensation included in the Salary, Non-Equity Incentive Plan Compensation and All Other Compensation columns was denominated in Chinese Renminbi or Hong Kong dollars, which were converted to U.S. dollars using an exchange rate of 7.08 and 7.83 respectively.

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(5)

The amounts in this column are calculated by subtracting the legacy tax reimbursements reflected in the 2023 All Other Compensation Table below for the CEO from the “Total” column for the CEO. Prior to our spin-off from YUM, two of our NEOs, Ms. Wat and Mr. Huang, were offered tax equalization benefits by our former parent as an element of their compensation. These tax equalization benefits represent a legacy benefit extended to certain NEOs by YUM prior to the spin-off, which was intended to put the NEO in the same position, from a tax-liability perspective, that he or she would be in if they were located in their country of residence. After the spin-off, the Compensation Committee phased out tax equalization benefits for the NEOs (other than certain grandfathered benefits pursuant to the legacy arrangements). In 2023, Ms. Wat exercised her 2015 and 2016 SARs as well as part of her 2017 SARs. The amount reported in the 2023 Summary Compensation Table for the CEO includes the tax reimbursement of $3.6 million in connection with Ms. Wat’s exercise of SARs granted prior to 2018. We are providing this supplemental Total by subtracting the legacy tax reimbursements reflected in the 2023 All Other Compensation Table below from the “Total” column as we believe it better reflects the compensation decisions made by the Compensation Committee because the compensation received pursuant to the grandfathered tax reimbursements represents legacy contractual agreements entered into prior to the spin-off. The amounts reported in this column differ from, and are not a substitute for, the amounts reported in the “Total” column, as calculated pursuant to the Summary Compensation Table rules. As shown in the Outstanding Equity Awards at 2023 Fiscal-Year End table, Ms. Wat held 80,197 shares of 2017 SARs with an exercise price of $26.56, which remains subject to the tax equalization benefits. By way of illustration, if these SARs were exercised at $42.43 per share (the closing price of the Company common stock on December 29, 2023), the remaining tax equalization benefit would be approximately $650,000.

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EXECUTIVE COMPENSATION

2023 ALL OTHER COMPENSATION TABLE

The following table and footnotes summarize the compensation and benefits included under the “All Other Compensation” column in the 2023 Summary Compensation Table that were awarded to, earned by or paid to the Company’s NEOs for the fiscal year ended December 31, 2023.

Name	Perquisites and Other Personal Benefits ($)(1)	Tax Reimbursements ($)(2)	Retirement Scheme Contributions ($)(3)	Other ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)

Ms. Wat	125,669	3,628,821	142,518	97,402	3,994,410

Mr. Yeung	90,351	—	80,513	49,128	219,992

Mr. Wang	42,390	—	—	57,289	99,679

Mr. Huang	91,394	130,714	76,220	32,276	330,604

Mr. Chan	91,850	—	60,384	47,712	199,946

(1)

Amounts in this column represent: for Ms. Wat, an education reimbursement ($41,464) and housing cost reimbursement ($84,205); and for Messrs. Yeung, Chan, Huang and Wang, a housing cost reimbursement. Such amounts are valued based on the amounts paid directly to the NEOs or the service providers, as applicable.

(2)

Amounts in this column for Ms. Wat and Mr. Huang represent legacy tax reimbursements entered into with the Company’s former parent, which provides for the reimbursement of taxes incurred with respect to the gains realized in 2023 upon exercise of equity awards granted before 2018. These legacy tax reimbursements do not represent any new benefits but rather the settlement of existing contractual agreements that the Company is required to satisfy.

(3)	This column represents contributions to the BSRCHLRS for all of our NEOs, except for Mr. Wang.

(4)

This column reports the total amount of other benefits provided. Such amounts, which are reflective of market practice for similarly situated global executives working in international companies based in mainland China, are paid directly to the NEOs or service providers, as applicable. Other than for certain benefits described below, none of the other benefits individually exceeded the greater of $25,000 or 10% of the total amount of these other benefits and the perquisites and other personal benefits shown in column (b) for the NEO. These other benefits consist of amounts paid for utilities, home leave expenses, transportation allowances, and executive physicals. In 2023, Ms. Wat received home leave reimbursement of $64,942 and transportation allowance of $25,434.

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2023 GRANTS OF PLAN-BASED AWARDS

The following table provides information on the annual incentive program that the Company’s NEOs participated in during 2023, including the 2023 Annual PSU Awards and RSUs granted under the 2022 LTIP in 2023 to the Company’s NEOs.

Name			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option/ SAR Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option/ SAR Awards ($/Sh)	Grant Date Fair Value of Stock, Option and SAR Awards ($)(3)
	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Ms. Wat	—		—	2,850,000	8,550,000	—	—	—	—	—	—	—

	2/9/2023	(4)	—	—	—	25,735	64,338	128,676	—	—	—	5,000,099

	2/9/2023		—	—	—	—	—	—	80,464	—	—	5,000,033

Mr. Yeung	—		—	840,000	2,520,000	—	—	—	—	—	—	—

	2/9/2023	(4)	—	—	—	6,434	16,085	32,170	—	—	—	1,250,068

	2/9/2023		—	—	—	—	—	—	20,116	—	—	1,250,008

Mr. Wang	—		—	540,000	1,620,000	—	—	—	—	—	—	—

	2/9/2023	(4)	—	—	—	3,346	8,365	16,730	—	—	—	650,085

	2/9/2023		—	—	—	—	—	—	10,461	—	—	650,047

Mr. Huang	—		—	609,760	1,829,280	—	—	—	—	—	—	—

	2/9/2023	(4)	—	—	—	2,574	6,434	12,868	—	—	—	500,027

	2/9/2023		—	—	—	—	—	—	8,047	—	—	500,041

Mr. Chan	—		—	504,000	1,512,000	—	—	—	—	—	—	—

	2/9/2023	(4)	—	—	—	3,088	7,721	15,442	—	—	—	600,045

	2/9/2023		—	—	—	—	—	—	9,656	—	—	600,024

(1)

Amounts in columns (c), (d) and (e) provide the minimum, target and maximum amounts payable as annual incentive compensation to each NEO based on team and individual performance during 2023. The actual amounts of annual incentive compensation awards paid for 2023 performance are shown in the “Non-Equity Incentive Plan Compensation” column of the 2023 Summary Compensation Table. The performance measurements, performance targets and target bonus percentages are described in the CD&A, beginning under the heading “Short-term Incentives, or STI.”

(2)

Amounts in column (i) represent the number of RSUs awarded to each NEO. RSUs vest in equal installments on the first, second and third anniversaries of the grant date, subject to the recipient’s continued employment through the applicable vesting date. During the vesting period, the RSUs will be adjusted to reflect the accrual of dividend equivalents, which will be distributed as additional Company shares at the same time and to the extent the underlying shares vest.

(3)

The amounts reported in this column for 2023 represent the grant date fair value of the 2023 Annual PSU Awards and RSU awards granted to each of the NEOs, calculated in accordance with ASC 718. With respect to the 2023 Annual PSU awards, the fair value of rTSR performance measures was determined based on the outcome of a Monte-Carlo simulation model, and the fair value of other performance measures was based on the closing price of our common stock on the date of grant, and the number of PSUs granted. See Note 14 to the Company’s Audited Financial Statements for further discussion of the relevant assumptions used in calculating the grant date fair value for the RSU and PSU awards.

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(4)

Amounts reported in this row and associated with columns (f), (g) and (h) provide the threshold, target and maximum numbers of shares of common stock that may be received by the grantee upon vesting of the 2023 Annual PSU Awards. The 2023 Annual PSU Awards granted to each of the NEOs on February 9, 2023 will be settled in shares of common stock, subject to the achievement of performance goals relating to rTSR, commodity cost inflation management and food waste and energy indirect greenhouse gas emission reductions during the performance period beginning on January 1, 2023 and ending on December 31, 2025, and the NEO’s continued employment through the last day of the performance period. Amounts reported in the “Threshold” column represent payout of 40% of target PSUs awarded, and amounts reported in the “Maximum” column represent payout of 200% of the target PSUs awarded. During the performance period, the target PSUs will be adjusted to reflect the accrual of dividend equivalents, which will be adjusted to reflect the attainment level of performance-based vesting conditions and will be distributed as additional Company shares at the same time and to the extent the underlying shares vest.

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OUTSTANDING EQUITY AWARDS AT 2023 YEAR-END

The following table shows the number of Company shares covered by exercisable and unexercisable SARs, unvested RSUs and unvested PSUs held by the Company’s NEOs on December 31, 2023. The amounts reported include RSUs and PSUs, as applicable, acquired through the accrual of dividend equivalents. This table excludes any YUM shares received by the NEOs upon conversion of their outstanding YUM equity awards in connection with the spin-off. The 2022 Lavazza ESOP Grants (as defined below) are separately reported in Outstanding 2022 Lavazza ESOP Grants at 2023 Year-End table below.

		Option/SAR Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable(1)		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)	(i)		(j)
Ms. Wat	2/10/2017	80,197	—		26.56	2/10/2027	—		—	—		—

	2/9/2018	186,151	—		40.29	2/9/2028	—		—	—		—

	2/7/2019	186,100	—		41.66	2/7/2029	—		—	—		—

	2/7/2020	140,297	46,766	(i)	42.71	2/7/2030	—		—	—		—

	2/5/2021	85,994	85,995	(ii)	57.39	2/5/2031	44,814	(i)	1,901,471	—		—

	2/10/2022	52,242	156,727	(iii)	50.16	2/10/2032	19,829	(ii)	841,350	29,172	(i)	1,237,759

	2/9/2023	—	—		—	—	81,251	(iii)	3,447,490	64,967	(ii)	2,756,569

Mr. Yeung	2/7/2020	33,672	11,224	(i)	42.71	2/7/2030	—		—	—		—

	2/5/2021	21,499	21,499	(ii)	57.39	2/5/2031	28,681	(i)	1,216,955	—		—

	2/10/2022	12,699	38,097	(iii)	50.16	2/10/2032	4,820	(ii)	204,499	7,092	(i)	300,903

	2/9/2023	—	—		—	—	20,313	(iii)	861,873	16,242	(ii)	689,164

Mr. Wang	2/6/2015	10,225	—		22.32	2/6/2025	—		—	—		—

	2/5/2016	14,513	—		21.06	2/5/2026	—		—	—		—

	2/10/2017	11,550	—		26.56	2/10/2027	—		—	—		—

	2/9/2018	6,942	—		40.29	2/9/2028	—		—	—		—

	2/7/2019	10,479	—		41.66	2/7/2029	—		—	—		—

	2/7/2020	4,828	1,610	(i)	42.71	2/7/2030	—		—	—		—

	2/5/2021	6,020	6,020	(ii)	57.39	2/5/2031	—		—	—		—

	2/10/2022	3,617	10,851	(iii)	50.16	2/10/2032	1,374	(ii)	58,312	2,020	(i)	85,700

	5/5/2022						7,491	(iv)	317,859	—		—

	2/9/2023	—	—		—	—	10,563	(iii)	448,203	8,447	(ii)	358,399

Mr. Huang	2/6/2015	10,149	—		22.32	2/6/2025	—		—	—		—

	2/5/2016	13,772	—		21.06	2/5/2026	—		—	—		—

	11/11/2016	24,423	—		26.98	11/11/2026	—		—	—		—

	2/10/2017	37,258	—		26.56	2/10/2027	—		—	—		—

	2/9/2018	32,543	—		40.29	2/9/2028	—		—	—		—

	2/7/2019	32,754	—		41.66	2/7/2029	—		—	—		—

	2/7/2020	33,672	11,224	(i)	42.71	2/7/2030	—		—	—		—

	2/5/2021	17,915	17,916	(ii)	57.39	2/5/2031	—		—	—		—

	2/10/2022	10,689	32,070	(iii)	50.16	2/10/2032	4,058	(ii)	172,195	5,970	(i)	253,291

	2/9/2023	—	—		—	—	8,126	(iii)	344,775	6,497	(ii)	275,666

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		Option/SAR Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable(1)		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)	(i)		(j)

Mr. Chan	2/7/2020	22,448	7,483	(i)	42.71	2/7/2030	—		—	—		—

	2/5/2021	16,124	16,124	(ii)	57.39	2/5/2031	26,888	(i)	1,140,874	—		—

	2/10/2022	9,644	28,935	(ii)	50.16	2/10/2032	3,660	(ii)	155,313	5,386	(i)	228,534

	2/9/2023	—	—		—	—	9,750	(iii)	413,712	7,797	(ii)	330,807

(1)	The actual vesting dates for unexercisable SARs are as follows:

(i)	Remainder of the unexercisable award vested on February 7, 2024.

(ii)	One-half of the unexercisable award vested or will vest on each of February 5, 2024 and 2025.

(iii)	One-third of the unexercisable award vested or will vest on each of February 10, 2024, 2025 and 2026.

(2)	The actual vesting dates for unvested RSUs are as follows:

(i)	The RSUs vested in full on February 5, 2024.

(ii)	One-third of the RSUs vested or will vest on each of February 10, 2024, 2025 and 2026.

(iii)	One-third of the RSUs vested or will vest on each of February 9, 2024, 2025 and 2026.

(iv)	One-half of the RSUs will vest on each of May 5, 2024 and 2025.

(3)	The market value of each award is calculated by multiplying the number of shares covered by the award by $42.43, the closing price of the Company’s stock on the NYSE on December 29, 2023.

(4)	The awards reported in this column represent PSU awards granted to the NEOs with the following vesting terms:

(i)

PSU awards that are scheduled to vest based on the Company’s achievement of the rTSR performance goal over the January 1, 2022 through December 31, 2024 performance period, subject to the NEO’s continued employment through the last day of the performance period except as otherwise provided for in the underlying equity award agreement upon a qualifying termination of employment. In accordance with SEC disclosure rules, the amount reported for this award is reported assuming target payout. Based on performance, these PSUs will vest in full on December 31, 2024.

(ii)

PSU awards that are scheduled to vest based on the Company’s achievement of performance goals relating to rTSR, commodity cost inflation management and food waste and energy indirect greenhouse gas emission reductions over the January 1, 2023 through December 31, 2025 performance period, subject to the NEO’s continued employment through the last day of the performance period except as otherwise provided for in the underlying equity award agreement upon a qualifying termination of employment. In accordance with SEC disclosure rules, the amount reported for this award is reported assuming target payout. Based on performance, these PSUs will vest in full on December 31, 2025.

Outstanding 2022 Lavazza ESOP Grants at 2023 Year-End

During 2022, the NEOs received one-time PSU awards (the “2022 Lavazza ESOP Grants”) under the equity plans of a joint venture established by the Company and Lavazza (the “Lavazza Joint Venture”). The following table shows the number of the shares of the Lavazza Joint Venture covered by the unvested 2022 Lavazza ESOP Grants held by the Company’s NEOs on December 31, 2023.

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Name	Grant Date	Number of Lavazza Joint Venture Shares That Have Not Vested (#)(1)	Fair Value of Lavazza Joint Venture Shares That Have Not Vested ($)(2)
(a)	(b)	(c)	(d)

Ms. Wat	2/10/2022	1,000,000	1,070,000

Mr. Yeung	2/10/2022	200,000	214,000

Mr. Wang	2/10/2022	400,000	428,000

Mr. Huang	2/10/2022	200,000	214,000

Mr. Chan	2/10/2022	200,000	214,000

(1)

The 2022 Lavazza ESOP Grants granted to the NEOs are subject to both performance-based vesting conditions and the occurrence of a liquidity event, including an initial public offering of the Lavazza Joint Venture which must occur within seven years of the grant date.

(2)

The per share fair value of the 2022 Lavazza ESOP Grants are based on an external valuation of the total enterprise value of Lavazza Joint Venture as at December 31, 2023 and determined on a diluted basis, taking into account of potential shares to be issued under the Lavazza Equity Plans.

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EXECUTIVE COMPENSATION

2023 OPTION/SAR EXERCISES AND STOCK VESTED

The table below shows the number of Company shares acquired during 2023 upon the exercise of Company SAR awards and the vesting of Company stock awards and before payment of applicable withholding taxes and broker commissions. This table does not include any shares acquired upon the exercise or vesting of outstanding YUM equity awards.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
(a)	(b)	(c)	(d)	(e)

Ms. Wat	109,989	6,809,752	336,565	14,403,214

Mr. Yeung	—	—	62,344	2,675,172

Mr. Wang	3,975	185,766	27,035	1,155,643

Mr. Huang	10,707	663,939	59,217	2,537,793

Mr. Chan	—	—	46,772	2,007,288

(1)

This amount includes the number of shares acquired upon the vesting of the 2020 Partner PSUs based on performance during the 2020-2023 performance period and 2021 Annual PSUs based on performance during the 2021-2023 performance period, with the value realized on vesting determined based on the closing price of our common stock on December 29, 2023. This amount also includes the number of shares acquired upon vesting of RSU awards, with the value realized on vesting determined based on the closing price of our common stock on the applicable vesting date.

Nonqualified Deferred Compensation

The Company offers certain executives working in China retirement benefits under the BSRCHLRS. Under this program, executives may make personal contributions, and the Company provides a Company-funded contribution ranging from 5% to 10% prior to 2023, and 10% since 2023 of an executive’s base salary. During 2023, all of our NEOs, except for Mr. Wang, were participants in the BSRCHLRS, and each participating NEO received a Company-funded contribution. Participants may elect a variety of mutual funds in which to invest their account balances under the plan. Additionally, upon termination, participants receive a lump sum equal to a percentage of the Company’s contributions, including investment returns. This percentage is based on a vesting schedule that provides participants with a vested 30% interest upon completion of a minimum of three years of service, and an additional 10% vested interest for each additional completed year, up to a maximum of 100%.

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2023 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
(a)	(b)	(c)	(d)	(e)	(f)

Ms. Wat	—	142,518	—	—	862,858	(4)

Mr. Yeung	—	80,513	—	—	205,650	(4)

Mr. Wang	—	—	—	—	—

Mr. Huang	—	76,220	—	—	648,303	(4)

Mr. Chan	—	60,384	—	—	162,497	(4)

(1)	Amounts in this column reflect registrant contributions to the BSRCHLRS for the NEOs and which are reflected in the 2023 Summary Compensation Table.

(2)

Under the Hong Kong Data Privacy Act, the administrator of the BSRCHLRS is restricted from disclosing individual account balances under the BSRCHLRS, and accordingly, the Company is unable to compile earnings information with respect to the BSRCHLRS. Under the terms of the BSRCHLRS, participants may elect a variety of mutual funds in which to invest their account balances under the BSRCHLRS.

(3)

The amounts reflected in this column are the estimated year-end balances for the NEOs under the BSRCHLRS. Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table in 2022 and 2021: Ms. Wat, $720,206 in 2022, $582,608 in 2021; Mr. Yeung, $125,114 in 2022, $83,893 in 2021; Mr. Huang, $571,977 in 2022, $499,617 in 2021 and Mr. Chan, $102,094 in 2022, $71,240 in 2021.

(4)

This amount represents the aggregate amount of Company contributions, excluding investment returns. See note (3) to this table for further information regarding investment returns with respect to the BSRCHLRS. This amount was denominated in Hong Kong dollars and was converted to U.S. dollars using an exchange rate of 7.83 Hong Kong dollars to U.S. dollars for disclosure purposes.

Potential Payments upon a Termination or a Change in Control

Termination of Employment without a Change in Control. As noted in the CD&A, the Company maintains the Executive Severance Plan, which provides severance benefits to our NEOs upon termination of employment by the Company without cause or, for participants subject to PRC law, termination for any statutory reason and subject to severance pay under PRC law (each, an “Executive Severance Plan Qualifying Termination”). In the event of an Executive Severance Plan Qualifying Termination, the NEO would receive, in lieu of any severance benefits under any other arrangement with the participant (including, without limitation, the Restrictive Covenant Letter Agreements and the Company’s change in control severance plan, provided that in the event of a qualifying termination under the change in control severance plan, the terms of the change in control severance plan will govern), the following severance benefits:

•

Cash severance benefits consisting of the greater of (i) the sum of statutory severance payable under PRC law and an amount equal to five times the participant’s average monthly salary in the 12 months prior to the Executive Severance Plan Qualifying Termination as consideration for compliance with certain restrictive covenants, including covenants

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relating to non-competition as further described below and (ii) the sum of the participant’s monthly base salary plus 1/12 of the participant’s target annual bonus, multiplied by a severance multiple of 24, in the case of the CEO, and 12 for all other participants;

•

Any accrued, but unpaid as of the date of the Executive Severance Plan Qualifying Termination, annual cash bonus for any completed fiscal year preceding an Executive Severance Plan Qualifying Termination; and

•

If the Executive Severance Plan Qualifying Termination occurs on or after June 30, a pro-rated annual bonus for the year of the Executive Severance Plan Qualifying Termination based on actual performance and pro-rated for the employment period during the year.

In the event of a participant’s material breach of a material obligation to the Company pursuant to any award or agreement between the participant and the Company, including a material breach of the restrictive covenants set forth in any offer letter, restrictive covenant or other agreement entered into by the participant with the Company or a determination that an event constituting “cause” has occurred, then the Compensation Committee may (i) terminate the participant’s right to receive payments under the Executive Severance Plan and (ii) seek the recoupment of any payments previously made to the participant under the Executive Severance Plan, including through exercising rights of set-off, forfeiture or cancellation, to the full extent permitted by law, with respect to any other awards, benefits or payments otherwise due to the participant from the Company or any of its affiliates.

The Company is party to Restrictive Covenant Letter Agreements with each NEO. The Restrictive Covenant Letter Agreements include restrictive covenants relating to non-disclosure, non-competition, non-solicitation and non-disparagement, as well as cooperation in investigations and litigation clauses. As consideration for the restrictive covenants, the Company is obligated to pay an amount equivalent to five times the NEO’s average monthly salary upon a termination of employment, other than in the case of a change-in-control-related termination or the NEO’s death. Such amount would be offset by amounts otherwise owed under any other termination-related agreement between the employee and the Company (including the Executive Severance Plan) so that there is no duplication of payments.

The Company’s equity awards provide for pro-rata vesting for terminations due to death, retirement (age 55 and ten years of service or age 65 and five years of service) or involuntary termination by the Company without cause, with PSUs determined based on actual performance. Outstanding equity awards are forfeited upon a termination for cause. If the NEOs’ employment had terminated as of December 31, 2023 without cause or due to death or retirement (in the case of Mr. Huang), they would have been entitled to pro-rata vesting of their outstanding RSUs, SARs and PSUs as follows: Ms. Wat, $4,892,616; Mr. Yeung, $1,936,665; Mr. Wang, $462,416; Mr. Huang, $417,612 and Mr. Chan, $1,544,378, assuming target performance of the PSUs for purposes of this disclosure. As of December 31, 2023, Mr. Huang was retirement eligible. As described above, Mr. Huang’s outstanding equity awards will vest on a pro-rata basis upon the conclusion of the Huang Transition Period (as defined below), based on actual performance with respect to his outstanding PSU awards.

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The below table shows the maximum amount of payments and other benefits that each NEO would have received upon a qualifying termination under the Executive Severance Plan on December 31, 2023 and the Company’s equity award agreements, excluding the 2022 Lavazza ESOP Grants, assuming target performance of the PSUs for purposes of this disclosure, and including dividend equivalent units for RSUs and PSUs.

	Wat ($)	Yeung ($)	Chan ($)	Huang ($)	Wang ($)
Cash Severance	8,550,000	1,680,000	1,134,000	1,371,960	1,140,000
Release Payment	1,413	1,413	1,413	1,413	1,413
Pro-rata Vesting of SARs	—	—	—	—	—
Pro-rata Vesting of RSUs	3,148,587	1,506,342	1,281,753	156,863	285,816
Pro-rata Vesting of PSUs	1,744,029	430,323	262,625	260,749	176,600

TOTAL	13,444,029	3,618,078	2,679,791	1,790,985	1,603,829

Termination of Employment Following a Change in Control. As noted in the CD&A, the Company maintains a change in control severance plan, which provides severance benefits to our NEOs in the event of a termination of employment by the Company without “cause” or by the NEO due to “good reason,” in each case within 24 months following a change in control (a “CIC Qualifying Termination”). Each NEO has executed a participation and restrictive covenant agreement to participate in the Change in Control Severance Plan, which contains restrictive covenants in favor of the Company relating to non-competition, non-solicitation, non-disclosure, and non-disparagement. In the event of a CIC Qualifying Termination under the Change in Control Severance Plan, the NEO would receive, in lieu of any severance benefits under any other arrangement with the participant, the following severance benefits:

•

An amount equal to the “Severance Multiple” multiplied by the sum of (x) such NEO’s monthly base salary in effect immediately prior to a CIC Qualifying Termination (or prior to any reduction for purposes of good reason) and (y) 1/12 of the greater of such NEO’s annual target cash bonus for the calendar year in which the CIC Qualifying Termination occurs and the most recent annual cash bonus paid to the NEO, with such amounts payable over the 12-month period following the NEO’s termination of employment. The Severance Multiple is 30 for the CEO and 24 for each of the other participating NEOs.

•

Any accrued, but unpaid as of the date of the CIC Qualifying Termination, annual cash bonus for any completed fiscal year preceding a CIC Qualifying Termination, to be paid within 60 days of the CIC Qualifying Termination.

•	Accrued benefits under any retirement plan or health or welfare plan.

•

If permitted by the terms of the Company’s health plan and applicable law, continued health insurance coverage, subsidized by the Company at active employee rates, through the earlier of the one-year anniversary of the participant’s termination of employment and the participant becoming eligible for health insurance coverage under another employer’s plan.

•	Outplacement services, in an aggregate cost to the Company not to exceed $25,000, for a one-year period (or, if earlier, until the NEO accepts an offer of employment).

Under the terms of our equity agreements, all outstanding SARs and RSUs would fully and immediately vest following a change in control of the Company if the NEO is employed on the date of the change in control and is involuntarily terminated (other than for cause) on or within two years following the change in control. Under the terms of the outstanding PSU awards, if the NEO is employed on the date of the change in control and resigns for good reason or is involuntarily terminated other than for cause within two years following a change in control, then vesting shall be measured based on the greater of (i) actual performance for the performance period through the date of termination of employment and

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(ii) target performance (provided, however, that if the change in control and termination of employment occur during the first year of the performance period, then performance will be measured based on target performance).

The below table shows the maximum amount of payments and other benefits that each NEO would have received upon a change in control and qualifying termination on December 31, 2023 under the terms of the change in control severance plan and the Company’s equity award agreements, excluding the Lavazza ESOP Grants, assuming target performance of the PSUs for purposes of this disclosure, and including dividend equivalent units for RSUs and PSUs.

	Wat ($)	Yeung ($)	Chan ($)	Huang ($)	Wang ($)
Cash Severance	15,532,500	4,502,400	2,268,000	3,466,192	2,285,367
Continued Health Insurance Coverage	16,348	9,970	15,383	11,675	10,153
Outplacement Services	25,000	25,000	25,000	25,000	25,000
Accelerated Vesting of SARs	—	—	—	—	—
Accelerated Vesting of RSUs	6,190,311	2,283,327	1,709,899	516,970	824,374
Accelerated Vesting of PSUs	3,994,328	990,067	559,341	528,957	444,099

TOTAL	25,758,487	7,810,764	4,577,623	4,548,794	3,588,993

2022 Lavazza ESOP Grants

During 2022, the NEOs received one-time PSUs under the Lavazza Joint Venture established equity plans. Under the terms of the award agreements, in the event the NEO’s employment is terminated following the achievement of the underlying performance goals but prior to the occurrence of a liquidity event, which includes the occurrence of an initial public offering, with respect to the Lavazza Joint Venture by reason of death, disability, retirement, or termination without cause, then the portion of the award associated with the achieved performance goals would remain outstanding and would vest in the event a liquidity event, which includes the occurrence of an initial public offering, with respect to the Lavazza Joint Venture occurs within seven years of the grant date. Assuming that the underlying performance goals and a liquidity event with respect to the Lavazza Joint Venture occurred as of December 31, 2023, the estimated value of the 2022 Lavazza ESOP Grants was as follows: Ms. Wat, $1,070,000; Mr. Yeung, $214,000; Mr. Wang, $428,000; Mr. Huang, $214,000; and Mr. Chan, $214,000.

Huang and Chan Transitions

As described above, the Company and Mr. Huang entered into the Huang Transition Agreement in connection with his retirement, pursuant which Mr. Huang served as Chief Customer Office through December 31, 2023 and, from such date through June 30, 2024 (the “Huang Transition Period”), Mr. Huang will continue to be employed by the Company to work on assigned projects and to facilitate the transition of the Chief Customer Officer role, with a monthly base salary of $25,410, and a target bonus opportunity equal to 30% of his base salary under the Company’s 2024 STI Program ($45,488 pro-rated for his service during the Huang Transition Period), with any payout to be determined based on actual performance. In addition, based on his continued service with the Company through December 31, 2023, Mr. Huang was entitled to a cash bonus under the 2023 STI Program, with the payout determined based on the actual individual performance factor and team factor results for 2023 ($934,060). Mr. Huang’s outstanding equity awards will continue to vest during the Huang Transition Period, and, upon the conclusion of the Huang Transition Period, will vest on a pro-rata basis (based on actual performance with respect to his PSU awards) in accordance with the terms of the underlying award agreements based on his retirement eligibility status (estimated value of $420,244 based on the estimated number of shares subject to awards expected to be outstanding as of the expiration of the Huang Transition Period and assuming target performance for outstanding PSUs). Under the terms of the Huang Transition Agreement, Mr. Huang will not receive any cash severance benefits in connection with his retirement, other than a lump sum amount equivalent to five times of the average monthly base salary in the past 12 months which reflects statutory requirements for reasonable consideration

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EXECUTIVE COMPENSATION

under PRC law, in exchange for his agreeing to be bound by post termination non-competition covenant ($317,583). Mr. Huang also agreed to be bound by covenants relating to non-solicitation, non-disparagement and non-disclosure. In addition, the Huang Transition Agreement provides that Mr. Huang will not be eligible to receive any additional equity awards under the LTI program. If Mr. Huang violates and/or fails to comply with the non-compete or non-solicitation terms in the Huang Transition Agreement, he will be required to pay the Company liquidated damages of three times the amount of such payment.

As described above, the Company and Mr. Chan entered into the Chan Transition Agreement in connection with his separation, pursuant to which Mr. Chan served as Chief Legal Officer through December 31, 2023 and, from such date through February 29, 2024 (the “Chan Transition Period”), Mr. Chan continued to be employed by the Company to provide counsel and advice to the Company’s management on legal matters and assigned projects, with a monthly base salary of $21,000 during the Chan Transition Period. Based on his continued service with the Company through December 31, 2023, Mr. Chan was also entitled to a cash bonus under the 2023 STI Program, with the payout determined based on the actual individual performance factor and team factor results for 2023 ($680,400). Mr. Chan’s outstanding equity awards also continued to vest in accordance with their terms based on his continued service. Any equity awards that remain unvested at the end of the Chan Transition Period will be forfeited. Under the terms of the Chan Transition Agreement, Mr. Chan did not receive any cash severance benefits in connection with his separation, other than a lump sum amount equivalent to five times of the average monthly base salary in the past 12 months which reflects statutory requirements for reasonable consideration under PRC law, in exchange for his agreeing to be bound by post-termination non-competition covenant ($262,500). Mr. Chan also agreed to be bound by covenants relating to non-competition, non-solicitation, non-disparagement and non-disclosure. If Mr. Chan violates and/or fails to comply with the non-compete or non-solicitation terms in the Chan Transition Agreement, he will be required to pay the Company liquidated damages of three times the amount of such payment.

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EXECUTIVE COMPENSATION

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Ms. Wat.

Identification of Median Pay Employee

The Company had more than 430,000 employees as of year-end 2023, and substantially all of them are based in China. Given the nature of its operations, approximately 90% of the Company’s employees were restaurant crewmembers. Approximately 71% of the 392,000 crewmembers worked part-time, approximately 39% of whom attended university at the same time, and were paid on an hourly basis. Our wage rates for crewmembers are determined based on a number of factors, including but not limited to cost of living, labor supply and demand, and competitive market pay rates in the city in which the crewmember works.

We selected December 31, 2023, as the date on which to determine our median employee. For purposes of identifying the median employee from the employee population base (excluding Ms. Wat), we considered the total compensation of all of our employees, as compiled from our payroll records. In addition, we measured compensation for purposes of determining the median employee using December 2023 payroll records. Compensation paid in foreign currencies was converted to U.S. dollars based using an exchange rate of 7.08 for the relevant period.

Using this methodology, our median employee was identified as a part-time crewmember located in a second-tier city in China.

Ratio

For 2023:

•	The annual total compensation of the median employee, as identified above, was $7,115.

•	Ms. Wat’s annual total compensation, as reported in the Total column of the 2023 Summary Compensation Table, was $20,335,792.

•	Based on this information, the ratio of the annual total compensation of Ms. Wat to the median of the annual total compensation of all employees is approximately 2,858 to 1.

In fact, our pay ratio is significantly impacted by the fact that substantially all of our employees are based in China, approximately 71% of our 392,000 crewmembers are employed on a part-time and hourly basis, and typical hourly wages vary between the cities in which our restaurants are located.

The above ratio and annual total compensation amount of the median employee are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. The ratio and annual total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee may vary significantly among companies.

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EXECUTIVE COMPENSATION

To provide supplemental disclosure and not as a substitute for the pay ratio calculated in accordance with SEC executive compensation disclosure rules, we also reviewed the CEO pay ratio excluding the tax reimbursement of $3.6 million in connection with Ms. Wat’s exercise of SARs granted prior to 2018, which represents contractual, legacy tax equalization benefits extended to certain NEOs, including the CEO, by YUM prior to the spin-off. Excluding such amount, the CEO’s 2023 annual total compensation would have been $16,706,971 and the CEO pay ratio for fiscal 2023 would have been 2,348 to 1.

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PAY VERSUS PERFORMANCE

Year (1)	Summary Compensation Table Total for PEO ($) (2)	Compensation Actually Paid (CAP) to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually (CAP) Paid to Non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based on: (4)		Net Income ($ in millions)	rTSR against Constituents of MSCI China Index (%) (6)
					Total Shareholder Return ($)	MSCI China Consumer Discretionary Index Total Shareholder Return ($) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	20,335,792	9,041,796	3,392,452	1,569,060	91	63	827	34.46%

2022	15,892,879	18,178,125	3,577,110	3,947,038	116	74	442	93.65%

2021	16,555,672	6,689,317	3,737,910	2,243,769	105	97	990	33.06%

2020	21,171,578	36,083,539	4,236,753	6,197,764	119	150	784	57.03%

(1)
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402 (v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance
philosophy and how the Company’s executive compensation aligns with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.” Ms. Wat served as the Company’s principal executive officer (“
PEO
”) for the entirety of 2020, 2021, 2022 and 2023 and the Company’s other NEOs for the applicable years were as follows:

•	2023: Andy Yeung, Warton Wang, Johnson Huang and Joseph Chan.

•	2022: Andy Yeung, Joseph Chan, Johnson Huang and Aiken Yuen.

•	2021: Andy Yeung, Johnson Huang, Joseph Chan, Aiken Yuen and Danny Tan.

•	2020: Andy Yeung, Johnson Huang, Danny Tan and Aiken Yuen.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Ms. Wat and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs reported for the applicable year other than Ms. Wat.

(3)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Wat during the applicable year, nor the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Ms. Wat) during the applicable year. A reconciliation of the adjustments for Ms. Wat and for the average of the other NEOs is set forth following the footnotes to this table.

(4)
For each fiscal year, the amount included in the table is the cumulative total shareholder return as of the end of that year, assuming that the value of the investment in our common stock and peer group was $100 on December 31, 2019 and that all dividends were reinvested. Historic stock price performance is not necessarily indicative of future stock price performance.

(5)
The TSR Peer Group consists of the MSCI China Consumer Discretionary Index, which is a free-float adjusted market cap weighted gross total return index, based on MSCI’s Global Investable Market Indexes Methodology, which is the same industry index used for purposes of our Annual Report on Form
10-K.

(6)
As noted in the CD&A, for 2023, our rTSR percentile ranking against the constituents of the MSCI China Index was utilized as a component in the 2023 Annual PSU Awards, and is viewed as the most important measure by the Company to link pay and performance.

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Compensation Actually Paid Adjustments (1)
Year	Summary Compensation Table (SCT) Total ($) (2)	Minus Value of Stock Option/ SAR and Stock Awards Reported in SCT ($) (3)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option/SAR and Stock Awards Granted in Fiscal Year ($) (4)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option/SAR and Stock Awards Granted in Prior Fiscal Years ($) (5)	Plus Fair Value at Vesting of Stock Option/ SAR and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($) (6)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option/SAR and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($) (7)	Minus Fair Value as of Prior Fiscal Year-End of Stock Option/ SAR and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($) (8)	Equals Compensation Actually Paid ($)

Joey Wat

2023	20,335,792	10,000,132	6,436,699	(4,405,524)	—	(3,325,039)	—	9,041,796

2022	15,892,879	9,285,127	8,595,753	2,864,570	—	110,050	—	18,178,125

2021	16,555,672	8,703,924	6,661,504	(7,555,976)	—	(267,959)	—	6,689,317

2020	21,171,578	17,000,087	27,272,183	3,144,165	—	1,495,700	—	36,083,539

Other NEOs (9)

2023	3,392,452	1,500,086	965,547	(864,490)	—	(424,363)	—	1,569,060

2022	3,577,110	1,751,225	1,606,822	500,217	—	14,114	—	3,947,038

2021	3,737,910	1,772,973	1,374,102	(1,160,113)	—	64,843	—	2,243,769

2020	4,236,753	2,750,073	4,376,554	366,674	—	(32,144)	—	6,197,764

(1)	This table excludes any YUM shares received by the NEOs upon conversion of their outstanding YUM equity awards in connection with the spin-off.

(2)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.

(3)
Represents the grant date fair value of the stock option/SAR awards and stock awards granted during the indicated fiscal year as reported in the Summary Compensation Table, computed in accordance with ASC 718. See Note 14 to the Consolidated Financial Statements included in the Annual Report on Form
10-K
for the year ended December 31, 2023 and Note 15 to the Consolidated Financial Statements included in the Annual Report on
Form 10-K
for the year ended December 31, 2022 for further discussion of the relevant assumptions used in calculating the grant date fair value.

(4)
Represents the fair value as of the indicated fiscal
year-end
of the outstanding and unvested stock option/SAR awards and stock awards granted during such fiscal year, computed in accordance with ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. Methodology adopted in calculating the fair value as of the indicated fiscal year-end
is consistent with those used in calculating the grant date fair value and the relevant assumptions reflect the Company’s estimates based on historical data existing on each valuation date.

(5)
Represents the change in fair value during the indicated fiscal year of each stock option/SAR award and stock award that was granted in prior fiscal years and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. Methodology adopted in calculating the fair value

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EXECUTIVE COMPENSATION

as of the indicated fiscal
year-end
is consistent with those used in calculating the grant date fair value and the relevant assumptions reflect the Company’s estimates based on historical data existing on each valuation date.

(6)	Represents the fair value at vesting of the stock option/SAR awards and stock awards that were granted and vested during the indicated fiscal year.

(7)
Represents the change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock option/SAR award and stock award that was granted in prior fiscal years and which vested during the indicated fiscal year, computed in accordance with ASC 718.

(8)
Represents the fair value as of the last day of the prior fiscal year of the stock option/SAR awards and stock awards that were granted in prior fiscal years which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with ASC 718.

(9)	See footnote (1) on page 96 for the non-PEO NEOs included in the average for each fiscal year.
Relationship Between Pay and Performance
As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. A significant portion of the Company’s executive compensation program consists of equity awards, including PSUs, SARs and RSUs. The fair value of equity awards, in particular the PSUs, as of the grant date and each fiscal year-end
is heavily impacted by the Company’s stock price as of the same date, thereby impacting the compensation actually paid as reported. In addition, the Company granted the 2020 Partner PSU Awards, a special PSU award, resulting in a higher Summary Compensation Table total amount reported in 2020.

•	The following graph demonstrates the relationship between compensation actually paid over the period to the PEO and other NEOs, and each of the Company cumulative TSR and Peer Group cumulative TSR.

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EXECUTIVE COMPENSATION

•
The following graph demonstrates the relationship between compensation actually paid over the period to the PEO and other NEOs and rTSR percentile ranking against the constituents of the MSCI China Index.

•	The following graph demonstrates the relationship between compensation actually paid over the period to the PEO and other NEOs and Net Income.

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EXECUTIVE COMPENSATION

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
Below is a list of performance measures, which in the Company’s assessment represent the most important performance measures used by the Company to link compensation actually paid to the NEOs for 2023 to the Company’s performance. As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of the Company for our stockholders.

Most Important Financial Performance Measures
•	rTSR against the constituents of the MSCI China Index
•	Same-Store Sales Growth
•	Adjusted Operating Profit Growth
•	System Net New Builds

100	YUM CHINA – 2024 Proxy Statement

2023 DIRECTOR COMPENSATION

The Company primarily uses stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required as members of the Board. The Nominating and Governance Committee of the Board considers advice from the compensation consultant and reviews and makes recommendations to the Board with respect to the compensation and benefits of directors. The Company’s current director compensation structure was approved by the Board in May 2023 and became effective in June 2023. In May 2023, the Board approved increases to the director compensation program set forth below after considering market data and the input of the Compensation Committee’s independent compensation consultant. The Company’s director compensation structure for 2023 is discussed below.

Employee Directors. Employee directors do not receive additional compensation for serving on the Board of Directors. Please see the 2023 Summary Compensation Table for the compensation received by Ms. Wat during 2023 for her role as CEO of the Company.

Non-Employee Directors Retainer. Our non-employee directors were each compensated with an annual retainer equal to $315,000 (increased from $275,000 in 2022), payable in Company common stock or, if requested by a director, up to one-half in cash. The annual retainers were paid in June 2023 to compensate the directors for their services from June 1, 2023 to May 31, 2024, unless otherwise noted.

Chairman Retainer. In addition to the annual retainer paid to all non-employee directors, the Chairman of the Board (Dr. Hu) received an additional annual stock retainer of $225,000, which had been paid in cash prior to 2023.

Committee Chair and Member Retainer. For 2023, the Chairperson of the Audit Committee (Mr. Bassi) received an additional annual stock retainer of $35,000 (increased from $30,000 in 2022), the Chairperson of the Compensation Committee (Ms. Lu) received an additional annual stock retainer of $25,000 (increased from $20,000 in 2022), the Chairperson of the Nominating and Governance Committee (Dr. Hu) received an additional annual stock retainer of $20,000 (increased from $15,000 in 2022), and the Chairperson of the Food Safety and Sustainability Committee (Mr. Shao) received an additional annual stock retainer of $20,000 (increased from $15,000 in 2022). In addition, beginning in 2023, each member of the Audit Committee (Mr. Shao, Ms. Zhang, and on a prorated basis, Mr. Hoffmann) received an additional annual stock retainer of $17,500, each member of the Compensation Committee (Mr. Ettedgui, Mr. Wang and Ms. Zhang) received an additional annual stock retainer of $12,500, each member of the Nominating and Governance Committee (Mr. Ettedgui, Ms. Lu and Ms. Zhang) received an additional annual stock retainer of $10,000, and each members of the Food Safety and Sustainability Committee (Mr. Bassi and Mr. Ettedgui) received an additional annual stock retainer of $10,000.

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2023 DIRECTOR COMPENSATION

The table below summarizes cash compensation earned by and stock retainers granted to each non-employee director during 2023.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
(a)	(b)		(c)	(d)	(e)

Peter A. Bassi	157,500	(1)	202,500	25,000 (3)	385,000

Edouard Ettedgui	157,500	(1)	190,000	—	347,500

David Hoffmann(4)	—		304,790	—	304,790

Fred Hu	—		560,000	—	560,000

Ruby Lu	—		350,000	—	350,000

Zili Shao	157,500	(1)	195,000	—	352,500

William Wang	—		327,500	—	327,500

Min (Jenny) Zhang	157,500	(1)	197,500	—	355,000

Christina Xiaojing Zhu(5)	—		315,000	—	315,000

(1)	Represents the portion of the annual retainer that Messrs. Bassi, Ettedgui and Shao and Ms. Zhang elected to receive in cash rather than equity.

(2)

Represents the grant date fair value for annual stock retainer awards granted in 2023. Each director received shares of Company common stock determined by dividing the applicable annual retainer by the closing market price of a share of Company common stock on the date of grant, with any fractional shares paid in cash rather than equity.

(3)

Mr. Bassi received an additional award in the amount of $50,000 for his contribution to a project in 2022 at the request of the Board, of which 50% was paid in cash and 50% was paid in stock in June 2023. In accordance with SEC disclosure rules, the portion paid in cash was reported in the “All Other Compensation” column for 2022, while the portion paid in stock is included in the “All Other Compensation” column in 2023.

(4)	Mr. Hoffmann was appointed as a director by the Board in July 2023 and received a prorated director annual retainer for 2023.

(5)	Ms. Zhu was first elected to the Board at the 2023 annual meeting of stockholders.

Stock Ownership Requirements. Although our directors are not subject to the Stock Ownership Guidelines, we nevertheless expect our directors to own a meaningful number of shares of Company common stock, and we have a share retention policy in place for directors. Pursuant to the share retention policy, no director may sell any shares received as director compensation until at least 12 months following the director’s retirement or departure from the Board.

102	YUM CHINA – 2024 Proxy Statement

EQUITY COMPENSATION PLANS INFORMATION

The following table summarizes, as of December 31, 2023, the equity compensation we may issue to our directors, officers, employees and other persons under (i) the Company’s 2016 LTIP, which was approved by YUM as the Company’s sole stockholder prior to the Company’s spin-off from YUM; and (ii) the Company’s 2022 Long Term Incentive Plan approved by its stockholders in 2022 (the “2022 LTIP”).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	10,937,886 (1)	37.16 (2)	28,763,781 (3)
Equity compensation plans not approved by security holders	—	—	—

TOTAL	10,937,886		28,763,781

(1)	Includes 2,466,730 shares issuable in respect of RSUs and PSUs (assuming target performance and including shares issuable under the 2020 Partner PSUs and 2021 Annual PSUs).

(2)	RSUs and PSUs do not have an exercise price. Accordingly, this amount represents the weighted-average exercise price of outstanding SARs and stock options.

(3)

While certain equity awards remain outstanding under the Company’s 2016 LTIP, no future equity awards may be granted under such plan. The number represents the number of Company common stock remaining available for future grants under the 2022 LTIP only. Full value awards granted to the Company’s employees under the 2022 LTIP, including RSUs and PSUs, will reduce the number of shares available for issuance by two shares. SARs granted to the Company’s employees under the 2022 LTIP will reduce the number of shares available for issuance only by one share.

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AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are Peter A. Bassi (Chair), David Hoffmann, Zili Shao and Min (Jenny) Zhang, each of whom are independent within the meaning of applicable SEC regulations, the listing standards of the NYSE and the Hong Kong Listing Rules. For additional information about the members of the Audit Committee, see “Governance of the Company—What are the Committees of the Board?”

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s responsibilities are set forth in the charter. The Audit Committee annually reviews and reassesses the adequacy of its charter and recommends any proposed changes to the Board for approval. The charter is available on our website at ir.yumchina.com.

What are the responsibilities of the Audit Committee?

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls and procedures and disclosure controls and procedures, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function and independent auditors. The Audit Committee has the authority to obtain advice and assistance from independent legal, accounting or other advisors as the Audit Committee deems necessary or appropriate to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

The Audit Committee has sole authority to appoint and replace the independent auditors, and is directly responsible for the compensation of the independent auditors, subject to stockholder approval. The Audit Committee manages the Company’s relationship with its independent auditors, which reports directly to the Audit Committee. Each year, the Audit Committee evaluates the performance, qualifications and independence of the independent auditors. In doing so, the Audit Committee considers whether the independent auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditor.

The members of the Audit Committee meet periodically in separate executive sessions with management (including the Company’s Chief Financial Officer, Chief Legal Officer and Principal Accounting Officer), the internal auditors and the independent auditors, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

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AUDIT COMMITTEE REPORT

What matters have members of the Audit Committee discussed with management and the independent auditors?

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During 2023, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S. and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussions with the independent auditors of matters required to be discussed pursuant to applicable requirements of the PCAOB and the SEC, including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, disclosures related to critical accounting practices, and critical audit matters during the course of the audit. The Audit Committee has also discussed with KPMG matters relating to their independence, including a review of audit and non-audit fees and the written disclosures and letter received from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors’ independence. The Audit Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.

In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee monitored the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee also reviewed and discussed legal and compliance matters with management, and, as necessary or advisable, the Company’s independent auditors.

Has the Audit Committee made a recommendation regarding the Audited Financial Statements for fiscal 2023?

Based on the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Board of Directors, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that it include the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC and the Company’s Annual Report for the year ended December 31, 2023 to be filed with the HKEX.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Peter A. Bassi, Chair

David Hoffmann

Zili Shao

Min (Jenny) Zhang

YUM CHINA – 2024 Proxy Statement	105

ADDITIONAL INFORMATION

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained Morrow Sodali LLC to act as a proxy solicitor for a fee estimated to be $10,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of shares of Company common stock.

How may I elect to receive stockholder materials?

For stockholders of our common stock registered on our U.S. register

Stockholders with shares registered directly in their name who received stockholder materials in the mail may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide stockholders with added convenience, to reduce our environmental impact and to reduce annual report printing and mailing costs.

To elect this option, go to www.computershare.com, click on Login to Investor Center, log in and locate the option to receive Company mailings via e-mail. Stockholders who elect this option will be notified by mail how to access the proxy materials and how to vote their shares on the Internet or by phone.

If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing our transfer agent, Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by logging onto www.computershare.com and following the applicable instructions. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail Computershare Trust Company, N.A.

For stockholders of our common stock registered on our Hong Kong register

We publish annual reports and proxy statements on our website and on HKEX’s website in English and Chinese. Upon your request, we will provide printed copies of proxy materials in English and Chinese.

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I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding,” which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single Notice and, if applicable, this proxy statement and the annual report, to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders or they participate in electronic delivery of proxy materials.

Stockholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Yum China Holdings, Inc., 101 East Park Boulevard, Suite 805, Plano, Texas 75074, or to Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030 People’s Republic of China, Attention: Investor Relations.

May I propose actions for consideration at next year’s annual meeting of the Company’s stockholders or nominate individuals to serve as directors?

Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and proxy card for presentation at the 2025 annual meeting of the Company’s stockholders, the proposal must be received by our Corporate Secretary at our principal executive offices, Yum China Holdings, Inc., 101 East Park Boulevard, Suite 805, Plano, Texas 75074, or Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030, People’s Republic of China, by December 12, 2024. We strongly encourage any stockholder interested in submitting a proposal to contact our Chief Legal Officer in advance of this deadline to discuss the proposal. Stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a proposal does not guarantee that we will include it in our proxy statement.

In addition, our Bylaws include provisions permitting, subject to certain terms and conditions, stockholders owning at least 3% of the outstanding shares of Company common stock for at least three consecutive years to use our annual meeting proxy statement to nominate a number of director candidates not to exceed 20% of the number of directors in office, subject to reduction in certain circumstances (the “Proxy Access”). Pursuant to our Proxy Access bylaw, stockholder nomination of directors to be included in our proxy statement and proxy card for the 2025 annual meeting of the Company’s stockholders must be received by our Corporate Secretary no earlier than November 12, 2024 and no later than December 12, 2024. Stockholders must also satisfy the other requirements specified in our Bylaws. You may contact the Company’s Corporate Secretary at the addresses mentioned above for a copy of the relevant bylaw provisions regarding the requirements for nominating director candidates pursuant to Proxy Access.

Under our Bylaws, stockholders may also nominate persons for election as directors at an annual meeting or introduce an item of business that is not included in our proxy statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting must be submitted in writing to our Corporate Secretary at our principal executive offices, and the stockholder submitting any such nomination or item of business must

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include information set forth in our Bylaws. For the 2025 annual meeting of the Company’s stockholders, we must receive the notice of your intention to introduce a nomination or to propose an item of business no earlier than January 23, 2025 and no later than February 22, 2025, unless we hold the 2025 annual meeting before April 23, 2025 or after June 23, 2025, in which case notice must be received no later than 10 days after notice of the date of the annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs. Stockholders must also satisfy the other requirements specified in our Bylaws. You may contact the Company’s Corporate Secretary at the addresses mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 24, 2025.

Is any other business expected to be conducted at the Annual Meeting?

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the individuals named on the form of proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth and business plans of Yum China, including Yum China’s sustainability goals. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this proxy statement are only made as of the date of this proxy statement, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve

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development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, including the COVID-19 pandemic, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China, and those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the SEC (including the information set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2023) for additional detail about factors that could affect our financial and other results.

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SCAN TO YUM CHINA HOLDINGS, INC. VIEW MATERIALS & VOTE w 101 EAST PARK BOULEVARD, SUITE 805 PLANO, TX 75074 VOTE BY INTERNET Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 a.m. on May 22, 2024 Beijing/Hong Kong time / 11:59 p.m. on May 21, 2024 U.S. Eastern time. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone tele phone to transmit your voting instructions upun til 11:59a.m. on May 22, 2024 Beijing/Hong Kong time / 11:59 p.m. on May 21, 2024 U.S. Eastern time. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V40162-P08484 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY YUM CHINA HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: For Against Abstain 1a. Fred Hu The Board of Directors recommends you vote FOR For Against Abstain ! ! ! proposals 2, 3, 4 and 5. 2. Approval and Ratification of the Appointment of 1b. Joey Wat ! ! ! KPMG Huazhen LLP and KPMG as the Company’s ! ! ! Independent Auditors for 2024 1c. Robert B. Aiken ! ! ! 3. Advisory Vote to Approve Executive Compensation ! ! ! 1d. Peter A. Bassi ! ! ! 4. Vote to Authorize the Board of Directors to Issue Shares ! ! ! up to 20% of Outstanding Shares 1e. Edouard Ettedgui ! ! ! 5. Vote to Authorize the Board of Directors to Repurchase ! ! ! Shares up to 10% of Outstanding Shares 1f. David Hoffmann ! ! ! NOTE: The proxies are authorized to vote in their discretion 1g. Ruby Lu upon such other business as may properly come before the ! ! ! meeting or any adjournment or postponement thereof. 1h. Zili Shao ! ! ! 1i. William Wang ! ! ! 1j. Min (Jenny) Zhang ! ! ! 1k. Christina Xiaojing Zhu ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V40163-P08484 YUM CHINA HOLDINGS, INC. Annual Meeting of Stockholders May 23, 2024 8:00 a.m. (local time) This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Andy Yeung and Pingping Liu, or either of them, as proxies, each with the power to appoint his substitute, revoking all proxies previously given, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Yum China Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. local time, on May 23, 2024, at Kerry Hotel, 38 Hung Luen Road, Hung Hom Bay, Kowloo, Hong Kong and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side